An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

November 20, 2018

Subject to Completion

SMART RX SYSTEMS, INC.

18946 N. Dale Mabry Highway, Suite 102

Lutz, Florida 33548

(813) 284-4233

www.smartrxsystems.com

Offering Amount $50,000,000

($45,000,000 in Shares of Series REG A Non-Voting Preferred Stock

with $5,000,000 in Shares of Class REG A Super-Voting Common Stock

4,500,000 Shares of Series REG A Non-Voting Preferred Stock

with 500,000 Shares of Class REG A Super-Voting Common Stock)

SMART RX SYSTEMS, INC., or the Company, Smart Rx Systems or SRXS, a Florida corporation, is offering, or the Offering, an offering amount of $50,000,000, or the Offering Amount, comprised of $45,000,000 of our Series REG A Non-Voting Cumulative Convertible Secured preferred stock, or the Series REG A, and $5,000,000 of our Class REG A Super-Voting Preemptive Rights Convertible common stock, or the Class REG A, together with the Series REG A, the Offered Shares. The Series REG A, with an expected offering price range of $10.00-$12.00 per share, or the Series REG A Offering Price, has a stated value of $12.50 to $15.00 per share, or the Stated Value, and a redemption value of $12.50 to $15.00 per share, or the Redemption Value. The Company is not required to redeem at Stated Value or any other value based on an instrument. The final pricing shall be determined by our co-managing broker dealers, or the Co-Managers, and us, based upon factors such as ease of marketing and ratio basis versus the Class REG A offered alongside the Series REG A, since the price is arbitrary for this redeemable Preferred. The offering price of the Class REG A, or the Class REG A Offering Price, is expected to be $10.00 per share. The Offered Shares are only available in this Offering. No Offered Shares have been issued in the past. This Offering will terminate on the earliest to occur of: (i) the date on which we sell the Offering Amount of Offered Shares; (ii) any date before the Offering Amount of Offered Shares are sold, subject to the Company’s sole discretion, or (iii) [ ● ], which is 12 months from the date of the qualification of this offering statement. We refer to any of these three dates as the Termination Date. The initial closing, or the Initial Closing, will occur at our Company’s and our Co-Managers’ sole discretion after we have received and accepted purchases from our underwriters, or the Underwriters, and the Co-Managers, that are awaiting release from their escrow or omnibus accounts, as applicable, before the Termination Date. The Company does not intend there to be a minimum amount needed to break escrow, and would break escrow when our Co-Managers believe that their first orders are ready for unified transmission. Following the Initial Closing, we intend to hold additional closings on at least a semi-monthly, monthly or bi-weekly basis, at the discretion of the Co-Manager or Underwriter who is book leader. The final closing, or the Final Closing, will occur when the Offering Amount of Offered Shares are sold. Until the Initial Closing, proceeds for purchases received in cash via wire transfer, electronic funds transfer via ACH, or check deposit will be kept in a separate non-interest-bearing escrow account, or the Escrow Account, held by Chase Bank, N.A., or the Escrow Agent, for the investors participating this Offering, or the Prospective Shareholders. Upon the Initial Closing, and at each subsequent closing until the Final Closing, the proceeds held in the Escrow Accounts will be distributed to us and the Offered Shares will be issued to the investors.  If this Offering does not close for any reason, the proceeds will be promptly returned to investors without interest.

The minimum purchase amount by a Prospective Shareholder in this Offering is 900 shares of Series REG A in conjunction with 100 shares of Class REG A, which equals an aggregate amount of $10,000, or the Minimum Purchase Amount. Each individual investment shall maintain a 9:1 ratio on the purchase of Series REG A and Class REG A. However, we can waive the Minimum Purchase Amount in our sole discretion. We may accommodate large purchases over $500,000 by allowing all the sale to be Series REG A, and thereby offering the corresponding amount of Class REG A to be separately sold. Such Class REG A would be reserved to be sold to purchasers that desired to purchase less than $10,000 cumulatively. We may also allow reductions in the Selling Commissions and accountable to purchases over $200,000.

On or after the Final Closing of this Offering, we plan to apply for listing on a national securities exchange such as the NYSE American, the NASDAQ Capital Market and the Chicago Stock Exchange, or the CHX, or the Planned Listing.

We plan to apply for the Planned Listing on or shortly after the Final Closing, if by that time we have entered into any agreement with any owners of large numbers of medical office buildings, retail chain stores, or other new multi-Kiosk customers, with whom we have had non-definitive conversations and meetings, because we believe entering into such agreement may represent more than 100 Kiosk installations over the next year, and such revenue and corresponding asset base would provide financial support to our Planned Listing and subsequent shareholder support. However, if we have not entered into any of such agreement by the end of this Offering, we plan to apply for the Planned Listing in approximately fifteen (15) months after the Final Closing of this Offering, in conjunction with a planned initial public offering or registered public offering, or the Planned IPO/RPO.

At the time of the Planned Listing, we plan to convert all the then outstanding classes of common stock of the Company into one class of common stock, the Planned Listing Shares or the PLS. At the time of the Planned IPO/RPO, we plan to convert all the then outstanding Preferred Stock of the Company into one series of Preferred Stock, the Planned Listing Preferred Shares or the PLPS. The conversion of shares will be in accordance with the conversion rights associated with their respective class or series. However, we cannot guarantee that we will be able to apply for or succeed in listing all or any of our PLS and PLPS on a national securities exchange such as the NYSE American, the NASDAQ Capital Market or the CHX.

Shares of Series REG A are expected to be redeemed by available proceeds to the Company from the Planned IPO/RPO. If the shares of Series REG A have not been fully redeemed with the available proceeds from the Planned IPO/RPO, the remaining shares of Series REG A are planned to be converted to PLPS and listed on a national securities exchange such as the NYSE American, the NASDAQ Capital Market and the CHX.

Each share of Class REG A is expected to be converted into 5 shares of PLS to be listed on a national securities exchange such as the NYSE American, the NASDAQ Capital Market and the CHX, if at all.

We have engaged [ ● ], [ ● ], and [ ● ], all of whom are registered broker-dealers and members of the Financial Industry Regulatory Authority, or FINRA, as our Underwriters and Co-Managers, to manage the Offering and offer the Offered Shares to Prospective Shareholders on a best efforts basis. The Underwriters and Co-Managers may form a syndicate of other experienced registered broker-dealers and investment banks whom are also regulated by FINRA, to act as sub-agents or selected dealers, or the Selected-Dealers, to offer our shares to Prospective Shareholders as it determines in connection with this Offering. We also intend to engage a number of registered investment advisory firms, or the RIAs, licensed either with the United States Securities and Exchange Commission, or the Commission, or individual states, to offer our Offered Shares. The compensations received by the Underwriters and Co-Managers and the RIAs are different. Please see the section entitled “PLAN OF DISTRIBUTION” of this Offering Circular for additional information.

We plan to offer the Series REG A and Class REG A simultaneously in this Offering. All the Offered Shares will only be offered after this offering statement is qualified by the Commission. During the Offering, if any amendments to this offering statement are needed in order to maintain qualification status of this offering statement, we may temporarily halt the sales of the Offered Shares while we continue our marketing efforts until this offering statement regains qualification.

We expect to commence the sale of Offered Shares as of the date on which the offering statement of which this Offering Circular is a part is declared qualified by the Commission, and it will terminate on the earliest to occur of: (i) the date on which we sell the Offering Amount of Offered Shares; (ii) any date before the Offering Amount of Offered Shares are sold, subject to the Company’s sole discretion, or (iii) [ ● ], which is 12 months from the date of the qualification of this offering statement. We refer to any of these three dates as the Termination Date. We may, however, terminate the Offering at any time, and for any reason. There is no public trading market for shares of our REG A Preferred or Class REG A at the time of this Offering.

	Price to Public		Underwriters and Co-Managers Commissions and Discounts (1)(2)		Proceeds to Company (2)(3)		Proceeds to Other Persons (4)

Per Offered Preferred Share:	$	[ ● ]	$	[ ● ]	$	[ ● ]	$	[ ● ]
Per Offered Common Share:	$	[ ● ]	$	[ ● ]	$	[ ● ]	$	[ ● ]
Offering Amount:	$	[ ● ]	$	[ ● ]	$	[ ● ]	$	[ ● ]

(1) We will pay the Underwriters and Co-Managers sales commissions equal to [ ● ]% of the gross offering proceeds received as a result of sales of Offered Shares by the Underwriters and Co-Managers, or the Selling Commissions, including Offered Shares purchased by an account of the Underwriters and Co-Managers, and a fee equals to [ ● ]% of the gross proceeds of the offering, or the Underwriters and Co-Managers Fee. We will also pay the Underwriters and Co-Managers a non-accountable expense reimbursement of up to [ ● ]% of the gross offering proceeds, and an accountable expense reimbursement of up to [ ● ]% of the gross proceeds for fees related to their clearing and facilitation services. This table does not include an accountable expense reimbursement of up to $[ ● ] for filing and legal fees incurred by our Underwriters and Co-Managers. Please see the section entitled “PLAN OF DISTRIBUTION” of this Offering Circular for additional information.

(2) We will be responsible for paying organizational and offering expenses, or the O&O Expenses. We anticipate that the O&O Expenses will be approximately $[ ● ] if the Offering Amount is sold (approximately [ ● ]% of the Offering Amount).

(3) Does not include expenses of the offering, including the [●] Fees, legal and accounting expenses, costs of blue sky compliance and fees to be paid to ClearTrust, LLC, or our Transfer Agent, and expense reimbursements to the Underwriters and Co-Managers. Aggregate offering expenses payable by us, excluding the Selling Commissions, Underwriters and Co-Managers Fee and reimbursements, are estimated to be approximately $[ ● ] if the Offering Amount is sold.

(4)  We have also agreed to reimburse accountable expenses to our Underwriters and Co-Managers. We have also entered into a [ ● ] agreement with [ ● ] to post our offering materials on its website, www. [ ● ], from which we will conduct this Offering. We have agreed to pay fees [ ● ] to [ ● ] as compensation for its services in this Offering. The fees total [ ● ]. Please see the section entitled “PLAN OF DISTRIBUTION” of this Offering Circular for additional information.

Tier II, Regulation A Offering. This is a Tier II, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

Non-natural persons include, but are not limited to, corporations, partnerships, limited liability companies, trusts, organizations, funds and family offices.

An investment in the Offered Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 6.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.  THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the offering circular format described in Part II of Form 1-A.

SUMMARY

This summary of the Offering Circular highlights material information contained elsewhere in this Offering Circular.  Because it is a summary, it may not contain all of the information that is important to your decision of whether to invest in the Offered Shares.  To understand this offering fully, you should read the entire Offering Circular carefully, including the Risk Factors section.  The use of the words “we,” “us,” “our Company,” “Smart Rx Systems,” “SRXS” or “our” refers to Smart Rx Systems, Inc., and its predecessors, except where the context otherwise requires. The term “Articles of Incorporation” refers to the articles of incorporation of Smart Rx Systems, and its first and second amendments to the articles of incorporation. The term “Bylaws” refers to the bylaws of Smart Rx Systems. The term “Governing Documents” refers to the Articles of Incorporation and Bylaws.

General

Smart Rx Systems, Inc., the Company, Smart Rx Systems or SRXS, is a technology company with custom and proprietary technologies, and a management company providing pharmacy related services at the point-of-care, or the POC, via The Smart PharmAssist™ Kiosk, or the Kiosk, a trademarked automated medication management system that dispenses medication-on-demand. Our technology was designed and developed to provide access to a live pharmacist for counseling and medication therapy management via video conferencing technology in the Kiosk, and we provide mail order prescriptions as a follow-on service to customers. Each location we utilize our Kiosk is licensed as a pharmacy, and is in full compliance of U.S. Food and Drug Administration, or the FDA, and other federal and state regulations. Based on the robotic prescription fulfillment steps, public surveys and our patient interaction and active response, we believe our Kiosk performs all functions more efficiently than a traditional retail pharmacy.

Our fully licensed pharmacy locations dispense medication-on-demand at the POC, unlike retail pharmacies, utilizing a proven robotic prescription dispensing system platform to lower the risks, costs and time in developing and manufacturing a new technology device. Our Kiosk’s features include prescription verification, automated pill counting, automated filling of vials, automated vial capping, barcode reader, biometrics, facial recognition, automated labeling, medication image capture, automated climate control, consultation with an on-site or remote-by-video licensed pharmacist, backend data collection, automated remote insurance verification processing, reimbursement, printing medication instructions and labeling each vial.

We have partnered with a global automated pharmacy robotics manufacturer, or GAPRM, ScriptPro USA, Inc., or ScriptPro, who manufactures the Kiosks at its expenses, installs its portion of the Kiosk, maintains its portion of the Kiosks, and leases the Kiosks either to us, or directly to our customers, who currently are owners of medical office’ buildings, multi-physician’ practices’ offices, and free-standing “brick and mortar” traditional pharmacies, and for potential customers in the foreseeable future that are retailers, or hospitals or clinics, which has provided us with a rapid entry into the market, because we believe there is no better place to compete that at the POC as outlined below in Growth Strategy. While the Kiosk could be deployed in assisting living, rehabilitation or nursing facilities, we do not believe they would be profitable segments of the marketplace during the next few years, and do not plan to enter those types of facilities from the proceeds of this Offering. Our Kiosks are currently deployed in pharmacies which we own, within or adjacent to physicians’ offices, and medical office buildings. We have not yet commenced installations of the Kiosks into retailers, hospitals or clinics, which we plan to conduct subsequent to the receipt of proceeds from this Offering, due to the capital requirements involved with larger facilities and multiple locations of retailers. These retailers with hundreds or thousands of locations, and large hospitals, require either significant installation costs and initial inventory investment or larger capacity Kiosks which we must develop, both of which would depend upon the availability of proceeds from this Offering, or alternative financing. We have developed significant expertise within our existing installations and communications with larger facilities and in developing our Kiosks.

Our Kiosk is a “Pharmacy-in-a-Box,” which is an entirely automated system with override capability to manually control the dispensing of medication by a pharmacist. The current model has the capacity to dispense at least 225 different types of medications with approximately 70 prescriptions filled of each type of the 225 medications, totaling 15,750 prescriptions and over-the-counter, or the OTC, medications. We refill the bins as required at varying time intervals. Each Kiosk notifies us of each prescription filled and we track the inventory daily to maintain adequate inventory availability. Our Kiosks allow access to 24-hour pharmacists and retail pharmacies almost everywhere, which extend the reach of pharmacies without the limitation of time, distance, language, or costs of traditional pharmacies.

Our Kiosks are leased directly from the GAPRM or its affiliates by physicians or medical facilities, or to us. We contract with each of our customers, and where we are the lessee of the Kiosk, we collect the lease payment from our customer as part of our contract. We buy and own the inventories in our Kiosks. The physicians or medical facilities then hire us with both recurring and one-time fees to operate, manage and perform all pharmacy related services and activities at the POCs. Each POC location has one or more of our Kiosks, pharmacy management software, and on-site or remote-by-video licensed pharmacists and pharmacy technicians to verify prescriptions and provide counseling to the patients, or via video conference, if requested.

The Kiosks are currently installed at the POCs to provide convenience to patients. Physicians send the prescriptions electronically to our Kiosks, where the prescription is received, verified and processed by an on-site technician or pharmacist located at the Kiosk or a remote technician or pharmacist, and the prescription will be automatically filled and dispensed in approximately two minutes.

1

Our Company was incorporated in 2013 by Mr. Sandeep Mathow. Our future headquarters are located at 2273 Lee Road, Winter Park, Florida 32789, where we own a building of approximately 9,000 square feet. We are renovating the building prior to its planned utilization as a headquarter facility in 2019. We also lease an office of approximately 2,500 square feet at 18946 N. Dale Mabry Highway, Suite 102, Lutz, Florida 33548 as our operational and financial office in Lutz, Florida, which is located in the suburban area of Tampa. We employ approximately 18 employees as of the date of this Offering Circular. In addition to the 18 employees, we also employ 4 part-time employees and 3 of them are long-term independent contractors.

Growth Strategy

We have achieved growth in net sales since our inception in 2013. Net sales grew to about $639,000 for the fiscal year ended December 31, 2017, a 64.95% increase over fiscal year ended December 31, 2016. The growth trend continues with our unaudited revenues for the six-month period ended June 30, 2018 were approximately $585,000, and our cash position for the same period was approximately $2,101,800. Our operating loss was approximately $837,220, for the same period, mainly due to an increase in payroll and related compensation of consultants, new employees for new Kiosks recently brought on line, as well as wages paid for the first time in 5 years to our CEO and CFO, and expenses related to this Offering. Therefore, our net loss for the period was approximately $1,122,000. Our strategy is to grow our Company through: (a) adding more locations of pharmacies that utilize our Kiosks; (b) adding more compounding and formulating pharmacies; (c) adding more Smart Rx MedSpas®; (d) adding retail chain store locations; (e) adding acquisitions of existing pharmacies to convert to our business model; (f) adding acquisitions of existing licenses which will enable us to select new locations; (g) adding acquisitions of vertical and horizontal products’ manufacturers and services providers that would lower our costs and provide more value for our locations and medical clients who lease our equipment and software and employ our services; and (h) traditional growth management methods.

Key elements of our growth and product strategy are to:

Continue to offer efficient and reliable products and services addressing identifiable market trends. Smart Rx Systems has continued to improve its products and services to keep pace with a changing and growing market place. This strategy allows us to grow our customer base as well as maintain existing customers.

Leverage market trends towards our technologies and services. Our technology was designed and developed to provide access to a live pharmacist for counseling and medication therapy management, whether on-site at the location of the Kiosk, or via video conferencing technology in the Kiosk, as well as mail order prescriptions as a follow-on service to our customers. We believe there is no better place to compete than at the POC, whether in multi-physicians’ offices, in medical buildings where there are many such multi-physician offices of differing types of practices, or in the future as funds are available, to enter the markets represented by clinics, hospitals, assisted living or nursing facilities, rehabilitation and dementia and Alzheimer’s facilities, smaller rural community regional supermarket or retail stores, or large national chain stores that have not competed for their customers’ prescriptions or refill business as a convenience to their other shopping needs at their stores. While we currently believe that nursing, assisted living homes and dementia and Alzheimer’s facilities would not be profitable versus the costs of entry, they will eventually realize the incremental revenue generation capability of utilizing Kiosks rather than higher cost private pharmacies, eliminating delivery needs, and adding a profit-center to their operations.

Expand our service channels and covered areas. Although we have an established distribution channel for our products and services in Florida, we believe it is necessary to substantially expand our distribution channels to drive sales and profitability. Currently, all our revenues from operations are earned, accrued and collected in Florida and Texas. All the assets we currently own are in Florida and Texas, and virtually all expenses we expend related to Kiosk installations in the near term will be spent within Florida and Texas. We installed Kiosks in Texas and Florida during 2017 and early 2018, and we expect to install more in those states as well as Illinois and Louisiana in 2018. By 2019, we expect to install Kiosks in up to 15 additional states. By the end of 2018, we expect to develop a mail-order prescription facility licensed in most of 50 states and all 50 states in 2019. We are working on sterile compounding facilities which can manufacture specialty products for our proprietary Weight Loss and Wellness programs and other products as needed.

All our future management contracts related to Kiosk installations are expected to be structured for locations not currently under engagement with any of our officers or directors, or their affiliates. Coincident with these management contracts, we may make direct secured investments into some joint ventures, majority owned subsidiaries and special purpose entities formed specifically for each such engagement to further our profit potential. We expect each management agreement we engage in would conform to predominantly the same terms, conditions and compensation, and be consistent with, or less than, any competitive management contract. This captive revenue stream is an important source of near term revenue enabling our expansion.

Competitive Advantages

We partnered with one of largest robotic kiosk manufacturers with experience—especially in pharma inventory control and dispensing.

Smart Rx Systems does not need to create a new market as demand exists now for solutions. Less sophisticated kiosks and robotic systems are in broad use worldwide, manufactured both by our partner as well as several other leading robotic companies.

2

Partnered with successful pharmacy entities to accelerate access into markets and expedite commercialization. The proceeds from this Offering could also help to expand and further license what our partners are currently achieving so that we can operate regionally, and maybe nationally after this Offering.

Manufacture and infrastructure risk mitigation: eliminate costs of developing cloud infra structure, development of back end management software, costs of material inventory purchases, and high costs of hardware and software maintenance by our partnership.

The Smart PharmAssist™ Kiosk Advantages compared with traditional pharmacies:

•	Access Pharmacy services 24/7

•	Interactive and User friendly

•	Secure & HIPAA Compliant

•	Available at the POC and Retail Locations

•	No long waiting times and private transactions

•	Fills medication in 2 minutes or less

•	Offer mail order medication services for prescription refills

•	Improve accuracy of dispensing from 94.5% of Average Current Pharmacies to 99.8% of the Kiosk

•	Improve customer satisfaction and increase medication adherence

•	Allow pharmacists to concentrate on medication therapy instead of counting pills

Securities Offered

Our Company is authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, or our Common Stock, and 50,000,000 shares of preferred stock, $0.0001 par value per share, or our Preferred Stock. As of the date of this Offering Circular, we have 723,000 shares of Common Stock outstanding to approximately 29 common shareholders, or the Common Shareholders, and 2,536,000 shares of Preferred Stock outstanding to approximately 28 preferred shareholders, or the Preferred Shareholders.

We are offering an Offering Amount of $50,000,000 comprised of $45,000,000 of our Series REG A, and $5,000,000 of our Class REG A. The Series REG A, with an expected offering price range of $10.00-$12.00 per share, has a Stated Value of $12.50 to $15.00 per share, and a Redemption Value of $12.50 to $15.00 per share. The offering price of the Class REG A is expected to be $10.00 per share.

The Minimum Purchase Amount by a Prospective Shareholder in this Offering is 900 shares of Series REG A in conjunction with 100 shares of Class REG A, which equals to an aggregate amount of $10,000. Each individual investment shall maintain a 9:1 ratio on the purchase of Series REG A and Class REG A. However, we can waive the Minimum Purchase Amount in our sole discretion. We may accommodate large purchases over $500,000 by allowing all the sale to be Series REG A, and thereby offering the corresponding amount of Class REG A to be separately sold. Such Class REG A would be reserved to be sold to purchasers that desired to purchase less than $10,000 cumulatively. We may also allow reductions in the Selling Commissions to purchases over $200,000.

While there is no limitation on the maximum amount that an investor may purchase, our Company reserves the right, in its sole discretion, to reject any purchase, in whole or in part, for any reason. If, at the Initial Closing, we have sold less than all the Offered Shares, we will hold one or more additional closings for additional sales, up to the total number of Offered Shares, through the Termination Date. This Offering will terminate on the earliest to occur of: (i) the date on which we sell the Offering Amount of Offered Shares; (ii) any date before the Offering Amount of Offered Shares are sold, subject to the Company’s sole discretion, or (iii) [ ● ], which is 12 months from the date of the qualification of this offering statement. We refer to any of these three dates as the Termination Date. Until the Initial Closing date, proceeds for orders for shares received in cash via wire transfer, electronic funds transfer via ACH, or check deposit will be kept in a separate non-interest-bearing Escrow Account and held by the Escrow Agent. Upon the Initial Closing of this Offering, which shall be subject to the discretion of the Underwriters, the Co-Managers and the Company and after the commencement of this Offering, the proceeds held in the Escrow Account will be distributed to our Company and the Offered Shares will be issued to the new shareholders. If this Offering does not close for any reason, the proceeds from this Offering will be promptly returned to investors without interest.

We are offering the Series REG A and Class REG A simultaneously in this Offering.

3

The Offering will commence within 48 hours of qualification of this offering statement. If we file a material amendment, such as a Form 1-K annual report, to this offering statement, which may trigger requalification requirement by the Commission, the Company will halt sales until requalification of the offering statement. However, during the period of such voluntary halt, the Company will continue marketing efforts through the Underwriters and Co-Managers.

Book Value of our Common Stock

Based upon 723,200 and 723,200 shares of super-voting Common Stock outstanding on December 31, 2017, and June 30, 2018, respectively, our board of directors, or the Board, and management determined the pre-offering Book Value of our Company, or the Book Value, to be $6,657,541 cumulatively, or $9.21 per share for the fiscal year ended December 31, 2017, and $5,545,309 cumulatively, or $7.66 per share for the 6-month period ended June 30, 2018. If the full amount of $5,000,000 of the Offered Class REG A Common Shares are sold in this Offering, our pro-forma Book Value per Common Share would be $9.04, and our pro-forma total Book Value would be $11,057,541. If an amount of $2,500,000 of the Offered Class REG A Common Shares are sold in this Offering, our pro-forma Book Value per Common Share would be $9.10, and our pro-forma total Book Value would be $8,857,541. If an amount of $1,000,000 of the Offered Class REG A Common Shares are sold in this Offering, our pro-forma Book Value per Common Share would be $9.16, and our pro-forma total Book Value would be $7,537,541.

 Summary Use of Proceeds

We anticipate that if we sell the Offering Amount we will receive approximately $44,000,000 in net proceeds from this Offering. If we sell $25 million of Offered Shares, we will receive approximately $ 22,050,000 in net proceeds from this Offering. If we sell $10 million of Offer Shares, we will receive approximately $ 8,650,000 in net proceeds from this Offering.

Purchasers in this Offering will become our REG A Common Shareholders and REG A Preferred Shareholders, or collectively the REG A Shareholders, with respect to their ownership of the Offered Shares. Upon the purchasers’ receipts of Offered Shares purchased in this Offering, they will be bound by our Bylaws and Articles of Incorporation. Our Bylaws and Articles of Incorporation, as amended, govern the various rights and obligations of our shareholders, including the REG A Common Shareholders and REG A Preferred Shareholders.

Management

Board of Directors

Subject to our shareholders’ rights to consent to certain transactions as provided under the Florida Business Corporation Act, or the FBCA, the business and the property of our Company shall be managed and controlled by the Board. Our Bylaws and Articles of Incorporation provide that the number of directors of our Company shall be between 2 to 9. For the last 4 years, our Company has benefited from a tightly controlled, small Board led by Mr. Sandeep Mathow. As of the date of this Offering Circular, our Board consists of our Chairman, Mr. Sandeep Mathow, Vice Chairman, Mr. Santu Rohatgi, an advisor, ASG, to the Board since 2014, and another advisor, Dr. Priti Patel, to the Board since 2014, or each an Advisor, collectively, the Advisors. In connection with this Offering, our REG A Shareholders will be entitled to elect a member to our Board, or the REG A Representative Director, at the end of the Offering. ASG CAPCO Corporation, or ASG, has served as an advisor to our Board since 2014. Mr. Michael Scillia, who is our Corporate Secretary, is the designated advisor to the Board by ASG, or the ASG Designated Advisor. We do not intend to add any additional directors until the completion of this Offering.

Officers

The Board has the authority to select the officers of our Company. Under our Bylaws, the officers of the corporation may be a president (who shall be a director), one or more executive vice-presidents, a secretary, a treasurer, and such other officers as may from time to time be elected or appointed by the Board, including such additional vice-presidents with secretaries and assistant treasurers as may be determined by the Board. In addition, the Board may elect a chairman of the Board, or Chairman, and may also elect an executive chairman and vice-chairman, each of whom must also be a director, or may elect such positions as officers of the corporation, but the Chairman, Executive Chairman or Vice Chairman need not be officers as well as Directors. Any two or more offices may be held by the same person, except that the offices of president and secretary may not be held by the same person. In its discretion, the Board may leave unfilled any office except those of Chief Executive Office, or the CEO, or Chairman, treasurer and secretary. Our officers are: (i) Sandeep Mathow, Chairman of the Board and CEO; (ii) Santu Rohatgi, Vice-Chairman of the Board, Chief Financial Officer, or CFO, and Treasurer; (iii) Frank W. Waters, Controller; and (iv) Michael Scillia, Corporate Secretary and ASG Designated Advisor to our Board.

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Our Board appoints the officers; however, the CEO shall have, subject to the supervision and direction of the Board, the power to appoint and discharge agents and employees, and the powers vested in hiring the Board, by law or by these By-Laws, or which usually attach or pertain to such office. Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by the Board. Each officer is required to perform such duties as are provided in the Bylaws or as our Board may from time to time determine. Any officer may be removed by our Board upon a super-majority vote whenever, in its judgment, the best interests of our Company would be served thereby. The CEO shall have, subject to the supervision and direction of our Board, general supervision of the business, property and affairs of our Company, including the power to appoint and discharge agents and employees, and the powers vested in hiring our Board, by law or by these By-Laws, or which usually attach or pertain to such office.

Summary Risk Factors

An investment in our Offered Shares involves a number of risks. See “RISK FACTORS,” in this Offering Circular. Some of the more significant risks include:

●	We have a limited operating history of approximately five (5) years, and have generated limited revenues of approximately $1,810,341 from our operations. There is no assurance that we will be able to successfully achieve our profit objectives.

●	We have not yet generated significant revenues. We made our assumptions of development based on our current status of sources of revenues and our business, which is no guarantee for generation of revenues.

●	We may not be able to successfully operate additional acquisitions and integrate related investments into our business, which could adversely affect our investment returns materially.

●	We depend on a manufacturer exclusively to provide us with our Kiosks. Disruption of our supply chains could adversely affect our business.

●	This is a fixed price offering and the Offering Price may not accurately represent the current value of us or our assets at any particular time. Therefore, the Offering Price may not be supported by the value of our assets at the time of your purchase.

●	Our Board and management has broad discretion on managing the Company and taking corporate actions for the benefit of the business of the Company, which may sometimes subject the shareholders’ rights to adverse impact.

●	An investment in our Offered Shares is a speculative investment and, therefore no assurance can be given that you will realize your investment objectives. A Prospective Shareholder could lose all or a substantial portion of its investment.

●	There has been no active public market for our Common Stock and Preferred Stock prior to this Offering, and an active trading market may not be developed or sustained following this Offering, which may adversely impact the market for shares of our Common Stock and Preferred Stock and make it difficult to sell your shares.

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Reporting Requirements under Tier II of Regulation A

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A.  We will be required to file:  an annual report with the Commission on Form 1-K; a semi-annual report with the Commission on Form 1-SA; current reports with the Commission on Form 1-U; and a notice under cover of Form 1-Z.  The necessity to file current reports will be triggered by certain corporate events.  Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information.  Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements.  Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular.  The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance.  Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our Offered Shares is highly speculative and is suitable only for persons or entities that are able to evaluate the risks of the investment.  An investment in our Offered Shares should be made only by persons or entities able to bear the risk of, and to withstand the total loss of, their investment.  Prospective investors should consider the following risks before making a decision to purchase our Offered Shares. To the best of our knowledge, we have included all material risks to investors in this section.

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Risks Related to Our Company

We have a limited operating history of approximately five (5) years, and have generated limited revenues of approximately $1,810,341 from our operations. There is no assurance that we will be able to successfully achieve our profit objectives.

We were incorporated in 2013. We have limited history of operations and, accordingly, limited performance history to which a potential investor may refer in determining whether to invest in us. We also have generated limited revenues of approximately $1,810,341 from our operations. While we will engage in this Offering to raise capital, we will nonetheless have limited capitalization. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by new ventures, including our reliance on our management and our key personnel and affiliates and other factors. We are confident that our management will select profitable, relatively risk adverse development strategies. However, there is no assurance that any attempts by our management to reduce the potential risks for our company to incur losses will be successful. A significant financial reversal for our management or its affiliates could adversely affect the ability of our management to satisfy its obligation to manage our company.

Additionally, because we are a company with limited previous operating history, it may be more difficult for us to raise reasonably priced capital than more established companies, many of which have established financing programs. Accordingly, we may not be able to retain sufficient cash flow from operations to repay our debt, satisfy our operational requirements, pay dividends to our shareholders and successfully execute our growth strategy. We will need to raise additional capital for these purposes, and we cannot assure you that a sufficient amount of capital will be available to us on favorable terms, or at all, when needed, which would materially and adversely affect us.

Our success is subject to the problems, expenses, difficulties, complications, delays frequently encountered in expanding any business, its operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company could sustain losses in the future. There is no assurance that we will be able to successfully achieve our profit objectives.

We are dependent on the operating experience of our management and key personnel for our success.

We rely on our directors, officers, key contractors, advisors and future employees for our management and implementation expertise to achieve our goals. In our past five (5) years of growth and development, these persons’ and companies’ incentives were all stock based rather than cash compensation based. If such stock-based compensation and incentives are predominantly used in the future instead of cash compensation, some of those individuals we rely upon may not devote as much of their time to our business plans, which may adversely affect us.

Our current existing Original Common Shareholders, Class A, Class A+ and Class AA Common Shareholders will be holding significant amount of the ownership of the equities of our Company.

As of the date of this Offering Circular, our existing Original Common Stock, Class A Common Stock and Class A+ Common Shareholders own 100% of our Company’s outstanding Common Stock and Preferred Stock. Only a small number of the Common Shares are being offered in this Offering, as 90% of the equities offered in this Offering are Preferred Shares. Once the Offering Amount is sold, the Original Common Shareholders, the Class A Shareholders and Class A+ Shareholders will own approximately 59% of our outstanding voting Common Stock, and our Class REG A shareholders will own approximately 41% of our outstanding voting Common Stock. Therefore, REG A Common Shareholders may not materially influence the votes of the shareholders of the Company, but their REG A Representative Director may influence the Board’s decisions and voting.

Management believes that the Prospective Shareholders participating in this Offering can influence the Board’s decisions by having a REG A Representative Director on the Board. Therefore, until we redeem all the Series REG A, such REG A Shareholders shall be entitled to nominate and elect a qualified person to be a director of the Board.

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Our Board and management has broad discretion on managing the Company and taking corporate actions for the benefit of the business of the Company, which may sometimes subject the shareholders’ rights to adverse impact.

Shareholders, whether existing or new shareholders in this Offering, will not have the opportunity to evaluate any material acquisition of pharmacies, licenses or equipment prior to our purchases. Prospective Shareholders will rely solely on our management, including management to be hired with proceeds of this Offering, to manage our Company and its strategies and growth, which has broad discretion to invest our capital and make decisions regarding how to best deploy our services and our Kiosks. Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks for an investor. In addition, our Board may approve changes to our policies without the investors’ approval, since the REG A Designated Director will be one of the directors on the Board. Our Board and management may take corporate actions that would negatively impact our shareholders for the benefit of our business, such as business relationships with our vendors. Such circumstances could arise in any company striving to expand its revenues, suppliers and customers quickly, although we have no current plans on taking any corporate actions that may harm the shareholders’ benefits. However, Florida law provides that special votes of at least 25% of all shareholders entitled to vote on certain types of corporate actions may force the majority of shareholders, the other 75%, to hold a special voting meeting to consider such actions before implementing them. As the REG A Shareholders will have a Representative Director on the Board, we believe the risk aforementioned is lowered, and it also demonstrates our intention to act equitably toward all our Shareholders.

Risks Related to Our Business and Strategies

We may not be able to raise sufficient funds to develop our operations on a timely basis.

We plan to utilize the proceeds from this Offering to expand our operations, including but not limited to establishing more locations for our Kiosks. If we do not raise the Offering Amount in this Offering and follow up immediately with a Planned Listing or Planned IPO/RPO, which the Company believes is the most expeditious route to our optimum growth schedule, we may seek to use other fundraising sources to develop our projects, which may incur more expense and time.

Our enterprise is relying on a new technology that is part of one of the largest industries in the world.

Our business plans and its implementation may fall significantly short to generate profits to our shareholders, if our strategies were wrong, or for some unforeseeable reasons beyond our control. Our industry is so globally immense that relatively small shifts in manners or channels of distribution, delivery of pharmaceuticals to patients, or manufacturers’ pricing, could adversely impact our growth in spite of any product, software or service advantages we have or had.

We have an evolving and unpredictable business model, and we may never generate significant operating revenues. Although we have engaged in operations since 2013, we have not yet generated significant operational revenues so far.

Our lack of long-term stabilized operating history and limited revenues, approximately $1,810,341, generated since 2015 make prediction of our operating results difficult. Our Prospective Shareholders must take into account the risks, expenses and difficulties we frequently encounter in our limited commercialization of technology, which is common in new companies with rapidly evolving markets. Such risks include, but not limited to, an evolving and unpredictable business model, management of growth due to future advances in technology, and methods or processes by our competitors. To lower these risks in order to develop the Company and protect the interest of the shareholders, we must, among other things, continue to expand our customer base, implement and execute our business and marketing strategies, continue to develop and upgrade our products, promptly respond to competitive developments, and attract, retain and motivate qualified personnel. There is no assurance that we will be successful in lowering such risks, and failure to do so may adversely affect our business prospects, financial condition and results of operations.

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We may sell the Company or the majority of assets of the Company.

A vote of all voting shareholders is required to effect a sale of all our assets, or a controlling interest in our stock. While we have no current intention to sell our Company or its assets, we may consider such a sale at values below the investment value or Stated Value of the Offered Shares to the unrelated third parties, if there is a change in our ability to obtain capital for our business. As of the date of this Offering Circular, we believe it is unlikely that a sale resulting in the REG A Shareholders’ receiving less than their investment or its Stated Value would be arranged, because the Offering Amount, which is secured by assets, and its Stated Value before dividends, is considerably less than our imputed, independently assessed enterprise value. In the event of a sale of all our assets, or a controlling interest in our stock, all our Original Common Stock, Class A Common Stock, Class A+, Class AA and Class REG A offered in this Offering, will be converted at each class’ multiple conversion ratio, prior to calculation of payout due per share. All series of Preferred Stock are planned to be redeemed first at full or partial stated value plus accrued dividends, if any, and then all classes of our Common Stock are planned to be paid.

If our patents and other proprietary rights are not adequately protected to prevent use or appropriation by our competitors, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We have trademarks and copyrights, but no patent applications and protection as of the date of this Offering Circular. We have developed several patentable custom proprietary technologies, systems or models during our development of custom and proprietary technologies, business models, and other product models, and we intend to apply for patent protection at later dates when the Company deems appropriate. There is no assurance that we will file any patent applications in the future, and that any of our patent applications will result in issued patents or that, if issued, such patents will provide significant protection for our technology and processes. We may be forced to deal with issues related to our proprietary assets before we file any patent, and this may damage our future growth, as well as expose us to risks related to other new product models pending to be commercialized.

We rely and expect to continue to rely on a combination of proprietary information, non-competition and arbitration agreements with third parties with whom we have relationships, as well as trademark laws and copyright laws to protect our proprietary rights. We may also seek to enforce our proprietary rights through court proceedings. All our system software is copyrighted and subject to the protection of applicable copyright laws. We have applied and we expect to apply for more trademark registrations from time to time. Such applications may not be approved, third parties may challenge any trademarks issued to or held by us, third parties may knowingly or unknowingly infringe our intellectual property rights, and we may not be able to prevent infringement or misappropriation without substantial expense to us. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, competitors may be able to mimic our operations more effectively, the perception of our business to customers and potential customers may become confused in the marketplace, and our ability to attract customers may be adversely affected. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary, which could harm our competitive position, and we may be unable or under-funded to mount adequate defenses.

We currently hold various domain names relating to our brand, including www.smartrxsystems.com. Failure to protect our domain names could adversely affect our reputation and brand and make it more difficult for customers to find our website, our products and our services. We may be unable, without significant cost or at all, to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our products, services and marketing activities.

In certain cases, the Company may rely on trade secrets, patents, trademarks and copyrights to protect our intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future. Our intellectual property rights extend to our products and services. However, there is no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies to protect proprietary rights, or for competitive reasons. If we are unable to obtain sufficient rights, successfully defend our use, develop non-infringing technology, or otherwise alter our business practices on a timely basis in response to claims for infringement, misappropriation, misuse or other violation of third-party intellectual property rights, our business and competitive position may be adversely affected. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others. Many companies are devoting significant resources to developing patents that could potentially affect many aspects of our business. Defending against intellectual property claims, whether they are with or without merit or are determined in our favor, would result in costly litigation and the diversion of technical and management personnel.

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We have limited experience and resources to evaluate our business prospects and make business plans.

Because our business and industry are relatively new, there are limited resources and examples for our reference. Additionally, we generated limited revenues from operations since our incorporation, thus it is difficult to evaluate our future business prospects and make decisions based on those estimates of our future performance. Because of the uncertainties, we may be hindered in our ability to timely increase in sales, generate revenues and profits, if any. If our business decisions based on the current or unreliable data or resources available do not work as we expected, we may incur losses or never become profitable, which may decrease our company value prior to the commencement of trading of our securities, or a decrease in our stock price once we start trading.

We depend on a manufacturer exclusively to provide us with our Kiosks. Disruption of our supply chains could adversely affect our business.

We rely on a GAPRM, ScriptPro, who manufactures the Kiosks, and leases the machines directly to the healthcare provider, or to us, as applicable, as well as installs and maintains their portion of all Kiosks. Although the business associated with our manufacturer may be transferred to another manufacturer if necessary, there is no assurance that a change in manufacturer would not be disruptive to our business, which could have a material adverse effect on our business and results of operations.

If we were to terminate the partnership with ScriptPro, we believe we would be able to replace the manufacturer; however, it would be very time consuming, and likely to cause a disruption in our business operation. As a result, our Company and our business would be negatively affected.

Damage or disruption to our product supplies and distribution capabilities due to weather, natural disaster, fire, environmental incident, terrorism, pandemic, strikes, the financial or operational instability of key suppliers, distributors, if any, warehousing, and transportation providers, or other reasons could impair our ability to provide Kiosks and related services to our customers or distribute our products. If we are unable or it is not financially feasible to mitigate the likelihood or potential impact of such events, our business and results of operations could be negatively affected, and additional resources could be required to restore our supply chain.

We are dependent in part on technologies provided by third-party vendors, the loss of which could negatively and materially affect our ability to market, sell, or distribute our products.

Some of our products incorporate technologies owned by third parties that are licensed to us for use, modification and distribution. If we lose the aforementioned licenses to such technologies, or we lose the ongoing rights to modify and distribute these technologies with our products, we may be forced to devote resources to independently develop, maintain and support the technologies by ourselves, pay higher license fees, and transit to another vendor. Any independent development, maintenance or support of these technologies or the transition to alternative technologies could be costly, time consuming and may delay our product release and upgrade schedules, which may negatively and materially affect our ability to market, sell or distribute our products.

We have not yet generated significant revenues. We made our assumptions of development based on our current status of sources of revenues and our business, which is no guarantee for generation of revenues.

Our sales as of the date of this Offering Circular are from four sources: installed and commercially operating the Kiosks; our partnership with Vista Pharmacy and Diagnostics; our Smart Rx MedSpas®; and our mail order business. Based on the current operation results and trend of the Company, we assume revenues would continue to be generated from these existing sources. As additional Kiosks installation agreements have been signed, more customers may use the Kiosks for prescription refill orders, and additional utilization and locations of the Vista pharmacy partnership may continue to grow and improve, though there is no assurance that any of them will happen.

Our existing and proposed expanded operations are subject to all business risks associated with newer and growing companies. We are subject to all of the business risks and uncertainties associated with any new business; including the risk that we will not achieve our investment objectives and that the value of the prospective investor’s investment could decline substantially. Our ability to achieve profitability in this business will depend upon many factors, including, without limitation, our ability to execute our growth strategy and technology development, obtain sufficient capital, develop relationships with third party partners, adapt to fluctuations in the economy and modify our strategy based on the degree and nature of competition. There is no assurances that our operations will ever be profitable or that we will be able to generate sufficient revenue from operations to pay operating expenses and meet our obligations as a going concern. We may not be able to install our Kiosks as quickly or in the number we expect to generate enough revenues to make a profit as soon as we expect, or at all, in a time frame acceptable to investors.

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As a technology company in its stage of rapid development and expansion, we face the risks that are unique in our current situation.

We plan on expanding our business through the introduction of a sophisticated marketing campaign, as well as through capital insertions. Any expansion measures we may undertake will entail risks, and may negatively impact the profitability of the Company.

As a result, such expansion may incur expenditures and cause less funds available in other sources of operation of the Company. Also, such expansion may divert our management’s attention and resources away from its existing operations, all of which may have a materially adverse effect on our present and prospective business activities.

We may not be able to successfully operate additional acquisitions and integrate related investments into our business, which could adversely affect our investment returns materially.

We do not have operational experience in our additional investments, and many of our additional acquisitions may be located in the geographic markets we do not currently have any operations in. Because we do not possess the same level of familiarity with the properties we acquire, they may not perform successfully as we expect. Our inability to assess their objective purchase price and failure to operate them could have a material adverse effect on us.

We must obtain consents from the Drug Enforcement Administration, or the DEA, the FDA, or any other related regulators, according to federal and state laws in order to assume the rights and obligations of the licenses we acquired.

In accordance with our purchase agreements and related documents to acquire the pharmacies and licenses to operate pharmacies, the sellers shall assign to us all the rights and obligations they have received from the DEA, the FDA, or any other regulators, as of the date we acquire a pharmacy or license, and all of the assignments require the consents from the DEA, the FDA, or any other related regulators. We are currently waiting for one pending DEA license for final approval. We expect to have all the rights and obligations consents by December 31, 2018, although there is no guarantee we will be approved by that date. Failure to obtain any of the consents of the rights and obligations will affect our operations adversely.

Failure to raise funds in addition to cash and revenues generated from our current operations may adversely affect or delay the execution of our business plan and expansion of our business operations.

The management believes that our ability to raise additional capital is more crucial to expand our operation and conduct our business plan, than affecting our ability to stay in business in the current operation scale. There is uncertainty in our timeline to implement our business plan and expand our business with our existing financial resources. The proceeds from this Offering will help us in executing our business plan and expand our operation. Except from this Offering, we have no other binding agreements, commitments or understandings to secure additional financing as of the date of this Offering Circular. If this Offering fails in achieving the Offering Amount, we may endeavor more efforts to raise additional funds for our business plan and operation expansion. We may raise funds in a more expensive manner, or we may be unable to obtain additional financing or other sources of funding on acceptable terms, or at all. If we are unable to obtain funding, we could be forced to delay, reduce or eliminate business prospects, which could adversely affect our future business development.

If we finance our operations and business plans in the future with debts, such future indebtedness may affect our operations.

We have no outstanding loans currently and we have no current plan to borrow capital. However, we may incur indebtedness in the future subject to discretion of the management of the Company for the business development and interests of the Company. If we incur indebtedness, a portion of our cash flow or capital raised in this Offering or future offerings may be dedicated to the payment of principal and interest on such indebtedness.

Our ability to make scheduled payments of the principal of, to pay interest on our indebtedness depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not be able to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing our operations and operating expenses, selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations or otherwise significantly limit our ability to respond to periods of increased liquidity pressure, which may have negative impacts to our operations.

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Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of unsecured shareholders. A judgment creditor would have the right to foreclose on any of our otherwise unsecured assets resulting in a material adverse effect on our business, operating results or financial condition.

Our current business plan may change subject to unanticipated factors beyond our control.

Our management developed our business plans based on our current business development and trend of operations, thus our business plan may change significantly, subject to unforeseeable factors such as economy, laws and regulations, and other factors.

Our potential business may be subject to statutory or regulatory requirements. Our management believes that our current strategies are feasible in light of current economic and legal conditions, with the skills, background, and knowledge of our principals and advisors. However, the current strategies may be significantly modified subject to future unforeseeable reasons and the discretion of the management of the Company.

Our management has broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

The net proceeds from this Offering will be used for the purposes described in the section entitled “Use of Proceeds to Issuer.” Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may not spend or invest these proceeds in a way with which our shareholders agree. To the extent we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, our management may change the use of certain net proceeds from this Offering for the benefit of the Company. We cannot specify with any certainty the particular uses of such net proceeds that we will receive from this Offering, and we may use them for other purposes not presently contemplated. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

If we are unable to secure relationships with group purchasing organizations or other similar organizations, we may have difficulty in selling our products and services to customers represented by these organizations.

Several group purchasing organizations, including AmeriNet, Inc., Carolina Shared Services, LLC, Child Health Corporation of America, HealthTrust Purchasing Group, L.P., MedAssets, Inc. Supply Chain Systems, Novation, LLC, Premier Purchasing Partners, L.P. and Resources Optimization & Innovation, LLC may negotiate standard contracts to purchase our products on behalf of their member healthcare organizations. If any members of these group purchasing organizations purchase our products or services according to these contracts, we will pay these group purchasing organizations a fee as sales commission. We also intend to contract with the United States General Services Administration, which will enable the Department of Veteran Affairs, the Department of Defense and other federal government customers to purchase our products. All of these contracts will enable us to sell our products and services more steadily, though we cannot guarantee that we will enter into contracts with any of the above parties. Assuming these organizations enter into sales contracts with us, they may not renew the contracts on similar terms and conditions, if at all. In addition, some of our contracts with these organizations are terminable at the discretion of either party, so they may terminate the contracts before they expire. Both of the above situations could cause our revenues to decline, and loss of any of the aforementioned relationships could negatively impact the breadth of our customer base and impair our ability to increase our revenues or even meet our revenue targets.

Different estimates and assumptions in the application of accounting policies could result in changes to our reports of financial condition and results of operations.

Various estimates are used in the preparation of our financial statements, including estimates related to asset and liability valuations (or potential impairments) and various receivables. These estimates often require using market data values which may be difficult to assess, and estimates of future performance or receivables collectability which may be difficult to accurately predict. While we have identified the accounting policies that are considered critical, and put procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in material differences to our financial condition and results of operations.

We may incur losses as a result of ineffective risk management processes and strategies.

We seek to monitor and control our risk exposure through a risk control framework encompassing a variety of separate but complementary mechanisms, such as financial, credit, operational, compliance and legal reporting systems, internal controls and management review processes. While we utilize a broad and diversified set of risk monitoring mitigation techniques, those techniques may not predict every economic and financial outcome, or the specifics and timing of such outcomes accurately. As a result, we may incur losses in our operations and execution of our business plan from the above risks.

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Our business depends heavily on information systems, operations and supports from third parties, hence system failures could significantly disrupt our business. As a result, the market price of our stock and our ability to effect redemptions or make distributions to our shareholders may be negatively impacted.

Our business relies heavily on communication and information systems, some of which are provided or supported by third parties. Any failure or interruption of such communication and information systems could cause delays, disruptions or other problems to our business operations, which could cause materially adverse effects on our operating results, market price of our stock and our ability to make distributions to our shareholders.

Inflation may adversely affect our financial condition and results of operations.

Inflationary factors such as increases in the cost of our products and services, and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material effect on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross profit and selling, general and administrative expenses as a percentage of net sales if the selling prices of our products and services do not increase with these increased costs.

Risks Related to Our Securities and This Offering

An investment in our Offered Shares is a speculative investment and, therefore no assurance can be given that you will realize your investment objectives. A Prospective Shareholder could lose all or a substantial portion of its investment.

No assurance can be given that investors will realize a return on their investments in us or that they will not lose their entire investment in our Offered Shares.  For this reason, each prospective investor of our Offered Shares should carefully read this Offering Circular.  ALL SUCH PERSONS OR ENTITIES SHOULD CONSULT WITH THEIR ATTORNEY OR FINANCIAL ADVISOR PRIOR TO MAKING AN INVESTMENT.

The current outstanding shares of the Company hold no superior preemptive rights.

Since both the current outstanding Common Stock and the Class REG A offered in this Offering possess the same preemptive rights, the current shareholders hold no superior preemptive rights which can negatively impact the Prospective Shareholders. All our Common Stock possess the same preemptive rights until we list our stock on a national securities exchange such as the NYSE American, the NASDAQ Capital Market and the CHX.

There has been no active public market for our Common Stock and Preferred Stock prior to this Offering, and an active trading market may not be developed or sustained following this Offering, which may adversely impact the market for shares of our Common Stock and Preferred Stock and make it difficult to sell your shares.

Prior to this offering, there was no active market for our Common Stock and Preferred Stock. We do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market, if at all. We intend to apply for listing all of our PLS on a national securities exchange such as the NYSE American, the NASDAQ Capital Market and the CHX, either at the conclusion of this Offering, or approximately fifteen (15) months after the Final Closing of this Offering, in conjunction with a Planned IPO/RPO to list all of our PLS and PLPS. However, we cannot guarantee that we will be able to apply for or succeed in listing all of our PLS and PLPS on a national securities exchange such as the NYSE American, the NASDAQ Capital Market and the CHX. Also, any such listing may not occur until months or years after the termination of this Offering, if at all. It will thus be difficult for an investor to sell his/her/its shares of our Preferred or Common Stock. If we fail to list on a national securities exchange and develop a non-national exchange market for the PLS and PLPS, such quotation markets are not historically liquid. Also, major broker-dealers and market makers do not make markets or write research reports in support of low priced or penny stock, should our stock become low priced or designated as a penny stock. As a result, investors should view our Common Stock and Preferred Stock as an illiquid investment. We cannot predict the extent to which an active market for our Common and Preferred Stock will develop at that time, or be sustained if at all, or how the development of such a market might affect the market price of our Common and Preferred Stock. Further, if we list our shares on a national securities exchange, or another trading market develops, no assurance can be given that the market price of shares of our Common Stock and Preferred Stock will not fluctuate or decline significantly in the future or that Common Shareholders and Preferred Shareholders will be able to sell their shares when desired on favorable terms, or at all. Also, our PLS and PLPS are not expected to be quoted on a national securities exchange such as the NYSE American, the NASDAQ Capital Market and the CHX, until either their coincident listing immediately following the Final Closing of this Offering, or approximately fifteen (15) months after the Final Closing of this Offering, if at all. Until the Planned Listing or the Planned IPO/RPO, we do not plan to conduct a trading market for our stock.  The timing of these factors may adversely impact the market for shares of our Common Stock and Preferred Stock, and make it difficult to sell his/her/its shares of our Preferred or Common Stock.

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There is no guarantee that we will be able to complete this Offering, the Planned Listing or the Planned IPO/RPO following this Offering as we plan.

We intend to apply for listing all of our PLS on a national securities exchange such as the NYSE American, the NASDAQ Capital Market and the CHX, either at the conclusion of this Offering, or approximately fifteen (15) months after the Final Closing of this Offering, in conjunction with a Planned IPO/RPO to list all of our PLS and PLPS. The required organizational and offering costs of the Planned Listing or the Planned IPO/RPO are expected to be reserved from net proceeds of this Offering, although there is no guarantee that we will be able to do so. We plan to redeem the Series REG A of this Offering at Stated Value by the issuance of PLPS in the Planned IPO/RPO, which would then be traded publicly if we succeed in listing the PLPS on a national securities exchange.

The cost of the Planned Listing or the Planned IPO/RPO is expected to be approximately $1,000,000. There is no assurance that this Offering will be completed and provides us with sufficient funds to conduct and complete the Planned Listing or the Planned IPO/RPO. Therefore, the planned redemption of Series REG A may not be accomplished in whole, or at all, which may impede the timelines of any resale or redemption of the Series REG A, and also change our plans to fund the equity portion of the business plan.

The Board has resolved that the Company would redeem at Stated Value, in whole or in parts, at the earliest of the redemption events, until fully redeemed, subject to available funds for redemption. However, the timeline of redemption events and funds available for redemption are subject to an unforeseeable future and factors, so we may redeem in parts over time instead of in whole.

The Company is not required to redeem at Stated Value or any other value based on an instrument. The final pricing shall be determined by our Co-Managers and us, based upon factors such as ease of marketing and ratio basis versus the Class REG A offered alongside the Series REG A, since the price is arbitrary for this redeemable Preferred.

This is a fixed price offering and the Offering Price may not accurately represent the current value of us or our assets at any particular time. Therefore, the Offering Price may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the Offering Price is fixed and will not vary based on the underlying value of our assets at any time. Our Board has determined the Offering Price in its sole discretion. The Offering Price has been based on an internal valuation analysis of our Company as a whole. The purchase price of the Offered Shares has been determined primarily in keeping with our plans to list the shares as described in this offering statement, and bears no relationship to any established criteria of value such as book value or earnings per share, or any combination thereof. Further, the price of the shares is not based on our past earnings. There has been no prior public market for our shares; therefore, the Offering Price is not based on any market value. Although we believe the valuation to be fair as of the date it was determined, the fixed Offering Price established for our Offered Shares may not be supported by the current value of our Company or our assets at any particular time.

The Offering Price of the Class REG A has been set at $10 per share by our Board, and it bears no relationship to the Company’s assets, net worth, or any other objective or quantitatively derived criteria. Future valuation of Common Shares may be determined pursuant to future offering purchase prices, by book value as a result of an audit of our financial statements, or by an independent third party qualified valuation firm(s).

The Offering Price of our Series REG A has been set as a discount to the actual monetary Stated Value of the Series REG A to include a flat return to each REG A Preferred Shareholder. This flat return does not change whether the Series REG A is redeemed at the time of the Planned IPO/RPO, if we are not already listed on a national securities exchange. If Series REG A is not redeemed within three years of its issuance, the Board shall be obligated to declare dividends of at least 6% on the Stated Value of the Series REG A. We may never have the funds necessary to declare dividends of at least 6% on the Stated Value. However, we may declare stock dividends instead of cash dividends. The dividends on Series REG A will not be declared until the third-year anniversary of the date of original issuance. If there are any shares of unredeemed Series REG A after 3 years from this Offering, we shall pay stock or cash dividends until we redeem them in full upon sale of the Company, its assets, liquidation, dissolution or winding up.

Existing Common Shareholders have higher conversion multiple ratios than the Prospective Shareholders in this Offering if and when the Common Stock are listed on a national securities exchange.

The current outstanding original common stock, or the Original Common Stock, has a 15 to 1 conversion ratio into PLS if and when they are listed on a national securities exchange; our class A common stock, or the Class A Common Stock, has a 10 to 1 conversion ratio into PLS; our class A+ common stock, or the Class A+ Common Stock, has a 8 to 1 conversion ratio into PLS; while the Class REG A has a 5 to 1 conversion ratio into PLS. Convertibility is designed to result in an increase in the number and total value of the shares from which Prospective Shareholders can benefit. By comparison, the Prospective Shareholders in this Offering have a lower conversion rate than the existing Common Shareholders. Since lots of other new technology companies do not offer such a feature in their securities offered to the prospective investors, we believe this conversion ratio to the Class REG A is an advantage to our Prospective Shareholders in this Offering.

The existing Preferred and Common Stock and the Series REG A and Class REG A Offered in this Offering all bear certain liquidation rights.

All our series of Preferred Stock receive all of their stated value plus accrued dividends upon redemption, which stated value is higher than paid in capital for every series, either in whole or in parts. Our series of Preferred Stock issued earlier were proportionately higher in stated values than the paid in capital for each later series of Preferred Stock issued later, as risks were greater earlier in our development and assets securing each series were less valuable in earlier series than later series, if any.

The existing Original Common Stock bears certain liquidation rights subsequent to each other class of Common Stock redemption. To the extent that the Class REG A issued in this Offering are not converted to any other class of Common Stock, the paid in capital for the Class REG A would not be greater than the purchase price paid by each shareholder in this Offering. The liquidation value for Class A Common Stock, Class A+ Common Stock, and Class REG A are all the same. Any other balance in the audited paid in capital value not paid to Preferred Shareholders and Class A Shareholders, Class A+ Shareholders and REG A Shareholders will be due to the Original Common Shareholders.

The Series REG A issued in this Offering have rights relative to the Stated Value plus any accrued dividends, if any, and therefore any proceeds up to the Stated Value plus accrued dividends, if any, of any collateral assets underlying the Series REG A are available only to the REG A Preferred Shareholders, and not to the existing Preferred Shareholders, all existing Common Shareholders or REG A Common Shareholders. Any excess of paid in capital above could be available to Original Common Shareholders in a liquidation, but not to other classes or series of shareholders.

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Dividend, if any, on the Company’s Preferred Stock is cumulative.

Dividends on the Preferred Stock are cumulative, so the Board will authorize payment of the amounts accrued from the date of any dividend that should have been paid, but for any reason was not paid to Preferred Shareholders, since the date the Preferred Stock were entitled to a dividend. Dividends may be in the form of more shares of the Preferred Stock, an increase in their stated value, in other classes of shares, in interests in assets of the Company, or in cash. If the Board does not authorize and declare a dividend for any dividend period, Preferred Shareholders will not be entitled to receive a dividend payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. Subject to its sole discretion, the Board may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that may be considered by the Board in deciding whether and how much dividend to declare include, without limitation, the Company’s financial condition and capital needs, the impact of current and pending legislations and regulations, economic conditions, tax considerations, and any other factors as our Board deems relevant.

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our Offered Shares have not been registered under the Securities Act of 1933, the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder.  We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading.  However, if this representation is inaccurate with respect to a material fact, if this Offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Offered Shares or find an exemption under the securities laws of each state in which we offer the Offered Shares, each investor may have the right to rescind his, her or its purchase of the Offered Shares and to receive back from our Company his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits, in either circumstance they may seek rescission. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors. We believe this is a common risk in most public offerings of newly reporting companies with no history of public reporting or managing large numbers of public investors, and it could be a material issue if it arises, despite there are no facts or circumstances present at this time that would cause any claims of rescission.

We do not intend to pay dividends to our Common Shareholders in the foreseeable future.

We have the authority to retain all of our earnings for the future operation and expansion of our business. We do not intend to make any cash distributions to our Common shareholders in the foreseeable future. Investors of Common Stock should not expect to receive income on an ongoing basis from an investment in us.

Beginning on the third anniversary of the acquisition date of the Series REG A, the Preferred Stock shall accrue dividends automatically at 6% per annum, recorded quarterly, but subject to cumulative accrual, and may be provided as additional Preferred Stock, Common Stock, or cash at our Board’s discretion. The decision of what format the dividend of record shall take is subject to Board approval. While all classes of Common voting shares are eligible for dividends, we do not plan to declare dividends on our common voting shares until the completion of our Planned Listing or Planned IPO/RPO, as applicable, or any other source of at least $30,000,000 in total capital.

Our Series REG A offered in this Offering is collateralized by certain assets and not subordinate to any indebtedness. Our obligations to pay annual dividends on the Preferred Stock is limited to the terms and conditions set forth in this Offering

Our Series REG A is an equity interest collateralized by assets contributed by the Company, including any assets acquired with the proceeds of the sales of such Series REG A. The REG A Preferred Shareholders share the value of those assets that securitize the Series REG A, pro rata, although the value of such assets may not equal the Purchase Price of the Series REG A, or they may be greater than the Stated Value, which equals the amount the Company obligated to pay to the REG A Preferred Shareholders. Unlike some other companies whose preferred shares rank junior to all indebtedness or other non-equity claims, our REG A Preferred Shareholders are not subject to the claims of other equities or debts, because only the REG A Preferred Shareholders are entitled to the value of the assets collateralizing the Series REG A, up to the Stated Value plus any cumulative declared dividends, if any. Additionally, Series REG A is different from regular indebtedness, because its principal and interest of indebtedness need to be paid on specified due dates. In terms of Series REG A, dividends are payable only when decided and declared by the Board. As an early stage company, our ability to declare and pay dividends is subject to our ability to earn net income and meet any financial requirements.

Exercises of the rights held by the existing shareholders could negatively impact the investors’ benefits in this Offering.

The rights and preferences of the Series REG A issued in this Offering cannot be modified by the existing shareholders without a majority vote of the REG A Common Shareholders, except to grant more rights or extend preferences. The Class REG A represents only a minority of voting rights compared to the Original Common Shareholders, Class A and Class A+ and Class AA Common Shareholders. The REG A Common Shareholders will hold approximately 20% of the voting rights of the Company, if the Offering Amount is sold. The Original Common Stock has 15 to 1 super-voting rights, while the Class REG A has 5 to 1 super-voting rights. As the Original Common Shareholders maintained control before the Offering, after the Final Closing of this Offering, the exercise of the super-voting rights of the Original Common Stock will not result in any additional benefits to the REG A Common Shareholders with respect to voting rights, because approximately 90% of the proceeds from this Offering are not emanating from the sales of the Class REG A, but from the sales of the Series REG A.

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We may seek additional capital that may result in shareholder dilution or others having rights senior to those of our Common Shareholders.

From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other things, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, such securities may have rights, preferences or privileges senior to the rights of our Common Stock and our shareholders may experience dilution. However, the preemptive rights help to preclude the REG A Preferred Shareholders from being diluted for no or little value.

Our stock price may fluctuate due to many uncertain factors.

Our performance is affected by many factors including, but not limited to, our industry development trend, consumer preferences change, technology improvement, government regulatory actions, related laws and regulations and market conditions. As a result, the stock price of our Common and Preferred Stock will be affected. Some of the factors that may result in fluctuations, or cause adverse effect to our stock price include:

●	Actual or anticipated variations in our periodic operating results;
●	Increases in market interest rates that lead to our Preferred and Common Shareholders’ demanding higher yields;
●	Changes in earnings estimates;
●	Changes in market valuations of similar companies;
●	Actions or announcements by our competitors;
●	Adverse market reaction to any increased indebtedness we may incur in the future;
●	Additions or departures of key personnel;
●	Actions by shareholders;
●	Speculation in the press or investment community; and
●	Our intentions and ability to list our Preferred and Common Stock on a national securities exchange, and our subsequent ability to maintain such listing and create a market for our stock.

We may not successfully complete our proposed Planned Listing or Planned IPO/RPO as we plan. If we conduct the Planned Listing or the Planned IPO/RPO, the offering price of our Common Stock in the Planned Listing or the Planned IPO/RPO will be determined by us and the underwriters, unless it is already trading on a national securities exchange, based on several factors including market conditions at the time of the offering, and it may not be in any way indicative of the price our shares will be traded at, if at all. After the completion of the Planned Listing or the Planned IPO/RPO, investors in this Offering may not be able to resell their shares at or above the initial offering price. Since there has been no developed market for our stock, their book value may decline, which would affect the pricing of those in future offerings. Additionally, the stock market and the ultimate market price, if any, for our Common or Preferred Stock will likely be subject to fluctuation, regardless of our operating results, financial condition and prospects.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. While exemptions and reductions are universal in nature, we do not expect that any of these exemptions and reductions have any material immediate effect on our disclosures in this offering circular, or reports we expect to file with the Commission in the near future. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. Since all of those events are positive events, if they ever occur for us, loosing EGC status would be a welcomed event, as attaining any of those levels would generally be regarded as cementing our position in the marketplace for our products and services. We cannot predict if investors will find our stock less attractive because we may rely on these exemptions, but if we achieved over $1 billion in revenues, were able to issue over $1 billion in non-convertible debt, or the public float of our common stock exceeded $700 million, management believes that any one of those events would be regarded by shareholders as prima facie evidence of positive growth by the Company, so that losing these nominal exemptions and reductions for the future would not be an issue.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Because of this election, our financial statements may not be comparable to companies that comply with public company effective dates; however, as above, we do not expect that such adoptions in our case would hold any material value to present or near-term future shareholders.

The pre-offering assets securing the Original Preferred Stock may be more valuable than the assets securing the Series REG A in this Offering.

All the intellectual and tangible property owned or developed by us with or from the proceeds of this Offering shall be deemed as collateral for the Series REG A, while all our pre-offering existing intellectual and tangible property serves as collateral for our Original Preferred Stock, Series A Preferred Stock, Series A+ and Series AA Preferred Stock. In the event of a liquidation of our assets, after payment of the expenses of the respective liquidations, the REG A Preferred Shareholders shall be entitled to their respective portion of sales proceeds of the collateral secured under their stock’s rights and preferences, and receive distributions from the proceeds of the collateral secured under their stock’s rights and preferences, both of which may be lesser or greater than the amount of their purchase price. The Original Preferred Shareholders would then receive proceeds available of all other liquidations that were secured by their rights and preferences. The value of the tangible or intangible assets secured by the Original Preferred Stock, at the time of any liquidation, may be more valuable than the value of the assets secured by the Series REG A, therefore Prospective Shareholders of the Series REG A may receive less gross proceeds of the liquidations. If the proceeds of a liquidation were insufficient to pay full stated value to all series of Preferred Stock, then all series would receive their paid in capital first, to the extent that there are partial of full redemptions available, on a pro-rata basis.

Risks Related to Our Industry

Market Acceptance of our products and services cannot be guaranteed.

We cannot assure that our products and services will attain a degree of market acceptance within the pharmaceutical and pharmacy industry on a sustained basis, or that we will generate sufficient revenues for sustained profitable operations. We made certain assumptions about the market adoption of our products and services, which may be incorrect. If so, the adoption period may be elongated, which may negatively impact our prospective business activities. While there are precedencies for end users and patients to utilize self-serve Kiosk’s for a variety of purposes, no assurance can be given that the Kiosk will be accepted by such end users and patients as an alternative to fulfill their prescriptions.

The pharmacy and medication management solution market is characterized by evolving technologies and industry standards. Frequently new products and dynamic customer requirements may render existing products obsolete or less competitive. Our future success will depend in part upon our ability to enhance our existing products and services and to develop and introduce new products and services to meet changing customer requirements. If we are unable to do so and bring such enhancements to products and services to market in a timely manner, demand for our products could decrease.

We cannot guarantee that we will be successful in marketing any new products or services, that new products or services will compete effectively with similar products or services from our competitors, or that the level of market acceptance of such products or services will be sufficient to generate expected revenues and synergies with our other products or services.

The healthcare industry may face financial constraints and consolidation that could adversely affect the demand for our products and services.

The healthcare industry is facing, and will likely continue to face, significant financial constraints. US government legislations such as the American Recovery and Reinvestment Act in 2009, the Patient Protection and Affordable Care Act in 2010, the Budget Control Act of 2011, and other health reform legislations may cause customers to postpone purchases or leases of our products while they make changes to their operations to meet the requirements of these legislations. Our automation solutions often involve in significant financial commitments from our customers, thus our ability to grow our business largely depends on our customers’ capital and operating budgets. To the extent healthcare expenses increase more slowly than we anticipate or even decline, demand for our products and services could decline.

Many healthcare providers have consolidated to create larger healthcare delivery organizations to achieve greater market power. If this consolidation trend continues, it would increase the sizes of some of our target customers, which could increase the cost, efforts needed and difficulties in selling our products to them. If such customers are acquired by healthcare providers that prefer our competitors’ products to ours, our existing customers or potential new customers may begin utilizing our competitors’ products. Additionally, the consolidated organizations may have greater bargaining power, which may lead to price erosion to our products and services.

The competitive challenges we may face in the pharmacy and medication management solutions market include, but are not limited to, the following:

●	certain competitors may offer or can offer a broader different range of solutions in the marketplace that we are unable to match;

●	certain competitors may develop new features or capabilities for their products not previously offered that could compete directly with our products;

●	competitive pressures could result in increased price competition for our products and services, fewer customer orders and reduced gross margins, any of which could harm our business;

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●	current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, including larger, more established healthcare supply companies, thereby increasing their ability to develop and offer products and services to address the needs of our prospective customers;

●	our competitors may develop, license or incorporate new or emerging technologies or devote greater resources to the development, promotion and sale of their products and services than we do;

●	certain competitors may have existing business relationships with our current and potential customers, which may cause these customers to purchase medication and supply dispensing systems or automation solutions from these competitors;

●	other established or emerging companies may enter the medication management and supply chain solutions market; and

●	Our competitors may secure products and services from suppliers on more favorable terms or secure exclusive arrangements with suppliers or buyers that may impede the sales of our products and services.

The pharmacy and medication management solutions market is highly competitive, so we may be unable to compete successfully against new entrants or existing companies with greater resources and/or existing business relationships with our current and potential customers.

The pharmacy and medication management solutions market is intensely competitive. We expect continued and increased competitions from current and future competitors, many of which have significantly greater financial, technical, marketing and other resources than us. Existing competitors include large retail pharmacy chains such as Walgreens, Costco, Duane Reed, CVS, and others. There are also various providers of automated medication dispensing systems of lesser functionality than ours such as Medvantx, InstyMeds, Medbox, Duane Reed, and others who sell prepackaged medications only. While none of these companies offer on demand medication dispensing systems, some have deployed products that may be competitive at certain levels and in certain market sectors.

While there are some current competitions in the medication dispensing business, our management believes that our products and services are more customer and regulations focused. Our management also believes, due to our familiarity with most major robotic manufacturers, currently there is no other company offering an on-demand medication dispensing system. However, it is possible that new capitalized competitors with existing distribution channels could seize upon our business model and offer competing products or services. Moreover, these new competitors could capture significant market share in our intended market faster than we could.

Government regulations of the healthcare industry could reduce demand for our products and services, or substantially increase the cost to produce our products.

The manufacture and sale/lease of our products are not regulated by the FDA or the DEA. However, our current products, and any future products, may be regulated by these or other federal agencies due to future legislative and regulatory initiatives or reforms. Direct regulations of our business and products by the FDA, DEA or other federal agencies could substantially increase the cost to produce our products, increase the time required to bring those products to market, reduce the demand for our products and revenues. In addition, healthcare providers and facilities that use our equipment and dispense controlled substances are subject to regulations of the DEA. Their failure to comply with the DEA requirements, including the Controlled Substances Act and its implementing regulations, could reduce demand for our products and harm our competitive position, results of operations and financial condition. Pharmacies are regulated by individual state boards of pharmacy that issue rules for pharmacy licensure in their respective jurisdictions. State boards of pharmacy do not license or approve our medication and supply dispensing systems; however, pharmacies using our equipment are subject to state board approval. Failure of such pharmacies to meet different requirements from a significant number of state boards of pharmacy could also decrease their demand for our products and harm our competitive position, results of operations and financial condition. Similarly, hospitals must be accredited by The Joint Commission to be eligible for Medicaid and Medicare funds. The Joint Commission does not approve or accredit medication and supply dispensing systems; however, its disapproval of our customers’ medication and supply dispensing management methods, and our customers’ failure to meet The Joint Commission requirements could decrease demand for our products and harm our competitive position, results of operations and financial condition.

While we have implemented a Privacy and Use of Information Policy and adhered to established privacy principles, use of customer information guidelines and related federal and state statutes, we cannot assure you that we will be in compliance with all federal and state healthcare information privacy and security laws that we are directly or indirectly subject to, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, or “HIPAA”. Among other things, this legislation requires the Secretary of Health and Human Services, or the HHS, to adopt national standards governing the conducts of certain electronic health information transactions and protecting the privacy and security of personally identifiable health information maintained or transmitted by “covered entities,” which include pharmacies and other healthcare providers with which we may do business with.

In addition, we cannot predict the potential impact of future HIPAA standards and other federal and state privacy and security laws that may be enacted at any time on our customers or on our investors. These laws could restrict the ability of our customers to obtain, use or disseminate patient information, which could reduce the demand for our products and services or force us to redesign our products and services to meet regulatory requirements.

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Our results of operations will fluctuate from quarter to quarter, which makes them difficult to predict.

Our quarterly financial results have fluctuated in the past and will fluctuate in the future. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

●	product quality issues or negative publicity about our products or services;

●	investments that we may make to acquire new assets or business;

●	changes in consumer preferences and discretionary spending;

●	debt service and principal reduction payments;

●	competitive pricing; and

●	variations in general economic conditions.

As a result of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year.

Risks Related to Conflicts of Interest and Interested Transactions

Members of our Board and our executive officers may have other business interests and obligations to other entities.

Neither our directors nor our executive officers will be required to manage our Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to our Company, provided that such activities do not compete with the business of our Company or otherwise breach their agreements with our Company.  We are dependent on our directors and executive officers to successfully operate our Company, and in particular Mr. Sandeep Mathow.  Their other business interests and activities could divert time and attention from operating our business.

We have not adopted any conflicts of interest policies other than the terms and conditions set forth in the employment agreements of the management, if any.

We do not have a policy that expressly restricts any of our directors, officers, shareholders or affiliates, including our manager and its officers and employees, from having a pecuniary interest in an investment in or from conducting, for their own account, business activities of the type we conduct. We have not adopted any specific conflicts of interest policies other than the terms and conditions in the employment agreements of the management.

We expect continual related party transactions.

We expect continual related party transactions, or the Related Party Transactions, in which the amount involved in the transactions is material to our Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence. Most of the related party transactions will be conducted through or by our CEO, our only 20% shareholder, or the Control Shareholder, or other officers and directors, for the purpose of our business plans and goals. To the extent our affiliates or subsidiaries are also our related parties, contracts with our future subsidiaries or affiliates, or joint ventures may be deemed to be Related Party Transactions. In these Related Party Transactions, our management agreements for compensation from these related parties to us represents captive revenue for us, which is also to the benefit of shareholders.

Any contracts or engagements with any of our future subsidiaries or affiliates, or joint ventures shall be conducted and entered at arm’s length terms and conditions, similar to terms and conditions for similar services or activities by non-related parties, or at market values if available in the open marketplace, so that no Related Party we conduct business is enriched to the detriment of our Company and any of our Shareholders. Any agreements shall be at cost, with no markup by any of our affiliates from the terms and conditions rendered in any original contract or engagement.

DILUTION

Smart Rx Systems is offering up to $50,000,000 of the Company’s equity, of which $45,000,000 will be our Series REG A, and $5,000,000 will be our Class REG A. The Series REG A has an offering price of $10.00-$12.00 per share, a Stated Value of $12.50-$15.00 per share, and a Redemption Value of $12.50-$15.00 per share. The offering price of the Class REG A is expected to be $10.00 per share.

In 2016, the Company granted an award of 8,000 shares of Class A Common Stock out of 30,000 reserved for future issuance by the Board in exchange for $82,000 of agreed services provided by the contractors under the Key Employee and Contractor Stock Purchase Plan dated 2015, or the KEY. The number of stock and additional paid in capital amount for services may rise if either the proceeds of our offerings is insufficient to pay the cash portion of their compensation, or they provide additional services after the date of this award. We expect 5 key contractors to split these 8,000 shares. According to the KEY, 10% of these shares may be converted to redeemable shares for redemption from either future offering proceeds or any other subsequent capital insertion event, subject to an election of the shareholder and the availability of funds as pro-rate redemptions overall.

In 2017, the Company issued an additional 500 shares of Class A Common Stock out of the remaining 22,000 shares reserved for future issuance under the KEY to ASG.

Prospective Shareholders in the Offering may experience nominal dilution as a result of additional grants made under the KEY, as the number of shares granted would be deminimis versus our total outstanding shares after this Offering. See “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS – Equity Incentive Plan.”

Prospective Shareholders who purchase our Offered Shares will suffer dilution from their purchase price. The following description calculates the amount of this dilution per share of Offered Shares as follows:

We are offering 500,000 Class REG A common voting shares for $5,000,000 in this Offering. We have 719,800 total common voting shares outstanding for which our net equity as audited was $6,657,541, for a book value of approximately $9.25 per common share. After this Offering we expect to have 1,219,800 voting common shares outstanding with approximately $50,657,541 in net equity, of which approximately $4,400,000 is attributable to the new common voting shares, so the resultant book value per voting common share would be approximately $9.07, a reduction of $0.18 (18 cents) from the book value per share prior to the Offering, or -1.9%. Current common voting shareholders are therefore diluted by this 1.9% per share.

From the Purchase Price of $10 per share as offered hereby, the 9.07 post-Offering book value represents a ninety-three cents dilution per share, representing -9.3% of the Purchase Price per share. Management believes that the capitalization by which they have financially structured the shareholders’ common voting equity provides for less dilution to existing and new shareholders of this Offering compared to any other $50 to $75 million offering currently filed from any small issuer like Smart RX this year, and as such, believe that this is more equitable for existing and new shareholders from a structure basis.

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USE OF PROCEEDS TO ISSUER

We estimate that the net proceeds from this offering, after deducting Selling Commissions, Underwriters and Co-Managers’ fees, O&O Expenses payable by us, will be approximately $ 22,050,000 if we raise 50% of the Offering Amount, and $ 44,000,000 if we raise the Offering Amount.

Set forth below is a table showing the estimated O&O Expenses from gross proceeds, to result in our net proceeds available for use in our business. The actual O&O Expenses may be different from that which is disclosed below, and we reserve the ability to alter the O&O Expenses, in our sole discretion, if market conditions dictate as such, which would change the available proceeds to us.

Offering Amount	$50,000,000	% of Offering Proceeds	$37,500,000	% of Offering Proceeds	$25,000,000	% of Offering Proceeds	$10,000,000	% of Offering Proceeds

Gross Proceeds	$50,000,000	100.00%	$37,500,000	75%	$25,000,000	50%	$10,000,000	20%

Estimated O &O Expenses 1	$1,000,000	2%	$750,000	2%	$625,000	2.5%	$450,000	4.5%

Selling Commissions, Fees & Expense Reimbursements 2	$5,000,000	10%	$3,750,000	10%	$2,500,000	10%	$900,000	9%

Net Proceeds Available to our Company	$44,000,000	88%	$33,000,000	88%	$21,875,000	87.5%	$8,650,000	86.5%

Total Use of Proceeds	$50,000,000	100.00%	$37,500,000	100.00%	$25,000,000	100%	$10,000,000	100%

1 Estimated O&O Expenses include legal; accounting; printing; advertising; travel; experts’ reports; appraisals and/or valuations; documentation archiving; word processing; independent investigative reports; marketing; transfer and disbursement agent; payment and escrow agents; blue sky compliance and state filings; FINRA filing; and other expenses of this Offering. At the time of this filing, the Commission does not require filing fees to file a Form 1-A.

2 Our Underwriters and Co-Managers will receive Selling Commissions of [ ● ]% of the gross offering proceeds, which it may re-allow and pay to selected dealers, an Underwriters and Co-managers’ fee of [ ● ]%, which it may re-allow and pay, in part, to participating broker dealers, and a non-accountable expense allowance of [ ● ]% of the gross offering proceeds, which it may re-allow and pay to participating broker dealers. We will reimburse accountable expenses up to [ ● ]% of the gross proceeds from this Offering to our Underwriters and Co-Managers for fees or expenses paid to RIAs. If we raise the full Offering Amount, we will also reimburse our Underwriters and Co-Managers and RIAs for accountable expenses of up to $[ ● ] for filing, due diligence, and legal fees incurred by it.

We plan to redeem the Series REG A, comprised of 4,500,000 shares for a redemption value of $12.50-$15.00 per share if the purchase price is $10 per share, at the time of our Planned IPO/RPO. We also plan to redeem some, if not all, of our Series A Preferred Stock, some of our Series A+ Preferred Stock, and some of our Original Preferred Stock in this Offering, and the remaining Series A Preferred Stock, Series A+ Preferred Stock and some Original Preferred Stock in the Planned IPO/RPO, if at all. If we sell our Company or liquidate it before we redeem all or any of our Preferred Stock, we will redeem the remaining Preferred Stock from the proceeds of the sale or liquidation prior to any distribution to Common Stock.

We believe $10 million in gross proceeds from this Offering would be advantageous to our accelerated growth and achievement of positive earnings before interest, taxes and amortization, or the EBITDA, and earnings. If we receive less than $10 million from this Offering, we would be able to enhance our current operations and pursue a more modest expansion of our planned operations, for example: acquire national mail order licenses and operate in most, if not all states; acquire or newly license a lesser number of regular Kiosk installed pharmacies and non-Kiosk formulating pharmacies in multiple states; secure multiple Kiosk contracts, by either contracting with the new contract entities the initial ownership of inventory, or arranging inventory finance lines of credit in different states, to stock the initial inventory; continue penetration of single Kiosk contracts in the offices or buildings of multi-physician practices; expand into medical office buildings and other types of medical facilities; expand into chain stores; expand the number of distributors in more states to market our services; build out and finish development of our Smart Rx MedSpas® service and product lines, subject to further capital available since each one is a separate potential profit center, and provide for ad hoc developments and acquisitions. We strengthen our cash flow and current operations as each of our current and contracted Kiosks and Smart Rx MedSpas® increase their sales, so any additions as a result of this Offering may further develop our current operations and EBITDA.

By comparison over our first 5 years, our total cash and contributed capital to the date of this Offering Circular is under $10 million (not inclusive of tangible or intangible operating or intellectual assets).

We expect approximately $5 million would provide us sufficient capital to enhance our software and install approximately 30 Kiosks locations or open new pharmacies, though we may not acquire very many existing pharmacies within that budget, and virtually all of these additional Kiosks would emanate from new licenses we obtained.

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In the event that we do not raise the total Offering Amount of $50 million, as described in the table below, we may proportionately scale back our planned operations expenditures as well as the redemptions of the scheduled Preferred Stock, thus spending less, redeeming less, and growing slower until we can successfully implement alternative methods of capital financing from institutions and independent funds and family offices, including inventory and acquisition credit lines.

NET PROCEEDS AVAILABLE TO ISSUER	$44,000,000	$33,000,000	$21,875,000	$8,650,000
Net Proceeds Available to Company
VARIABLE COSTS	100%	75%	50%	20%
ACQUISITIONS OF PHARMACIES/ LICENSES	$17,400,000	$12,000,000	$8,400,000	$3,600,000
NEW PHARMACY LICENSES	$3,750,000	$3,900,000	$2,250,000	$1,200,000
Inventory KIOSKS	$4,150,000	$3,300,000	$2,150,000	$1,000,000
Administrative Support	$300,000	$225,000	$150,000	$75,000
Data Analysis	$375,000	$250,000	$125,000	$0
Operating Capital	$1,775,000	$1,300,000	$1,030,000	$425,000
Residual for Miscellaneous	$110,000	$30,000	$25,000	$0
total VARIABLE COSTS	$27,860,000	$21,005,000	$14,130,000	$6,300,000

NET PROCEEDS AVAILABLE TO ISSUER	$44,000,000	$33,000,000	$21,875,000	$8,650,000
FIXED & SEMI-FIXED COSTS	100%	75%	50%	20%
Accounting Support & Auditors	$225,000	$150,000	$75,000	$75,000
IT Support	$150,000	$100,000	$50,000	$50,000
Corporate Support	$1,750,000	$1,500,000	$750,000	$250,000
Operations CENTERS	$2,000,000	$1,500,000	$1,000,000	$500,000
Innovations Group	$600,000	$450,000	$300,000	$150,000
Human Resources	$75,000	$75,000	$75,000	$0
Data Analysis	$375,000	$250,000	$125,000	$0
Administrative Support	$300,000	$150,000	$150,000	$75,000
Redemptions to Founding Shareholders	$9,185,000	$6,650,000	$4,500,000	$1,200,000
IPO Reserve	$1,000,000	$850,000	$500,000	$0
SHAREHOLDER'S LIASON, PR, IR,	$180,000	$120,000	$120,000	$0
Legal, Filings, Reports, Transfer Agent	$300,000	$200,000	$100,000	$50,000
subtotal	$16,140,000	$11,995,000	$7,745,000	$2,350,000

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DESCRIPTION OF OUR BUSINESS

General

Smart Rx Systems is a Florida C corporation incorporated in 2013 by our CEO, Mr. Mathow Sandeep. It is a technology and management company with custom and proprietary technologies which provides pharmacy related services at the POC via the Kiosk, a registered trademarked automated medication management system that dispenses medication-on-demand. Our technology was designed and developed to provide access to a live pharmacist for counseling and medication therapy management on site, or via video conferencing technology in the Kiosk, as well as mail order prescriptions as a follow-on service to customers. We believe our Kiosk can perform all functions in less time and less cost than those performed by a retail pharmacy while in full compliance of U.S. FDA and other federal and state regulations. The Kiosks dispense medication-on-demand at the POC utilizing a proven robotic prescription dispensing system platform to overcome the risks, costs and time of development and manufacturing of a new technology device. These include prescription verification, insurance verification, reimbursement, labeling, printing medication instructions, and consulting with a remote licensed pharmacist.

Currently, all our revenues from operations are earned, accrued and collected in Florida and Texas. All the assets we currently own are resident in Florida and Texas. We installed Kiosks in Texas and Florida during 2018. As of the date of this Offering Circular, the Company is operating 8 locations, with 5 Kiosks within physicians’ offices or their medical office buildings. Among them, 3 Kiosks are in Florida and 2 are in Texas. The Company is also operating 3 “brick-and-mortar” pharmacies incorporating its Kiosks. We are working on sterile compounding facilities which can manufacture specialty products for our proprietary Weight Loss and Wellness programs and other products as needed, which will be ready to open prior to the completion of this Offering. Additionally, the Company plans to open its first commercially operating Smart Rx MedSpas® in November of 2018.

Our Subsidiaries

In April 2016, we acquired a Florida licensed pharmacy, Choice Meds USA, Inc., as a subsidiary wholly owned by Smart Rx Systems, and we have operated it ever since. In 2016, we transferred 2% of the equity of Choice Meds USA, Inc. to a non-related physician in lieu of a contribution of $25,000 in cash.

In May 2016, we incorporated Smart RX Pharmacy, Inc. in Florida, which is another subsidiary wholly owned by Smart Rx Systems. As of the date of this Offering Circular, DEA license for Smart RX Pharmacy, Inc. is pending approval.

In May 2017, we acquired Vista Specialty Pharmacy, LLC., from Vista Clinical and Diagnostics, LLC, which is one of our founding Common Shareholders.

In 2018, we acquired two additional pharmacies in Texas. One license for one of the pharmacies has been physically transferred to a new pharmacy in a physician group practice in Tyler Texas, and the other license is a brick and mortar pharmacy, both of which are fully operational. We have also procured all licenses for an additional pharmacy which we plan to physically transfer to a new location in Texas within the next few months. All of our pharmacies are wholly owned by the Company. We received all regulatory approvals required to physically transfer each pharmacy we have physically transferred in the past, and will continue to seek and receive approvals for any pharmacy so transferred in the future.

In May 2018, we purchased a pharmacy in Leesburg, Florida, which will be close to our new location in Clermont, Florida. This pharmacy is in operation.

We are also in the process of moving our Choice Meds USA, Inc. to a new location in Winter Haven, Florida.

Currently, we are in the process of completing all licenses for two more pharmacies in the Texas.

We have completed the construction of a Smart Rx MedSpa® in Tyler, Texas, and we plan to make start operation in October 2018.

We expect that in the long term, there will be a consistent flow of licenses and pharmacies in our target markets for acquisition, operation and expansion, which will likely enable us to continue our platform in the foreseeable future. We intend to acquire pharmacies and licenses located in both primary and secondary markets throughout the United States. We do not currently anticipate making acquisitions outside of the United States or its territories.

Operation of our Business

We have partnered with a GAPRM, ScriptPro, who manufactures the Kiosks, leases the machines directly to our healthcare provider clients after they sign a contract with us, installs their portion of the equipment, and maintains their portions of all Kiosks, which provided us with a rapid entry into the market.

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Product and Service Overview

Our Products

Our Kiosk is a complete “Pharmacy-in-a-Box”, which is an entirely automated system with override capability to manually control the dispensing of medication by our pharmacists. It has the capacity to dispense 225 different types of medications from separate dedicated automated bins automatically, each of which holds approximately 70 typical prescription fulfillments, totaling approximately 15,750 prescription and OTC medications. Medicines not inside the Kiosk are fulfilled manually by the pharmacist, as needed, because our Kiosks at this time can only inventory 225 different drugs. All other drugs are inventoried on the pharmacy shelving and dispensed manually.

Our proprietary system features include automated pill counting, live video conference with a licensed pharmacist, barcode reader, biometrics, facial recognition, backend data collection, automated vile capping, automated labeling, medication image capture, automated climate control and automated remote insurance processing. Our Kiosk enables patients or physicians to access to our 24-hour pharmacists as well as retail pharmacies almost everywhere, extending the reach of traditional retail pharmacies without the limitation of time, distance, language or costs of traditional brick-and-mortar pharmacies.

ScriptPro inventory management software is only “inventory related” because it only manages the total inventory inside each ScriptPro kiosk. Our proprietary software and functionality apply other functions such as database software, patient management software, dispensing software and insurance payment software and more, not found in Script Pro’s equipment. The user interface is not the only feature the Company added to the ScriptPro product. All of the proprietary added features, including the video-conferencing with a live pharmacist which came from the Company’s proprietary interface, work together to combine seamless customer interaction.

Our Kiosks are currently installed at the POC to provide convenience to patients. Physicians send the prescriptions electronically to our Kiosks. When the prescriptions are received at the Kiosks, they will be verified and processed by on-site technicians located at the Kiosks or remote technicians, and the prescriptions will be automatically filled and dispensed in approximately two minutes. All users of our Kiosks contract with us for our services for fast, easy and inexpensive fulfillment of patients’ prescriptions or directed non-prescription medications like OTC and vitamins. The main terms of the contract for such services involve what, how, when, where, how much and how many medications we stock within the Kiosk, who will assist the patients at the Kiosk as they retrieve their medications and what directions and follow-up we will provide.

Our Kiosks are leased directly from ScriptPro or its affiliates by physicians or medical facilities, and all the medications are bought and owned by the physicians or medical facilities. The physicians or medical facilities then hire us for both recurring and one-time fees to operate, manage and perform all pharmacy related services and activities at the POCs. Each POC location has one or more of our Kiosks, pharmacy management software, a licensed pharmacy technician and some remote licensed pharmacists to verify prescriptions and provide counseling to the patients via video conference when requested.

Standard retail and other non-traditional pharmacies can also include a Kiosk. The Company believes that the Kiosks can reduce the operating costs of a pharmacy and provide efficiencies to the dispensing processes.

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Current Kiosks in doctors’ offices

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Our Services

Kiosk Installations. With the cooperation and partnership of ScriptPro, we install POC Kiosks in the medical office buildings or offices of physicians’ group practices through our manufacturer’s technicians and our own personnel, with the aid of local contractors who may make certain nominal carpentry, plumbing or electrical alterations to the space where the Kiosks are placed and our pharmacy partner’s technicians to insure every compliance item is monitored by multiple “sets of eyes.” We expect to continue this methodology of installations throughout all our 2018 and 2019 Kiosk placements, updates or improvements.

Mail Order Pharmacy. Each Kiosk in the POC where we are licensed has the capability of mailing refills to patients to increase patient adherence to the routine and regimen of their medication and preserve patient benefits, and also increase physicians’ confidence that their instructions are followed. These refills by mail can also increase our sales and revenues for the prescribing physicians. We plan to purchase, with the proceeds of this Offering, if any, a national pharmacy licensed to dispense prescriptions by mail in all states of the U.S.

Smart Rx MedSpa®. We have completed the construction of our first Smart Rx MedSpa® in Tyler, Texas, and we plan to start operation in November 2018. We believe our Smart Rx MedSpa® offers a whole range of non-invasive aesthetic treatments such as injectable pharmaceuticals, lasers and ultrasound treatments to improve the customer’s health and appearance. We also believe our procedures help clients shed weight, sculpt their body, rejuvenate and hydrate their skin and help them look and feel better.

Research and Development

We expect to conduct research and development activities related to our interfaces and remote applications, and also on penetration within on-site locations we serve, which may include feasibility studies for specific locations. We may modify our research and development plans due to velocity of our growth.

Supplier and Quality Assurance

Kiosks

We rely on a GAPRM, ScriptPro, who manufactures the Kiosks, and leases the machines either directly to the healthcare providers, or to us, as applicable, as well as install and maintain their portions of the Kiosks. ScriptPro is our only supplier of Kiosks by exclusive contract. Pursuant to the exclusive agreement, we shall not use any other manufacturer while they shall not use any other POC, interface or on-demand system.

The Company and ScriptPro entered into a Kiosk Manufacturing and Support Agreement on March 21, 2014, or the ScriptPro Agreement, and an amendment to the ScriptPro Agreement on May 22, 2015, or the ScriptPro Amendment, both of which have been filed as Exhibit 6.5 and 6.6 to this offering statement. Confidential portions of the ScriptPro Agreement and ScriptPro Amendment have been so omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

The Company believes both of the ScriptPro Agreement and ScriptPro Amendment contain confidential information which will be commercially harmful to the Company if public disclosed and public disclosure is not necessary for the protection of investors.

Material terms of the ScriptPro Agreement include:

•	ScriptPro is in the business of designing, manufacturing, selling and providing support for a wide range of pharmacy automation hardware and software products and systems, including robotic prescription dispensing systems, workflow systems, and management systems for pharmacies (“ScriptPro’s Products and Systems”).

•	Since November 2012, ScriptPro and Smart Rx Systems have been working together on proposed integrations and modifications of certain of ScriptPro’s Products and Systems to produce a robotic prescription dispensing system to dispense prescriptions to patients in physician’s offices.

•	The physical embodiment of the Kiosk shall consist of a robotic system, wholly owned and manufactured by ScriptPro. The User Facility shall be manufactured and integrated with the CRS by ScriptPro pursuant to plans developed jointly by Smart Rx Systems and ScriptPro.

•	The Customer User Interface shall be developed jointly by Smart Rx Systems and ScriptPro.

•	The Kiosk is designed to maintain an inventory of prescription medications and ancillary products (the “Drugs”) in the office (the “Customer Site”) of a physician or group of physicians (the “Customer”) in order to dispense Drugs to patients of the Customer (the “Patients”) at the Customer Site in accordance with prescription orders produced by the Customer consistent with its active medical license(s).

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•	Smart Rx Systems and/or its associates shall employ pharmacists duly licensed and authorized by the applicable governmental authorities to provide professional pharmacy services to Patients at the Customer Site via remote support facilities incorporated into the Kiosk. Smart Rx Systems shall enter into an agreement with the Customer to provide such services. Smart Rx Systems shall indemnify and hold harmless ScriptPro for any and all liability relating to Smart Rx Systems’ responsibilities under section 6 of the Agreement and shall defend ScriptPro against any related litigation or other disputes and pay all related damages, expenses, attorney fees, or other costs.

•	A Customer shall obtain an individual Kiosk unit (a “Unit”) directly from ScriptPro under a rental agreement entered into between the Customer and ScriptPro. The Customer shall be responsible to make payments to ScriptPro under the terms of the Customer Acquisition Agreement.

•	A Unit placed at a Customer Site shall be supported by ScriptPro under a “Customer Support Agreement” entered into between the Customer and ScriptPro. The Customer shall be responsible to make payments to ScriptPro under the terms of the Customer Support Agreement.

•	“Territory” shall mean the United States and any other country where ScriptPro has installed one or more Units.

•	Customer User Interface has been developed by Smart Rx Systems. All or parts of the Customer User Interface developed by Smart Rx Systems may be incorporated or communicate with the robotic dispensing system and the Pharmacy Management Software (PMS) which currently are an integral part of the Smart PharmAssist™.

•	Smart Rx Systems shall retain and own all intellectual proprietary rights in all hardware, software, systems, patents, copyrights, trademarks, and all other material and intellectual property and know-how developed and paid for by Smart Rx Systems to create the Customer User Interface that will be integrated into the Kiosk. Furthermore, Smart Rx Systems hereby grants ScriptPro a non-exclusive right and license to use all technology associated with the Customer User Interface for any purpose other than as prohibited by the ScriptPro Restrictions to the extent they are in effect.

•	Smart Rx Systems and its affiliates shall be solely responsible to obtain “Orders” for Units from Customers.

•	Unless specifically permitted by Smart Rx Systems under a separate written agreement with ScriptPro, for as long as Smart Rx Systems meets all of its obligations set forth in the Agreement, ScriptPro shall not provide Units, or any products that are substantially similar to the Kiosk, for use within the Territory other than pursuant to Orders received from Smart Rx Systems. It is further agreed that, if Smart Rx Systems fails to meet any of its obligations under the Agreement, the aforementioned restrictions shall have no further force or effect.

•	Smart Rx Systems shall conduct sales and marketing activities promoting the sale or lease of Units to potential Customers.

•	ScriptPro shall be the exclusive manufacturer for the Units, the exclusive provider of the Kiosk Software to be installed on the Units, and the exclusive provider of Customer Acquisition Agreements. Smart Rx Systems shall be the exclusive provider of the Customer User Interface, its software, its hardware, its services to pharmacies, customers of Smart Rx Systems.

•	ScriptPro shall brand the Units with both the “Smart PharmAssist™” logo and the standard “ScriptPro” logo.

•	ScriptPro shall also provide to Smart Rx Systems, at one or more Smart Rx Systems support centers and under one or more separate agreements with Smart Rx Systems, pharmacy management system hardware and software along with capabilities for such pharmacy management system hardware and software to connect to Units operating at Customer Sites in order to enable Smart Rx Systems to provide professional pharmacy services to support Customers and Patients using the Units at such Customer Sites.

•	In the event there are changes in laws or regulations that affect the Kiosk or its use, both parties will work together and make reasonable efforts to develop modifications to the Kiosk and/or the Kiosk Software to bring them into compliance. Each party would bear its respective cost of developing such modifications. If modifications are determined to be feasible, ScriptPro shall offer to implement the modifications on Units’ operating Customer Sites with implementation costs to be charged to the Customers.

•	American Arbitration Association is the arbitration forum.

Material terms of the ScriptPro Amendment include:

Removing the Minimum Sales Volume section and certain pricing definitions and changes.

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Inventory

Once a pharmacy acquires applicable licenses, the Company may purchase from any supplier of pharmaceuticals, devices and supplies. The Company purchases its inventory from national pharmaceutical distributors and supplies’ vendors who can service the Kiosks installed in physicians’ offices as well as Kiosks installed in the current or future retail formulating pharmacies, in all states in which we now operate, or in the future will operate.

Method of Distribution

We use in-house resources and personnel, and at this time, one Texas distribution company, to distribute our products and services. We will maintain our rights to market and distribute ourselves when we contract with distribution companies, even if we may grant a distribution company an exclusive territory. In the state of Texas, we have contracted with a specialized distributor. It has exclusive distribution rights for our products and services in Texas, while we continue in-house distribution activities. We intend to use some of the proceeds of this Offering to expand to other distribution channels, including adding more contractual relationships with distributors. Management will continue to call upon large multi-Kiosk potential customers.

Marketing and Advertising

We have used our directors, officers, contractors and our contractual relationship with currently one third-party distributor to market our products and services to prospective physicians’ group practices and other medical or retail enterprises. We purchased Vista Clinical and Diagnostics, LLC’s compounding pharmacy in Clermont, Florida in 2017, and plan to move it to Winter Park, Florida in 2018. We expect our current third-party distributor to significantly increase activities on our behalf, and we also expect to add more distributors. Some of the proceeds of this Offering is planned to be deployed to hire additional marketing and sales personnel after we provision the software and hardware which are expected to be purchased. We anticipate that the additional personnel would most likely impact placements of Kiosks in late 2018 and throughout 2019.

Comparisons to our Competitors

We are currently unaware of any competitive developers of technology in the POC physician dispensing robotic environment and also targeting on-site patient pharmaceutical on-demand medication dispensing systems like us. But in the near future, especially if we are successful with this Offering, we expect more competitors to enter this domain.

Due to the nature of our business model, our risks of operation are more limited than the operating companies developing robotic machines. As a result, our income streams and participations in the profits of Kiosks and mail orders, if any, are more segregated from the direct risks of equipment technology development.

The amounts we can spend on marketing our products and services are dependent upon the growth rate of the number of our Kiosk installations, their relative revenue and profit growth, and the amount of proceeds we achieve in this Offering. The budget for our marketing endeavors may be lesser or greater based upon these variables, which will limit or expand our competitive posture accordingly.

Our Intellectual Property

We have developed several patentable custom proprietary technologies, systems and models during the buildout of our custom proprietary business models and operating systems, which we maintain under strict confidential procedures. We believe, and in accordance with the advice from our patent counsel, that filing patent applications with U.S. Patent Office now may disrupt the proprietary nature of our operating technologies and models, and expose us to risks related to other new product models about to be commercialized. We intend to apply for patent protection at later dates when the Company deems appropriate.

Currently, we only have registered trademarks and copyrights. We rely on a combination of proprietary information, non-competition and arbitration agreements with our employees, consultants and third parties with whom we have relationships, as well as trademark laws and copyright laws to protect our proprietary rights. All our system software is copyrighted and subject to the protection of applicable copyright laws. We have applied and expect to apply for more trademark registrations from time to time.

We currently hold various domain names relating to our brand, including www.smartrxsystems.com.

Employees

Our employees are at the heart of our business. As of June 30, 2018, we have employed a total of approximately 16 full-time individuals and 4 part-time individuals, inclusive of 3 long-term contractors.

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Government Regulations

Companies engaged in healthcare and technology related industries are subject to extensive regulations by various government agencies pursuant to statutes, rules and regulations.

Healthcare Related Regulations

The manufacture and sale or lease of our products are not regulated by the FDA or the DEA. However, our current products, and any future products, may be regulated by these or other federal agencies due to future legislative and regulatory initiatives or reforms.

In addition, healthcare providers and facilities that use our equipment and dispense controlled substances are subject to regulations of the DEA, including the Controlled Substances Act and its implementing regulations.

Pharmacies are regulated by individual state boards of pharmacy that issue rules for pharmacy licensure in their respective jurisdictions. State boards of pharmacy do not license or approve our medication and supply dispensing systems; however, pharmacies using our equipment are subject to state board approval.

Also, hospitals must be accredited by The Joint Commission to be eligible for Medicaid and Medicare funds. The Joint Commission does not approve or accredit medication and supply dispensing systems; however, its disapproval of our customers’ medication and supply dispensing management methods, and our customers’ failure to meet The Joint Commission requirements could decrease demand for our products and harm our competitive position, results of operations and financial condition.

We have implemented a Privacy and Use of Information Policy and adhered to established privacy principles, use of customer information guidelines and related federal and state statutes, such as HIPAA. Among other things, this legislation requires the HHS to adopt national standards governing the conducts of certain electronic health information transactions and protecting the privacy and security of personally identifiable health information maintained or transmitted by “covered entities,” which include pharmacies and other healthcare providers with which we may do business with.

In addition, future HIPAA standards and other federal and state privacy and security laws may be enacted at any time on our customers or on our investors, which could restrict the ability of our customers to obtain, use or disseminate patient information, and adversely affect the demand for our products and services or force us to redesign our products and services to meet regulatory requirements.

The Company must be licensed as a pharmacy in each location of our Kiosk, and in each of our locations, currently Florida and Texas, we are licensed as a pharmacy.

In the future, we plan to have pharmacies that are licensed as remote pharmacies, although we cannot guarantee we will be able to do that and we do not have any as of the date of this Offering Circular.

The Company is not separately required to obtain a FDA approval for the use of ScriptPro kiosks, as modified by the Company’s proprietary technology. Licensed pharmacies, not any devices, are responsible for such features as accuracy, counting, non-contamination or interaction with other medications, labeling, etc. Our Kiosks are used by licensed pharmacies, either owned and operated by the Company or leased and contracted for the Company’s services. As a result, the pharmacies are responsible.

The DEA, National Council for Prescription Drug Programs, or the NCPDP, and National Provider Identifier, or the NPI, as well as state pharmacy licenses we obtained to operate each pharmacy, and in the future, any remote pharmacy, as applicable, are obtained from U.S. agencies and the pharmacy board in each state: the DEA license from the FDA, the NCPDP and NPI numbers from Centers for Medicare and Medicaid Services, Florida pharmacy license from Florida Board of Pharmacy, and Texas pharmacy license from Texas State Board of Pharmacy.

Each of our locations now, and in the future, has or will have a DEA license, permits or ID numbers assigned by NCPDP and NPI, and state license from each state.

Legal Proceedings

There are no material legal proceedings ongoing or, to our knowledge, threatened, with respect to us.

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Our Competitive Strengths and Strategic Opportunities

Problems with Current Pharmacies:

•	Current pharmacies are brick-and-mortar businesses with high fixed cost
•	Inconvenient to patients
•	Long patient wait time
•	Lack of accuracy due to human errors
•	Most of the pharmacists are not available 24/7

Our Opportunities:

•	The Kiosks are located at the POC and retail locations
•	Short wait time with privacy guaranteed
•	Medication can be dispensed in 2 minutes or less
•	The Kiosks have a proven accuracy of 99.8%
•	Pharmacists are available 24/7 via video conference on mobile devices
•	Retail pharmacy is a $500 billion market

The Smart PharmAssist™ Kiosk Advantages

•	Access pharmacy services 24/7
•	Interactive and user friendly
•	Secure & HIPAA compliant
•	Available at the POC and retail locations
•	No long waiting time and private transaction
•	Fills medication in 2 minutes or less
•	Talk directly with a pharmacist on-site or via video conference technology for MTM 24/7
•	Offer mail order medication service for prescription refills
•	Improve accuracy from 94.5% of current pharmacy to 99.7% with the Kiosk
•	Improve customer satisfaction and increase medication adherence
•	Allow pharmacists to concentrate on medication therapy instead of counting pills

DESCRIPTION OF OUR PROPERTIES

The Company moved the warehouse and temporary offices to a new location in 215 Live Oaks Blvd., Casselberry, Florida 42707, in July 2017. We also moved our financial and operations headquarters to a new location of approximately 2,500 square feet at 18946 N. Dale Mabry Highway, Suite 102, Lutz, Florida 33548, in 2017, which we expect to continue to utilize through at least 2020.

As of the date of this Offering Circular, we own a 9,000-square foot, 2 story building at 2273 Lee Road, Winter Park, Florida 32789, which will be utilized as our call center and demonstration location for our Kiosks when we complete renovations in 2019. A pharmacy will be moved to the first floor. The building was acquired in August 2017 and has several stable, creditworthy professional tenants whose rents supplement our net income. The Company paid $202,000 in cash and received an $872,000 interest only, 5-year term mortgage from the seller of the property, for the purchase of this building. 100% of the interest on this mortgage is offset by the rental income from the existing tenants.

We intend to use a portion of the proceeds from this Offering to open: (1) a Headquarters location in 2020 or 2021; and, (2) one or more Regional offices which will house our equipment and operations centers to efficiently operate our Kiosks within each Regional area from each of these “Hubs”. We may also establish pharmacists’ remote locations to serve a number of Kiosks on a remote basis once we establish remote controlled pharmacies, which we may start installing with some of the proceeds of this Offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Forward-Looking Statements

This discussion and analysis contains forward-looking statements that are subject to risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with those statements. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.”

Business Description

Smart Rx Systems is a Florida C corporation incorporated in 2013 by our CEO, Mr. Mathow Sandeep. It is a technology and management company with custom and proprietary technologies which provides pharmacy related services at the POC via the Kiosk, a registered trademarked automated medication management system that dispenses medication-on-demand. Our technology was designed and developed to provide access to a live pharmacist for counseling and medication therapy management on site, or via video conferencing technology in the Kiosk, as well as mail order prescriptions as a follow-on service to customers. Our Kiosk performs functions performed by a retail pharmacy including prescription verification, insurance verification, reimbursement, labeling, printing medication instructions, filling the labeled vials, reverification of pill accuracy in the vials, capping the vials and placing the vial in a lockbox awaiting verified pick-up by the patient, all of which are accomplished in an average time of two (2) minutes while in full compliance of U.S. FDA and other federal and state regulations. The first time a patient uses our Kiosk, the pharmacist or technician must input their required personal information and insurance coverage, if any, into the system, which takes an average of 3 minutes. Once done, the system retains that information securely. At the time of pick-up of the medications, the patient then consults with a remote or on-site licensed pharmacist regarding the same information related to each prescription as they would inside a retail pharmacy. The Kiosks dispense medication-on-demand at the POC utilizing a proven robotic prescription dispensing system platform to overcome the risks, costs and time of development and manufacturing of a new technology device.

Discussion of Audited Operating Results

Smart Rx Systems operates on a fiscal year basis from January to December.

Operating Results

Smart Rx Systems has a limited operating history of approximately five (5) years, we began limited and commercial installations of our Kiosks at the end of 2016, our first fully commercial installations in late 2017, and our Smart Rx MedSpa® Program in 2018, and we have generated limited revenue since inception of approximately $1,810,341 from our operations.

Fiscal Year Ending December 31, 2017 compared to Fiscal Year ending December 31, 2016

Our total revenues in 2017 were $638,856, which is a 65.95% increase compared to $387,296 in 2016. We attribute this increase to our fourth quarter initiation of commercial operations of our Kiosks.

In 2017, our operating loss was ($620,246), compared to ($163,389) in 2016. The increase is due to increases in expenses for installations of Kiosks, inventory, an increase in acquisitions and expenditures relating to the acquisitions, an increase in our developmental costs as a result of new capital provided by our shareholders, an increase in pursuit costs for identifying and comparing new licenses and locations, as well as identifying and performing due diligence on acquired assets, and pursuit costs related to capital formation.

As a result, Smart Rx Systems’ net loss for the fiscal year ended December 31, 2017, including all non-cash items, was ($2,939,953), representing an increase of $(2,434,925) compared to a net loss of $(505,028) for the fiscal year ended December 31, 2016. The large difference between our operating loss and total net loss for 2017, which represents our net loss, was due to non-cash long-term preferred stock premium and interest allowance which represents approximately $2,000,436, or 68% of our net loss.

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However, our total shareholders’ equity for the fiscal year ended December 31, 2017 was $6,657,541, representing an increase of $2,623,848, or 65.04% compared to $4,033,693 for the fiscal year ended December 31, 2016.

Our retained earnings for the fiscal year ended December 31, 2017 were $(1,214,242), compared to $(709,214) for the fiscal year ended December 31, 2016.

Our unaudited cash position for the six-month period ended June 30, 2018 was approximately $1,770,208.

Therefore, a relatively small improvement in net sales could potentially provide profitable operations, especially due to our business’ gross profit margin.

Liquidity and Capital Resources

Short-Term Liquidity –12/31/17 (audited)

Cash	$3,194,021
Accounts Receivable	$141,544
Accounts Payable	$300,448
Line of Credit Used	$0
Inventory	$59,167

Long-Term Liquidity

Maturities of our Company’s debt for the years ending December 31 are as follows:

2018*	$0
2019*	$0
2020	$0
2021	$0
Total	$0

*Does not include: interest on our $870,000 headquarters building interest-only mortgage, which is payable quarterly, and the interest is recorded as a short-term liability each year.

As of December 31, 2017, Smart Rx Systems has $3,194,021 in cash as compared to $84,988 in cash as of December 31, 2016.

Included in the total current liabilities of $2,460,160 for December 31, 2017, compared to total current liabilities of $376,902 as of December 31, 2016, of which $1,990,800 is the non-cash deferred balance to premiums expensed in 2017 against preferred shares issued during 2017. Therefore, the cash to cash comparison would be $469,360 in 2017 in current cash liabilities and $376,902 in 2016. Total liabilities as of December 31, 2017 increased to $3,332,160, of which $1,990,800 is non-cash deferred preferred stock premiums, and now includes a mortgage of $870,000 on our headquarters building, compared to $495,030 through December 31, 2017. These increases were due to an increase in amortization resulting from an increase of non-cash items and assets; an increase in acquisitions and expenditures relating to the acquisitions; an increase in our developmental costs as a result of new capital provided by our Shareholders; an increase in pursuit costs for identifying and comparing new licenses and locations, as well as identifying and performing due diligence on acquired assets, installations of additional commercial Kiosks, and pursuit costs related to capital formation; an increase in the accrual of non-cash items such as capitalized portions of premiums on our Preferred Stock issued to non-related founding shareholders, and increases in amortization of assets and depreciation of equipment and tangible assets.

Interim June 30, 2018 (Unaudited)

Our unaudited revenues for the six-month period ended June 30, 2018, were approximately $585,000, and our cash position for the same period was approximately $2,101,800. Our operating loss was approximately $837,220, for the same period, mainly due to an increase in payroll and related compensation of consultants, new employees for new Kiosks recently brought on line, as well as wages paid for the first time in 5 years to our CEO and CFO, and expenses related to this Offering. Therefore, our net loss for the period was approximately $1,122,000.

In the 1st Quarter of 2018, the company acquired 2 pharmacies in Texas, one in Richardson, Texas, and one in Richmond, Texas, where we will be installing Kiosks at each location.

In the 2nd Quarter of 2018, the company acquired a pharmacy in Leesburg, Florida, where we are installing a Kiosk.

In the 2nd Quarter of 2018, the company agreed to issue shares in the near future of a new Series AA and shares of a new Class AA for certain shareholders of Series and Class A and A+ shares who voluntarily offered to defer redemption of some of their Series A or Series A+ Non-Voting Preferred shares until our Planned IPO/RPO, is at all, as a part of their holdings. These shares will be designated to the Shareholders in 2018, but will not be issued during 2018, as they will not be issued until just prior to the Planned IPO/RPO, if at all, which date is indeterminant at this time, when the Preferred may be redeemed and the Common converted. The Series AA shares bear a Stated and Redemption value of $12.50 per share, and the Class AA shares bear super-voting and conversion rights of 6 Listed shares upon a National Exchange Listing for each 1 share of Class AA.

In the 2nd and 4th Quarters of 2018, the Company converted to securities, both for previous years and in 2018, certain negotiated payables to consultants and advisers related to past invoices and labor, corporate affairs, pursuit costs and filings, in accordance with our agreements with them, and capitalized the expenditures accordingly to additional paid in capital versus our payables, which the company expensed.

We have acquired two additional pharmacy licenses that we plan to install in new Texas locations in the first quarter of 2019.

We plan to open our first Med Spa in Texas in the first quarter of 2019.

Smart Rx Systems, Inc. has ample cash reserves for our upcoming operations, offering and near-term expansion, and expect our Founders to provide any extraordinary needs until our planned receipt of REG A Offering proceeds, if any. The Company expects all our Offering related expenses to be reimbursed from the proceeds of the Offering, which total proceeds could be just under $44 million if the full $50 million public Offering is sold.

We anticipate that we will be able to meet our current near and long-term liquidity needs with cash from our operations.

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We believe proceeds from this Offering should allow us to acquire national mail order licenses and operate in most, if not all states; acquire or newly license a lesser number of regular Kiosk installed pharmacies and non-Kiosk formulating pharmacies in multiple states; secure multiple Kiosk contracts, by either contracting with the new contract entities the initial ownership of inventory, or arranging inventory finance lines of credit in different states, to stock the initial inventory; continue penetration of single Kiosk contracts in the offices or buildings of multi-physician practices; expand into medical office buildings and other types of medical facilities; expand into chain stores; expand the number of distributors in more states to market our services; build out and finish development of our Smart Rx MedSpas® service and product lines, subject to further capital available since each one is a separate potential profit center, and provide for ad hoc developments and acquisitions. We strengthen our cash flow and current operations as each of our current and contracted Kiosks and Smart Rx MedSpas® increase their sales, so any additions as a result of this Offering may further develop our current operations and EBITDA.

However, we also intend to invest significantly in the areas of our business described below in the section sub-titled “High Growth”, and also see “Use of Proceeds to Issuer.” We intend to use the largest portion of the proceeds of this Offering for these intended future investments.

In the event that we do not raise the total Offering Amount of $50 million, as described in the table in the section entitled “Use of Proceeds to Issuer” of this Offering Circular, we may proportionately scale back our planned operations expenditures as well as the redemptions of the scheduled Preferred Stock, thus spending less, redeeming less, and growing slower until we can successfully implement alternative methods of capital financing from institutions and independent funds and family offices, including inventory and acquisition credit lines.

Material Capital Commitments

We have no material commitments for capital expenditures as of the end of the fiscal year ended December 31, 2017 and any subsequent interim period prior to this filing. We plan to make acquisitions and commitments with the proceeds of this Offering, our cash flow, and Founders’ contributions. See “Use of Proceeds to Issuer.”

Trend Information

The following is a description of any trends occurring that have, will or may impact future results in sales, production and profitability.

Industry Trends

Our technology was designed and developed to provide access to a live pharmacist for counseling and medication therapy management, whether live on-site at the location of the Kiosk, or via video conferencing technology in the Kiosk, as well as mail order prescriptions as a follow-on service to customers. The Company believes that our Kiosk performs all functions more efficiently than a traditional retail pharmacy to dispense medication-on-demand at the POC, utilizing a proven robotic prescription dispensing system platform to lower the risks, costs and time in developing and manufacturing a new technology device. Additionally, we plan to implement remote support to process prescriptions, dispense refills, and call patients to perform pharmacy tasks to reduce site costs and increase productivity. Our Kiosks systematically provides for prescription verification, insurance verification, reimbursement, labeling, printing medication instructions, and consulting with a remote licensed pharmacist. We continue to explore the market for professionals, medical office building owners and medical users. To better reach this market, we have contracted with a successful distribution company to market our products and services in Texas as an exclusive distribution agent for Texas, while retaining our own rights to also market in Texas. We intend to contract with other regional and national distributors in other states and maybe, nationally, after we receive proceeds of this Offering. We also expect to hire new non-control marketing officers to augment our current management efforts of expanding our presence.

The large chain pharmacies continue to deal with higher costs of real estate and facilities maintenance to keep stores modern, clean, inviting and well-stocked, while they also face challenges in providing parking or easy access and egress for their locations amid rising population density in the most prime locations. The time that it takes for a chain store customer to drive, use public transport or walk, from a physician’s office or their home, to a chain pharmacy, and wait for their prescriptions, or in some cases, leave the store and return some time later, has generally increased as chain pharmacies become busier from increased population usage. Many chain pharmacies still do not provide delivery service for customers, so physical pick-up is the only way to obtain fulfillment of new or refill prescription or OTC medications. We believe our POC fulfillment Kiosks’ services are an advantage and add convenience for most patients of all ages and in all geographic locations, especially for working parents, single parents, and elderly patients.

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The lines of differentiation between chain pharmacies and chain supermarkets have blurred in the last 20 years. Most large super-chains with super-sized stores, whether they are pharmacy chains or supermarket chains, all sell groceries, sundries, hardware, small electronics, toys, greeting cards, magazines, books, videos and CD’s, cosmetics, health and beauty aids and prescription and over-the-counter medications. More retail locations are opening small pharmacies to compete for repeat consumers and refill business. We believe there is no better place to compete than at the POCs, whether in multi-physicians’ offices, in medical buildings where there are many multi-physician offices of differing types of practices, or in clinics, hospitals, assisted living or nursing facilities, rehabilitation and dementia/Alzheimer’s facilities, smaller rural community regional supermarket or retail stores, or large national chain stores that heretofore have not competed for their customers’ prescription or refill business as a convenience to their other shopping needs at their stores.

Some smaller and privately-owned specialty pharmacies, whether they are formulating pharmacies, predominantly service medical devices and equipment for other prescribing professionals or hospitals and clinics, or conduct business with mostly, if not exclusively, nursing homes, assisted living facilities or dementia and Alzheimer’s care facilities, tend to be profitable with less competition as they provide services that the large chain pharmacies and supermarket pharmacies have chosen to avoid. The large chain pharmacies and supermarket pharmacies often charge higher prices for that portion of their business that is non-Medicare or non-Medicaid, and non-insurance related billing. While our Kiosks do not fulfill liquid prescriptions or refrigerated prescriptions now, and we may add such abilities to future Kiosk versions where needed, for now we do not intend to compete for the medical device and equipment business, if this miniscule segment of the prescription market can be offered profitably, but we may add nursing, assisted living homes and dementia & Alzheimer’s facilities to our future target customers. We believe our smaller models of Kiosks are ideally suited for such facilities, but their utilization at such locations may not meet our minimum revenue criteria except in larger facilities with a larger number of patients. These facilities have not been sensitive to the higher cost differentials of private limited service pharmacies, as they pass all such costs, including delivery, on to their residents. Eventually, we believe these facilities will realize the incremental revenue generation capability of utilizing Kiosks rather than higher cost private pharmacies, eliminating delivery needs, and adding a profit-center to their operations. In terms of profitability, we also need to take facilities’ share and operating cost into consideration.

We are expanding our formulating business, with acquisitions of licenses already undertaken, and 2 formulating pharmacies are ramping up now. We expect to acquire more formulating pharmacies and licenses in key geographic areas with some of the proceeds of this Offering, and let them act as service hubs, with immediate on-site fulfillment, same day or early next day delivery of formulated prescriptions to the service areas within each pharmacy’s range.

As pharmaceutical manufacturers are developing more medications to treat more ailments and conditions, there are an increasing number of prescription medications being approved for sale by the FDA, as well as an increasing number of non-prescription mineral, herb and holistic OTC medications or vitamins being offered to consumers. These facts increase force chain and private pharmacies to stock more and more inventory, yet not all of them turn over as quickly enough. We believe our inventory control, which are dictated mostly by the prescribing habits of the medical practitioners where our Kiosks are located, gives us a cost advantage since we do not need to carry medications in each Kiosk location other than what the physicians in that location tend to prescribe, except for some general patient convenience OTC items.

Consumer Preference

Our Company’s future growth will depend on more multi-physicians’ group practices, multi-medical-building owners, regional and national chains of retail stores, and owners of clinics, hospitals and nursing or long-term care facilities discovering the benefits, costs’ savings and incremental revenue of operating our Kiosks and related programs, in lieu of their current methodologies. Our developments and continuing improvements to our systems will also impact our acceleration into national, and eventually international, applications of our systems and services. Recent natural disasters, such as Hurricanes Harvey, Irma and Maria, have caused extraordinary need for replacement of pharmaceutical and medical infrastructure and facilities, giving rise to a unique opportunity in the aftermath of severe human tragedy to assist in the rebuilding efforts by providing our simpler and less expensive robotic pharmaceutical solutions throughout the affected areas.

Competition

We are currently unaware of any competitive developers of technology in the POC physician dispensing robotic environment, targeting on-site patient pharmaceutical on-demand medication dispensing systems like us. But in the near future, especially if we are successful with this Offering, we expect more competitors will enter this domain.

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High Growth

Managing rapid growth remains a priority and challenge for our Company. The proceeds from this Offering, assuming the Offering Amount is raised, will allow our Company to: hire additional operating and marketing management; add additional distributors; acquire and file for more pharmaceutical licenses in more states; install more Kiosks in more locations; open more Smart Rx MedSpas®; hire the pharmacists and pharmacy technicians required to operate our Kiosks from both on-site and remote locations via video telephonic and Internet feeds; stock pharmaceutical medications’ inventory that is required for each Kiosk; acquire a nationally licensed pharmacy in a state other than Florida if the national pharmacy we acquire is not in Florida; expand our mail order business to a national capability; open and acquire more formulating pharmacies and licenses; build out our national and regional operations and facilities of communications centers; acquire supplier side products’ manufacturer to lower our costs of supplies and broaden our revenue base horizontally; expand our Board; accelerate our revenue channels expansion and raise our EBITDA; redeem some, if not all, Series A Preferred Stock, some Series A+ Preferred Stock and some Original Preferred Stock; reserve for expenses we expect to incur to conduct our Planned Listing or Planned IPO/RPO, if at all, including the cost of a listing on a national securities exchange such as the NYSE American, the NASDAQ Capital Market and the CHX; and other corporate purposes. See section entitled “Use of Proceeds to Issuer.”

To fund our expected development to the next stage of growth, we must rely upon: (1) our cash from operations as available; (2) our cash currently available; (3) this Offering; (4) the continued reliance on additional capital insertions by founding shareholders, or the Founding Shareholders, officers or directors; (5) other available forms of exempt offerings to be utilized in the future, Regulation D, Rule 506 (b) or (c) offerings, institutional placements to qualified institutional buyers, or the QIBs, or qualified purchasers, or the QPs, or other state exemptions, such as a Florida exemption under either the Florida Intrastate Crowdfunding Exemption (“FICE”) or promissory note exemption; and/or (6) loans to the Company secured by either our assets and cash flow, acquired assets and/or personal guarantees of shareholders.

What Is SRXS Doing Now and During This Year?

Our activities as of the date of this Offering Circular, including the activities of the development of the acquisition of tangible and intangible assets for our utilization in the operation of our businesses in addition to this Offering, are funded by the original shareholders, or the Original Shareholders, and Founding Shareholders and to a lesser degree by our revenue streams from operations. Our operational activities and upcoming installations in process are: (1) operation of our Kiosks in group practices of physicians’ offices in complexes of buildings devoted to medical practices and services; (2) coordinating the manufacture and installation of Kiosks and obtaining additional contracts for installation and operation of our Kiosks; (3) all the activities related to Kiosks to be installed between now and the end of 2018, and into future years; (4) revenue now from our Smart Rx MedSpa® provides extensive wellness services at Kiosk locations under physician supervision together with pharmacy services. Some services are oriented to weight loss and/or bio-identical hormone therapy. Most medical practices where we have, or we believe will have, we believe Kiosks will provide complete services that will directly or indirectly treat overall weight issues; (5) continuation of modifications of our existing commercially operative interfaces and remote applications for upcoming applications for prospective and new clients; (6) development of new software and hardware for our interfaces and Kiosks; (7) expanding our internet and fulfillment business into other states; (8) continuation of our acquisitions of licensed pharmacies and further development of a national pharmacy operation; and (9) continuation of modification of our existing software and hardware, and development of new software and hardware for our retail store expansion in 2018 and 2019.

We shall continue to exploit the advantages of our proprietary systems and models.

New Customers

We believe the efforts described herein will enable us to reach a larger market more expeditiously.

We have not conducted any offering for additional capital as of the date of this Offering Circular, and have other means and methods of capitalizing the company other than this Offering. Our Board believes this Offering is the least expensive and expedient method to obtain up to $50,000,000 for now.

Regulation A Offering One-Time Costs

In Fiscal Year 2018 we will experience significant costs associated with this Offering. These expenses include, but are not limited to, costs associated with our securities counsel, corporate legal counsel, Transfer Agent, Underwriters and Co-Managers, our Underwriters and Co-Managers’ legal and pre-offering expenses, Escrow, Disbursement and Payment Agents, investment banking, consultants and auditors.

Post Regulation A Offering Costs

As a result of this Offering and certain other changes we have made, new costs will occur on an annual basis that will impact results in 2018 and beyond. These expenses include, but are not limited to, the semi-annual and annual filings with the Commission, audit, Transfer Agent, legal, advisory consulting, investor relations, asset management reports to shareholders by third parties, updated due diligence reports for our Underwriters, Co-Managers and syndicate broker dealers who participated in this Offering, additional staffing and Board expenses, and reserves for the expenses to be incurred related to our Planned Listing or Planned IPO/RPO.

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DIRECTORS AND EXECUTIVE OFFICERS

Subject to our shareholders’ rights to consent to certain transactions, the business and property of our Company are controlled by, and all powers are exercised by our Board. Our Company has benefited from a tightly controlled, small Board led by Mr. Sandeep Mathow. As of the date of this Offering Circular, our Board consists of our Chairman, Mr. Sandeep Mathow, Vice Chairman, Mr. Santu Rohatgi, an Advisor to the Board since 2014, ASG, and another Advisor to the Board since 2014, Dr. Priti Patel.

Our Board intends to increase from 2 directors to 5 directors by the completion of sale of the Offering Amount, while 3 of which are intended to be independent, non-executive directors. One of the independent directors will serve as the Chairman of Audit Committee and another independent director will serve as the Chairman of our Compensation Committee. With the exception of Messrs. Mathow and Rohatgi, who shall serve until they resign, or the Company is sold, our Board has 3-year staggered terms, and at each succeeding annual meeting, the shareholders shall elect directors for a full term or the remainder thereof. Each director shall hold office for the term which elected and until his or her successor shall be elected and shall qualify. A vacancy created by an increase in the number of directors or the death, resignation, or removal of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Any director may resign at any time or may be removed, except for Sandeep Mathow and Santu Rohatgi, only by the shareholders upon the affirmative vote of a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. We do not intend to add any additional directors until the completion of this Offering.

We also plan to add a REG A Representative Director at the conclusion of this Offering, who shall serve only when any of the Series REG A are outstanding and resign when they are 100% redeemed. We plan to replace the REG A Representative Director with a director representing the Planned Listed or Planned IPO/RPO, if at all. REG A Representative Director, who is planned to be added to the Board at the completion of this Offering, shall be elected only by the REG A Shareholders whom are entitled to elect one director to our Board. Please see the section entitled “REG A Representative Director” of this Offering Circular for a detailed discussion of the nomination, information, and voting process related to the REG A Representative Director.

Mr. Michael Scillia, who is our Corporate Secretary, is the ASG Designated Advisor to the Board.

Our Board has retained our executive officers to manage our day-to-day operations, our intellectual property and other investments, subject to the supervision of our Board. Mr. Sandeep Mathow is our Chairman of the Board and CEO. Mr. Swatantra “Santu” Rohatgi is our Vice Chairman of the Board, CFO and Treasurer. Mr. Frank W. Waters is our Controller. Mr. Michael Scillia is our Corporate Secretary and the ASG Designated Advisor to our Board since 2014. Dr. Priti Patel is an Advisor to our Board since 2014. Our executive officers have accepted their appointment, or nomination to be appointed, on the basis of the compensation to be paid to them.  See “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS – Remuneration of Executive Officers and Managers of Our Company” for more information. Our executive officers will serve for such period as the Board determines, subject to the terms of employment agreements we enter into with them, if any, or their earlier death, resignation or removal.   Our Board may remove our executive officers, subject to the terms of any employment agreements we enter into with them, if any.

The following table and biographical descriptions set forth certain information with respect to the individuals who currently serve as our directors, executive officers and contractors:

The individuals listed below are our directors:

Name	Position	Age	Term of Office	Hours/Year (for part- time employees)
Sandeep Mathow	Chairman of the Board and CEO	45	Indefinite	N/A
Swatantra “Santu” Rohatgi	Vice Chairman of the Board, CFO and Treasurer	69	Indefinite	N/A
Michael Scillia(1)	Secretary and ASG Designee Advisor to Board	70	5 years	N/A
Priti Patel	Advisor to Board	45	5 years	N/A

(1)	Expected to be a director starting from the Closing of this Offering.

The individuals listed below are our executive officers:

Name	Position	Age	Term of Office	Hours/Year (for part- time employees)
Sandeep Mathow	Chairman of the Board and CEO	45	Indefinite	N/A
Swatantra “Santu” Rohatgi	Vice Chairman of the Board, CFO and Treasurer	69	Indefinite	N/A
Frank W. Waters	Controller	52	Indefinite	N/A
Michael Scillia	Secretary and ASG Designee Advisor to Board	70	5 years	N/A

We plan to add several key employees upon the completion of at least $20 million of the Offered Shares are sold in this Offering. They include a project manager to oversee our expansion of Kiosks installation, Smart Rx MedSpas®, and formulating pharmacies; directors or vice-presidents of operations, marketing, business development, research and development, human resources, finance, administration and corporate affairs; additional third-party distributors in several states to manage expansion of our corporate affairs, administration management and investor relations. In addition, we plan to expand the third-party services provided in the past to accommodate the increase in our Kiosk and pharmacy locations. And we will provide services for our shareholders through a new independent advisory relationship.

If we complete this Offering, we will add additional third-party distributors and/or regional sales managers, until we cover all the states we plan to operate Kiosks, pharmacies and/or Smart Rx MedSpas®.

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Biographical Information

Sandeep Mathow, Chairman of the Board and CEO. Mr. Mathow is the founder of Smart Rx Systems and creator of the process of creating robotic systems to dispense medications at the POC that led to our contract with ScriptPro. He has an undergraduate degree in bio-chemistry from the University of California, Berkeley, and an associate’s degree in Respiratory Therapy from Orange Coast College.

Swatantra “Santu” Rohatgi, Vice Chairman of the Board, Co-Founder, CFO and Treasurer. Mr. Rohatgi is a licensed CPA. Prior to joining Smart Rx Systems, Mr. Rohatgi has been a C-Level strategist, finance, operations and transformation consultant, with over 25 years of experience leading turnarounds and driving growth for Fortune 500 technology and global technology start-ups. He has managed multi-functional teams and large-scale projects, supported mergers and acquisitions, devised strategic plans and actions for investors and corporate shareholders. He has held various management positions at NCR Corporation, AT&T Inc., Universal Credit Card, Fore Front, and Celox, including over 20 years as a CFO in various organizations.

Frank W. Waters, Controller. As a licensed CPA active in Florida since 2005, Mr. Waters worked in accounting and finance fields for some of the larger companies in the Tampa Bay area, including Outback Steakhouse, The Home Shopping Network, Checkers Restaurants Inc. and PODS LLC.  He is a veteran of the U.S. Air Force, who has been married for 17 years and lived in Florida since 1987. He graduated from the University of South Florida with a bachelor’s degree in Accounting.

Michael Scillia, Corporate Secretary and ASG Designee Advisor to Board. As a frequent lecturer, speaker, panelist and author, his 45-year career in the securities industry is equally portioned between the Tier I group during his over 18 years with Merrill Lynch in 7 different national, regional and local management positions, as well as over 27 years in ownership and development of 2 independent investment banking firms focusing upon emerging growth companies. His financial engineering experience spanning four decades includes investment banking; regulation and law; corporate finance; marketing financial products; syndication and offering distribution; advising reporting corporate clients; working during his career with over 300 other FINRA member firms that are associated with all major securities industry trade associations. He has held numerous trade association designations and has served on the boards of directors of the larger non-profit industry organizations, currently serving on the boards or as an advisor to the boards of 8 private companies, 6 of which are portfolio companies of ASG CAPCO, A Florida Family Office. He has bachelor’s degrees from University of Maryland, certificates from Boston University and Pace University both as a lecturer and course instructor, and certificates from numerous securities and tax post-graduate programs for securities industry executives.

Priti Patel, Advisor to Board. Dr. Patel is a PharmD, FCCP, BCPS, R.P.H., co-Founder of the Company and medical Advisor to the Board. Dr. Patel is a Clinical Pharmacist licensed in multiple states. Dr. Patel graduated from University of Georgia with Honors, and has more than 18 years of clinical and management experience in the medical and pharmaceutical industry.

REG A Representative Director

The REG A Shareholders shall be entitled as a group to elect one director to our Board who is planned to be added to the Board at the completion of this Offering.

Qualification

A nominee of the REG A Representative Director shall have the qualifications to serve on a public company board of directors. The qualifications of a nominee of the REG A Representative Director shall include, without limitation, the following: 1) no petitions under federal bankruptcy or state insolvency law have been filed by or against such nominee; 2) no orders for relief have been entered in a bankruptcy case involving such nominee; 3) such nominee has not been involved in any of the disqualifying events under the “bad actor” disqualification provisions set forth in Regulation A under the Securities Act; and 4) such nominee shall have the experience in serving on a board of directors consisted of 3 or more board members within the last 20 years. Any qualified nominee with experience in pharmaceutical or robotic industry is preferable. The REG A Representative Director shall be a REG A Shareholder yet not a current officer or director of the corporation.

Additional obligations and rights

REG A Representative Director has the same fiduciary duties to the Board and the Company as other directors of the Board. In addition to his/her general duties as a director, REG A Representative Director shall also serve on behalf of the REG A Shareholders, but if his/her duties conflict, the fiduciary duties to the Company are paramount.

Nomination and Voting

The REG A Shareholders are entitled to nominate up to two (2) candidates for the REG A Representative Director, subject to the Company’s vetting of qualification of such candidates, within twenty (20) business days from the date of the management’s communication to propose nominees. Each REG A Shareholder entitled to vote may nominate one or more persons for election. The Company will also nominate one (1) candidate for the REG A Representative Director within the twenty (20) business days. The process to nominate the REG A Shareholders’ candidates shall commence within fifteen (15) business days after the Final Closing of this Offering. Management of the Company shall communicate internally regarding the qualification of the nominees and facilitate the communication regarding selection of candidates of nominee among the REG A Shareholders.

Following the conclusion of this Offering, the Company will provide to the REG A Shareholders instructions on the qualities and exclusions a REG A Representative Director candidate shall possess as a representative guideline, a list of REG A Shareholders entitled to vote (who have allowed us to share their names), and instructions on the nomination process to effect a nomination of up to two (2) qualified candidates. The Company will also provide instructions on how to vote through the Company’s encrypted website allocated to just REG A Shareholders and provide for shareholders to opt out of using the encrypted website and provide an alternative for all physical communications. In addition, the Company will provide to the REG A Shareholders the information of the REG A Representative Director candidate nominated by the Company. All of the above information will be provided by the Company through the website (or manually for those shareholders who opt out) within five (5) days of the end of the Final Closing of this Offering.

The Company shall vet all the potential candidates nominated by the REG A Shareholders within twenty (20) business days of the final proposals’ due date, and announce a date of vote to elect the final four (4) candidates nominated by the REG A Shareholders within thirty (30) days, if four (4) or more candidates are nominated by the REG A Shareholders. The vote may be taken by phone, by mail, by email, through the Company’s encrypted website allocated to shareholders, through the portal utilized to administer purchases of securities in this Offering, or any combination of the above at the sole discretion of the Company. This vote may take several days or weeks until all REG A Shareholders have an opportunity to vote or have abstained from voting. The nominee who receives a majority of votes shall be the REG A Representative Director. If no nominee receives a majority of votes, the two (2) highest vote achievers shall be resubmitted to the REG A Shareholders for a runoff election held immediately after the final tally of the first vote for fifteen (15) days.

Term of Office

The REG A Representative Director shall serve a term of the earlier of a) two (2) years, or b) if the Series REG A are 100% redeemed or re-sold, until thirty (30) days after the last redemption or re-sale date. If the Series REG A are not 100% redeemed or re-sold within the 2-year term, a new election for the REG A Representative Director shall take place at the same time as the regular election of directors of the Company and in the manner set forth under Section 3.14.3 of the Amended and Restated By-Laws.

We plan to revise our By-Laws after the Initial Closing to include provisions related to the REG A Representative Director and his/her qualifications, obligations and rights, and file a post-Qualification Non-Material Amendment at that time, which would not require a disruption to sales, as we believe such a recording of what is already described in this Offering Circular would not be a material issue for investor consideration.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

None of the officers and directors of the Company have received any salary or compensation through December 31, 2017. Their compensations were converted into certain shares of special series of non-voting Preferred Stock that have been designated for them, but will not be issued until the Company achieves certain levels of EBITDA, revenues, or cumulative Kiosk installation levels that will allow the Company to initiate partial redemption of those special shares from cash flow, according to their employment agreements. Such shares equals to the amount of their salaries and bonus for 2017 have been granted, but they will not be issued any of the designated shares unless the aforementioned levels of achievement are achieved.

The officers and directors of the Company have been reimbursed for loans and expenses occurred through the date of this Offering Circular.

Remuneration of Executive Officers and Directors of Our Company

Set forth below is a table of remuneration that our executive officers and directors received for our fiscal year ended December 31, 2017.

Name	Capacity in which Compensation Was Received	Cash Compensation ($)	Deferred Stock Based Compensation ($)	Total Compensation ($)
Sandeep Mathow	Chairman of the Board and CEO	$0	$700,000	$700,000
Swatantra “Santu” Rohatgi	Vice Chairman of the Board, CFO and Treasurer	$0	$700,000	$700,000
Frank W. Waters	Controller	$85,000	$-	$85,000
Michael Scillia	Secretary and ASG Designee Advisor to Board	$48,000	$24,000	$72,000
Priti Patel	Advisor to Board	$0	$0	$0

Employment Agreements

Sandeep Mathow, as Chairman of the Board and CEO, Swatantra Rohatgi, as Vice Chairman of the Board, CFO and Treasurer are the only officers that have entered into employment agreements with the Company.

The Employment Agreements with Sandeep Mathow and Santu Rohatgi set forth that they serve indefinitely on the Board and they shall continue to serve as officers until terminated in accordance with the terms of their Employment Agreements.

Director Compensation

We will make an initial grant of restricted shares of our Common Stock or cash payments to each of our independent directors. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

KEY Equity Incentive Plan

In May 2015, our Board adopted the key employee and contractor Stock Purchase Plan, or the KEY.

In 2016, the Company granted an award of 8,000 Class A Common Stock out of 30,000 reserved for future issuance by the Board in exchange for $82,000 of agreed services provided by the contractors. The amount of stock and additional paid in capital amount for services may rise if either the proceeds of our offerings is insufficient to pay the cash portion of their compensation, or they provide additional services after the date of this award. The Company expect 5 key employees and contractors to split these 8,000 shares. According to the KEY, 10% of these shares may be converted to redeemable shares for redemption from future offerings’ proceeds or any other subsequent capital insertion event, or converted to Regulation A shares that may be transferred after our planned Regulation A offering, if any. The aforementioned conversions rights are subject to the election of the shareholder and the availability of pro-rata proportionate proceeds from this Offering.

In 2017, as a subsequent event, the Company issued an additional 500 shares of Class A Common Stock out of the remaining 22,000 shares reserved for future issuance under the KEY to our management consultants in conversion of an invoice in lieu of cash payment.

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The Company expects to grant and/or issue additional shares, indeterminate at this time, against the 21,500 remaining reserve amounts, for exemplary achievements and contributions of other employees and key contractors in the first quarter of 2019.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The table below sets forth, as of the date of this Offering Circular, certain information regarding the beneficial ownership of our stock for (1) each person who is expected to be the beneficial owner of 10% or more of our outstanding shares of any class of voting stock and (2) each of our directors and named executive officers, if together such group would be expected to be the beneficial owners of 10% or more of our outstanding shares of any class of voting stock. Each person named in the table has sole voting and investment power with respect to all of the shares of stock shown as beneficially owned by such person.

The Commission has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after the date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our shares of stock subject to options or other rights (as set forth above) held by that person that are exercisable as of the completion of this offering or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Title of Class	Name and Address of Beneficial Owner	Amount and Ownership	Nature of Beneficial	Amount and Nature of Beneficial Ownership Acquirable		Percent of Class
Common Stock	Sandeep Mathow[1]	Family Trust	400,000	400,000		55%
Common Stock	Swatantra “Santu” Rohatgi[1]	Family Trust	105,000	105,000		19%
Common Stock	ASG CAPCO CORP[1]	CORPORATE	31,500	31,500		4.3%
Preferred Stock	Sandeep Mathow[1]	Family Trust	1,250,000	1,250,000		58%
Preferred Stock	Swatantra “Santu” Rohatgi[1]	Family Trust	750,000	750,000	]	35%
Preferred Stock	ASG CAPCO CORP[1]	Family Trust	16,800	168,000		8%
Common Stock	All Executive Officers and Directors

1 The address of each beneficial owner is at Company Headquarters in Lutz, Florida.

Our Board may, from time to time, cause shares of capital stock to be issued to directors, officers, employees, consultants or contractors of our Company or its affiliates as equity incentive compensation under the Key, which shares will have all benefits, rights and preferences as our Board may designate as applicable to such shares.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Our Management personnel have no conflicts of interest nor have they entered into any transactions which could potentially place them in a comprised position in relation to their responsibilities to the Company or its shareholders. There are no known issues which could impact or influence their decisions as members if the Board.

We have to date been providing capital in the form of secured preferred equity, in addition to engaging in management agreements and contracts for the direct supervision and operation of our installed Kiosks and national pharmacy management, or manage the affairs related to such assets partially owned by affiliates, special purpose entities related to us, or subsidiaries. We expect to incorporate an affiliate corporation coincident with the availability of proceeds from conducting this Offering, to act as the operating company responsible for implementing part of our plans, under the direction of our Company as its management company. The new affiliate corporation is expected to be a wholly owned subsidiary of the Company, and the Company believes there is no conflict of interest with the management or any third parties. While the affiliate corporation is expected to be incorporated in Florida, its articles of incorporation will be identical in terms and structure to the Company’s Articles of Incorporation, except that this operating affiliate corporation will not have as many Classes or Series of shares as the Company. We intend to eventually have all operations performed by our subsidiaries so that in the future, the Company can function solely as a holding company of various operating subsidiaries through holding company structure.

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SECURITIES BEING OFFERED

General

Our Company and shareholders are governed by our Articles of Incorporation and Bylaws. See section entitled “Our Articles of Incorporation and Bylaws” for a detailed summary of terms of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws are filed as exhibits to the Offering Statement of which this Offering Circular is a part. Our Articles of Incorporation provides that our Company is authorized to issue 100,000,000 shares of Common Stock, $0.0001 par value per share, and 50,000,000 shares of Preferred Stock, $0.0001 par value per share.  As of the date of this Offering Circular, we have 723,000 shares of Common Stock outstanding to approximately 29 Common Shareholders, and 2,536,000 shares of Preferred Stock outstanding to approximately 28 Preferred Shareholders. Current outstanding Common Stock comprised of 552,100 shares of Original Common Stock, 95,800 shares of Class A Common Stock and 71,900 shares of Class A+ Common Stock. Current outstanding Preferred Stock comprised of 2,163,800 shares of Original Preferred Stock, 248,000 shares of Series A Preferred Stock and 215,000 shares of Series A+ Preferred Stock.

We are offering an Offering Amount of $50,000,000 comprised of $45,000,000 of our Series REG A, and $5,000,000 of our Class REG A. The Series REG A, with an expected offering price range of $10.00-$12.00 per share, has a Stated Value of $12.50 to $15.00 per share, and a Redemption Value of $12.50 to $15.00 per share. The offering price of the Class REG A is expected to be $10.00 per share.

The minimum purchase amount by a Prospective Shareholder in this Offering is 900 shares of Series REG A in conjunction with 100 shares of Class REG A, which equals to an aggregate amount of $10,000, or the Minimum Purchase Amount. Each individual investment shall maintain a 9:1 ratio on the purchase of Series REG A and Class REG A. However, we can waive the Minimum Purchase Amount in our sole discretion. We may accommodate large purchases over $500,000 by allowing all the sale to be Series REG A, and thereby offering the corresponding amount of Class REG A to be separately sold. Such Class REG A would be reserved to be sold to purchasers that desired to purchase less than $10,000 cumulatively. We may also allow reductions in the Selling Commissions to purchases over $200,000.

This Offering will terminate on the earliest to occur of: (i) the date on which we sell the Offering Amount of Offered Shares; (ii) any date before the Offering Amount of Offered Shares are sold, subject to the Company’s sole discretion, or (iii) [ ● ], which is 12 months from the date of the qualification of this offering statement. We refer to any of these three dates as the Termination Date. The Initial Closing will occur at our Company’s and our Co-Managers’ sole discretion after we have received and accepted purchases from our Underwriters and Co-Managers that are awaiting release from their escrow or omnibus accounts, as applicable, before the Termination Date. The Company does not intend there to be a minimum amount needed to break escrow, and would break escrow when our Co-Managers believe that their first orders are ready for unified transmission. Following the Initial Closing, we intend to hold additional closings on at least a semi-monthly, monthly or bi-weekly basis, at the discretion of the Co-Manager or Underwriter who is book leader. The Final Closing will occur when the Offering Amount of Offered Shares are sold. Until the Initial Closing, proceeds for purchases received in cash via wire transfer, electronic funds transfer via ACH, or check deposit will be kept in a separate non-interest-bearing Escrow Account held by Chase Bank, N.A., our Escrow Agent. Upon the Initial Closing, and at each subsequent closing until the Final Closing, the proceeds held in the Escrow Accounts will be distributed to us and the Offered Shares will be issued to the investors.  If this Offering does not close for any reason, the proceeds will be promptly returned to investors without interest.

At this time, there is no public trading market for shares of our Common Stock and Preferred Stock.

Upon completion of this Offering, if we sell the Offering Amount, there will be 1,223,000 shares of Common Stock and 7,036,000 shares of Preferred Stock issued and outstanding.

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Registrar, Paying Agent and Transfer Agent for our Offered Shares

Duties

ClearTrust, LLC will serve as the Transfer Agent and Registrar for our Offered Shares.  We will pay all fees charged by the Transfer Agent for transfers of our Offered Shares except for special charges for services requested by a Common Shareholder.

There will be no charge to our Common or Preferred Shareholders for disbursements of our cash dividends, if any. We will indemnify the Transfer Agent, its agents and each of their respective shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Shares of our Preferred and Common Stock will be held in “uncertificated” digital ledger entry form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. This will also expedite transfers and sales, and lower costs for both us and shareholders.

Resignation or Removal

[ ● ]

 Dividends

Our Board, in its sole discretion, may determine from time to time to declare and pay dividends out of any funds legally available. Starting from the third anniversary of the acquisition date of the Series REG A, the Series REG A shall accrue dividends automatically at 6% per annum, recorded quarterly, but subject to cumulative accrual, and may be provided as additional Preferred Stock, Common Stock, or cash, at our Board’s sole discretion. The Board also has sole discretion on the format of the dividend of record.

Holders of the Series REG A will be entitled to receive cumulative cash dividends on any unredeemed Series REG A when, as and if authorized by our Board and declared by us from and including the third-year anniversary of the date of original issuance, as the premium in the Stated Value is intended to act as a benefit during the early holding period. If declared, dividends are payable quarterly in arrears on dates to be designated by the Board. From the date of initiation of dividend entitlement, we will pay dividends at the rate of 6.00% per annum of the $12.50 to $15.00 Stated Value. Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve (12) 30-day months. Dividends on the Series REG A will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid, or if no dividends have been paid, from the date of original issuance. Dividends on the Series REG A will accrue whether or not (i) there are funds legally available for the payment of such dividends or (ii) dividends are paid in Non-Voting Preferred Stock, or Common stock, accrued dividends on the Series REG A will not bear interest.

While all classes of Common Stock are eligible for dividends, we do not plan to declare dividends on our common voting shares until the completion of our Planned Listing or Planned IPO/RPO, if any, or any other source of capital more than $30,000,000 in total. No dividends to purchasers of our shares of Common Stock are assured, nor are any returns on, or of, a purchaser’s investment guaranteed. Dividends are subject to our ability to generate positive cash flow from operations.

All dividends are further subject to the discretion of our Board. It is possible that we may have cash available for dividends, but our Board could determine that the reservation, and not distribution, of such to be in our best interest. Holders of our Series REG A are entitled to preferred returns before dividends are issued to holders of our Common Stock.

Liquidating Preferences

No liquidation preference is provided for holders of our Common Stock. If we liquidate, dissolve or wind-up, holders of shares of the Series REG A will have the right to receive $12.50 to $15.00 per share of the Series REG A, plus an amount equal to all accrued and unpaid dividends (whether or not authorized or declared) to and including the date of payment, before any distribution or payment is made to holders of our other series of Preferred Stock or any class of our Common Stock and any other class or series of capital stock ranking junior to the Series REG A as to rights upon our liquidation, dissolution or winding up. Following payment of any accrued but unpaid preferred returns to our Series REG A, liquidating distributions will be shared pari passu between our Common Stock and our Series REG A, subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series A Preferred Stock as to rights upon our liquidation, dissolution or winding up, junior to the rights of any class or series of our capital stock expressly designated as having liquidation preferences ranking senior to the Series A Preferred Stock, and in all instances subject to payment of, or provision for, our debts and other liabilities.

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Preemptive Rights

All of our classes of Common Stock authorized and outstanding, or granted but remain unissued, contain preemptive rights, including the Offered Shares, to purchase additional Shares, $0.0001 par value per share. There is no difference between the preemptive rights granted in any class of our Common Stock versus any other class and all classes are equal as to preemptive rights.

The preemptive rights for all classes of our Common Stock are available upon either of the following events: (1) they may be exercised by shareholders when we issue, or have issued over any period, 1,000,000 or more voting shares of any class or no class, exclusive of any Commission recognized national exchange listed offering, or the Planned Listing; or (2) they may be exercised by shareholders when we issue any amount of Common Stock for no, or deminimis, value. We may set a reasonable time period over which the preemptive rights may be exercised, subsequent to written notification. We shall use any commercially reasonable methods to notify shareholders of the triggering of the availability of exercising preemptive rights. The preemptive rights represent a beneficial feature for our shareholders.

Super-Voting Rights

All of our voting classes of Common Stock authorized contain super-voting rights, including the Offered Shares, to allow each share owned, to be entitled to more than one vote.

Our Class REG A in this Offering, if any, are entitled to 5 votes per share, our Original Common Stock are entitled to 15 votes per share, and our Class A Common Stock are entitled to 10 votes per share, our Class A+ Common Stock are entitled to 8 votes per share. This is not a new feature in securities as it has been a commonly utilized capitalization structure in the 1950’s, 1960’s and 1970’s, but has not been frequently utilized recently as a benefit for shareholders in smaller public or private offerings. We have provided our earliest shareholders, who risked the most both monetarily and illiquidity timewise, with both higher conversion rates on our Common Stock and deeper discounts at higher stated and redemption values of our redeemable Preferred Shares. As we progress and grow, accomplishing commercial results with our new technology in both robotics systems and software performance as time passed, we offer less returns and lower conversion rates as the risks became lower and shorter in time. One of the benefits of this structure is that in this new format for Regulation A offerings, our Preferred Stock can offer a potentially speedier redemption, which is not guaranteed, at an equitable yield for the time expected, while our Common Stock retains attractive features. Their conversion into 5 shares of the PLS per share of Class REG A provides a hedge against pricing issues on the Common Stock, since multiple conversions could provide shareholders with an opportunity for potential overall capital gains at a level that companies with not so convertible shares might have a structural challenge to match, although the capital gain is not guaranteed. When all our Common Stock is converted at the occasion of being listed on a national securities exchange, if ever, all super-voting rights of the classes converted shall cease to exist. The number of shares converted with one vote each will equal the number of votes for each REG A Common Shareholder prior to the conversion.

Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director and except as set forth in the next paragraph.

Under Florida law, a Florida corporation generally cannot dissolve, amend its articles, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Florida corporation may provide in its articles of incorporation for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Articles and By-laws provide for a majority vote in these situations.

Each shareholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Florida law, if no meeting is held, 100% of the shareholders must consent in writing or by electronic transmission to take effective action on behalf of our Company, unless the action is advised, and submitted to the shareholders for approval, by our Board, in which case such action may be approved by the consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders.

Except in respect of the special voting rights described below and in our descriptions of shares, the Series REG A will have no voting rights except those rights afforded by Florida law in certain cases.

So long as any shares of Series REG A remain outstanding, in addition to any other vote or consent of shareholders required by our Bylaws, we will not, without the affirmative vote or consent of the holders of at least two thirds of the outstanding shares of Series REG A voting together as a single class with any other series of Preferred Stock upon which like voting rights have been conferred, authorized, created or issued, increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series REG A with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.

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Rights to Reserve a Board Seat to be Elected by REG A Shareholders

REG A Common Shareholders shall be entitled to elect a member to our Board, the REG A Representative Director, and continue that election until all the Preferred Stated Value is paid to each of the REG A Preferred Shareholders.

Conversion Rights

All of our classes of Common Stock authorized contain conversion rights, all of which are matched to the super-voting rights pre-conversion.

Voluntary Conversion

Common Stock

Our Original Common Stock may be converted into any other class of our Common Stock or stock listed on a national securities exchange, if any, at the appropriate time, but in limited amounts versus the amounts that may be offered as part of the Offering, or future Planned Listing or Planned IPO/RPO, if any, further subject to investment banker limitations. Class A Common Stock, Class A+ Common Stock and Class AA Common Stock may not be converted into Class REG A, but are convertible to PLS, if any, subject to investment banker limitations on resale.

All of our Common Stock may be converted no earlier than one year from the end of this Offering, or one year after the conclusion of the respective offering in which they were issued, as applicable, except in the event that we list our stock on a national securities exchange such as the NYSE American, the NASDAQ Capital Market and the CHX, in which case they will be converted to the respective amount of PLS pursuant to each class of common convertibility features.

Mandatory Conversion

Common Stock

Upon the occurrence of a Planned Listing or the Planned IPO/RPO, if at all, a share of Class REG A shall be automatically converted into 5 shares of PLS, a share of Class A+ Common Stock shall be automatically converted into 8 shares of PLS, a share of Class A Common Stock shall be automatically converted into 10 shares of PLS, and a share of our Original Common Stock shall be automatically converted into 15 shares of PLS.

If we have obtained a Planned Listing at the end of this Offering, we would only convert at the time of the Planned Listing the number of shares that would not cause any integration, and convert the remaining shares one year and one day after the Final Closing of this Offering. In addition, we are expecting to defer any conversions within this 12-month period of our existing shareholders, and most of our Founding Shareholders, whom hold the largest amount of issued and outstanding Common Stock, as their intent is not to use the Planned Listing or the Planned IPO/RPO as a liquidity event.

In the event of a sale of all our assets, or a controlling interest in our stock, all our Original Common Stock, Class A Common Stock, Class A+, Class AA and Class REG A offered in this Offering, will be converted at each class’ multiple conversion ratio, prior to calculation of payout due per share. We have no current intention to sell our Company or its assets as of the date of this Offering Circular.

Preferred Stock

The Series REG A, if any, shall automatically be converted into PLPS upon the Planned IPO/RPO, if at all. Any then outstanding Series A Preferred Stock, Series A+ Preferred Stock and some outstanding Original Preferred Stock shall automatically be converted into PLPS upon the Planned IPO/RPO, if at all.

Resale Restrictions

Even though securities issued relying on Regulation A are not restricted securities for purposes of Rule 144, Regulation A prohibits the resale of any such securities subsequent to this Offering unless blue sky exemptions are available within the states of residency of the seller and buyer, or where such states allow transfer as a result of acceptance of the federal exemption related to Regulation A securities without separate blue sky clearance by that state, or to a family member of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance, in our discretion in compliance with Commission and applicable state rules, or to an accredited investor (not as part of an offering or statutory underwriting), or as part of an offering registered with the Commission, or as shall be subject to such other limitations as the Commission shall, by rule, establish.

Until we are listed on a national securities exchange as described herein, if at all, in the case of an allowable transfer or resale, each purchaser must first provide us and our Transfer Agent with written representations supporting one or more of the exceptions cited above to enable any transfer or resale. All transfers shall be effected by our Transfer Agent.

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We do not intend to allow our Series REG A, nor our Class REG A, to be traded publicly, as no market exists for such shares, and no market can be effectively developed for such shares, until we list our shares on a national securities exchange, if at all. Moreover, Regulation A specifically requires placing of legends on any securities issued in the Offering setting forth the resale restrictions.

We are obtaining a Mergent report in conjunction with this Offering, which approximately 37 states (which can change without notice to us) accept as sufficient information to allow secondary sales or transfers to be conducted within their states by a resident or business resident in that state. We plan to maintain as current pursuant to Mergent requirements until we are listed on a national securities exchange, if at all.

National securities exchanges like the NYSE American, the NASDAQ Capital Market and the CHX provide exemptions from state by state registration in most, if not all, states.

The Offered Shares are being recorded and administered by ClearTrust, LLC, an independent Commission licensed Transfer Agent, and will be digital format only. The required legend is provided separately to shareholders coincident with the purchase of the Offered Shares. You will receive regular statements of your ownership from the Transfer Agent, as well as gaining access to such information through both Clear Trust’s and our Company’s securely encrypted websites.

Common Stock

Dividend Rights

Our Board has no plans, prior to a listing on a national securities exchange, if at all, to pay dividends on any class of our Common Stock. Our Preferred Stock enables shareholder dividend or premium participation.

Voting Rights

Holders of all classes of our voting Common Stock will vote together, as a group, with holders of Class REG A, on matters to which the holders of Common Stock are entitled to vote.

Liquidating Preferences

No liquidation preference is provided for holders of our Common Stock.

Preemptive Rights

All of our classes of Common Stock authorized and outstanding, or granted but remain unissued, contain preemptive rights, including the Offered Shares, to purchase additional Shares, $0.0001 par value per share. There is no difference between the preemptive rights granted in any class of our Common Stock versus any other class and all classes are equal as to preemptive rights.

The preemptive rights for all classes of our Common Stock are available upon either of the following events: (1) they may be exercised by shareholders when we issue, or have issued over any period, 1,000,000 or more voting shares of any class or no class, exclusive of any Commission recognized national exchange listed offering, or the Planned Listing; or (2) they may be exercised by shareholders when we issue any amount of Common Stock for no, or deminimis, value. We may set a reasonable time period over which the preemptive rights may be exercised, subsequent to written notification. We shall use any commercially reasonable methods to notify shareholders of the triggering of the availability of exercising preemptive rights. The preemptive rights represent a beneficial feature for our shareholders.

Super-Voting Rights

All of our voting classes of Common Stock authorized contain super-voting rights, including the Offered Shares, to allow each share owned, to be entitled to more than one vote.

Our Class REG A in this Offering, if any, are entitled to 5 votes per share, our Original Common Stock are entitled to 15 votes per share, and our Class A Common Stock are entitled to 10 votes per share, our Class A+ Common Stock are entitled to 8 votes per share. We have provided our earliest shareholders, who risked the most both monetarily and illiquidity timewise, with both higher conversion rates on our Common Stock and deeper discounts at higher stated and redemption values of our redeemable Preferred Shares. As we progress and grow, accomplishing commercial results with our new technology in both robotics systems and software performance as time passed, we offer less returns and lower conversation rates as the risks became lower and shorter in time. When all our Common Stock is converted at the occasion of being listed on a national securities exchange, if ever, all super-voting rights of the classes converted shall cease to exist. The number of shares converted with one vote each will equal the number of votes for each REG A Common Shareholder prior to the conversion.

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Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director and except as set forth in the next paragraph.

Under Florida law, a Florida corporation generally cannot dissolve, amend its articles, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Florida corporation may provide in its articles of incorporation for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Articles and By-laws provide for a majority vote in these situations.

Each shareholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Florida law, if no meeting is held, 100% of the shareholders must consent in writing or by electronic transmission to take effective action on behalf of our Company, unless the action is advised, and submitted to the shareholders for approval, by our Board, in which case such action may be approved by the consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders.

Exchanges of Securities

Our Original Common Stock may be exchanged for any other class of our Common Stock or stock listed on a national securities exchange, if any, at the appropriate time, but in limited amounts versus the amounts that may be offered as part of the Offering, or future Planned Listing or Planned IPO/RPO, if any, further subject to investment banker limitations. Class A Common Stock, Class A+ Common Stock and Class AA Common Stock may not be exchanged for Class REG A, but are exchangeable for PLS, if any, subject to investment banker limitations on resale. We plan to redeem some, if not all, the Series A Preferred Stock, some Series A+ Preferred Stock and some Original Preferred Stock, including some nominal conversions from our Key, in this Offering, and the remaining amount not yet redeemed, from proceeds of our Planned IPO/RPO, if at all. These plans may not materialize if this Offering or subsequent planned offerings do not provide sufficient proceeds to both expand our operations as we plan and pay part, or all, of the redemptions we schedule. More details related to our use of proceeds of this Offering are available in the section entitled “Use of Proceeds to Issuer.”

We are not allowing any sales of our previously issued Common Stock in conjunction with this Offering. The first opportunity for public sales of any classes of our Common Stock will be during our Planned Listing or Planned IPO/RPO, if at all.

There is no assurance that this Offering will be successful enough to provide 100% redemption of the Series A Preferred Stock, which has priority of redemption from proceeds over our Original Preferred Stock, Series A+ and AA Preferred Stock, but it is our intent to redeem the Series A Preferred Stock first, and some Series A+ Preferred Stock according to their stock purchase agreements, and some Original Preferred Stock, pari-pasu, if full redemption of the planned portions of holdings is not possible.

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Preferred Stock

Our Articles of Incorporation, as amended, authorizes our Board, without further shareholder action, to provide for the issuance of up to 50,000,000 shares of Preferred Stock, $0.0001 par value per share, in one or more series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our Board approves. As of the date of this Offering Circular, our Board has classified 450,000 shares as Series REG A.

Liquidating Preferences

If we liquidate, dissolve or wind-up, holders of shares of the Series REG A will have the right to receive $12.50 to $15.00 per share of the Series REG A, plus an amount equal to all accrued and unpaid dividends (whether or not authorized or declared) to and including the date of payment, before any distribution or payment is made to holders of our other series of Preferred Stock or any class of our Common Stock and any other class or series of capital stock ranking junior to the Series REG A as to rights upon our liquidation, dissolution or winding up. Following payment of any accrued but unpaid preferred returns to our Series REG A, liquidating distributions will be shared pari passu between our Common Stock and our Series REG A, subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series A Preferred Stock as to rights upon our liquidation, dissolution or winding up, junior to the rights of any class or series of our capital stock expressly designated as having liquidation preferences ranking senior to the Series A Preferred Stock, and in all instances subject to payment of, or provision for, our debts and other liabilities.

Series A and Series A+ Preferred Stock

As of the date this Offering Circular, we have issued to our Founding Shareholders a total of 484,100 shares of Series A and A+ Preferred Stock, all of which are non-voting and eligible for redemption, partially or fully, in offerings, or at the time of a sale of the Company or a liquidation. We plan to redeem approximately $4,224,619, representing approximately 57% of the Stated Value of our outstanding Series A and A+ Preferred Shares, from proceeds of this Offering, if sufficient proceeds are available in proportion to the total net proceeds. If we are unable to redeem all of the planned Preferred shares, we expect to redeem lesser amounts on a pro-rata basis per shareholder as proportionate to the funds available. If such amounts are redeemed, the remaining Series A and A+ Preferred shares issued and outstanding shall be eligible for redemption of approximately $3,020,721 in our Planned IPO or RPO, if at all.

Each of the shares of our Series of issued Preferred Stock has identical liquidation rights, which include security interests in the assets, tangible or intangible, acquired or assigned to their Series with the funds representing each Series Paid in Capital, and proceeds pro-rata divided from the proceeds of any liquidation if those proceeds are insufficient to repay all of the Paid in Capital.

Dividends

Holders of the Series REG A will be entitled to receive cumulative cash dividends on any unredeemed Series REG A when, as and if authorized by our Board and declared by us from and including the third-year anniversary of the date of original issuance, as the premium in the Stated Value is intended to act as a benefit during the early holding period. If declared, dividends are payable quarterly in arrears on dates to be designated by the Board. From the date of initiation of dividend entitlement, we will pay dividends at the rate of 6.00% per annum of the $12.50 Stated Value. Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve (12) 30-day months. Dividends on the Series REG A will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid, or if no dividends have been paid, from the date of original issuance. Dividends on the Series REG A will accrue whether or not (i) there are funds legally available for the payment of such dividends or (ii) dividends are paid in Non-Voting Preferred Stock, or Common stock, accrued dividends on the Series REG A will not bear interest.

Our Series A Preferred Stock includes a potential cash dividend to be paid when the Company has sufficient earnings and cash flow to pay a rate of 6% per annum of the $15 Stated Value, or a Company voluntary stock dividend of 6%, or a dividend upon redemption after one year of ownership in with cumulative calculation from the 1st year anniversary to the date of redemption, pro rata.

Our Series A+ Preferred includes no potential cash dividend, but the Company may pay a voluntary stock dividend in an amount to be determined by the Board, if any.

Our Original Preferred bears no dividend rights.

Voting Rights

Except in respect of the special voting rights described below and in our descriptions of shares, the Series REG A, Series A Preferred Stock, Series A+ Preferred Stock and Original Preferred Stock will have no voting rights except those rights afforded by Florida law in certain cases.

So long as any shares of Series REG A remain outstanding, in addition to any other vote or consent of shareholders required by our Bylaws, we will not, without the affirmative vote or consent of the holders of at least two thirds of the outstanding shares of Series REG A voting together as a single class with any other series of Preferred Stock upon which like voting rights have been conferred, authorized, created or issued, increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series REG A with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.

Planned Redemption of Series A Preferred Stock, Series A+ Preferred Stock and Original Preferred Stock

We plan to redeem some, if not all, of our Series A Preferred Stock, and some of our Series A+ Preferred Stock, owned by our non-management and non-director Founders, and de minimis percentage of Original Preferred Stock, owned by our management, directors and advisors, with available proceeds from this Offering. As of the date this Offering Circular, we have issued to our Founding Shareholders a total of 484,100 shares of Series A and A+ Preferred Stock, all of which are non-voting and eligible for redemption, partially or fully, in offerings, at the time of a sale of the Company or a liquidation. We plan to spend approximately $4,224,619, representing approximately 57% of the stated value of our outstanding Series A Preferred Stock and A+ Preferred Stock, from proceeds of this Offering, if sufficient proceeds are available in proportion to the total net proceeds to redeem some, if not all, shares of Series A Preferred Stock and some shares of Series A+ Preferred Stock. We plan to redeem an indeterminate number of shares of Original Preferred Stock depending upon the available proceeds from this Offering. The remaining Series A Preferred Stock, Series A+ Preferred Stock and part of the remaining Original Preferred Stock, which have not been redeemed in this Offering, are expected to be redeemed from the proceeds available from the Planned IPO/RPO, if at all.

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If we are unable to redeem the Series A Preferred Stock, Series A+ Preferred and Original Preferred as we planned, we expect to redeem lesser amounts on a pro-rata basis per shareholder as proportionate to the funds available. If we are able to redeem the Series A Preferred Stock, Series A+ Preferred Stock and Original Preferred Stock as we planned, the remaining Series A Preferred Stock, Series A+ Preferred Stock and part of the Original Preferred Stock issued and outstanding in an amount of approximately $[ ● ] shall be eligible for redemption of in our Planned IPO/ RPO, if at all.

If we do not, for any reason, redeem all the scheduled Series A Preferred Stock, Series A+ Preferred Stock and Original Preferred Stock in these offerings, we will initiate partial redemptions in intervals subject to cash flow availability until either our internal growth is sufficient to warrant another offering, or we sell the Company to a larger entity or fund, if at all. As of the date of this Offering Circular, the management does not have any intention to sell the Company to a larger entity or fund.

If we are forced to redeem these Series of Preferred Stock in partial amounts either in this Offering, or the subsequent Planned IPO/RPO, if at all, we may begin with redeeming the earliest issued Series A Preferred Stock first, the ones dating back to 2014, 2015 and 2016, then the Series A issued in 2017, and then the Series A+ issued in 2017, pari passu with Original Preferred Stock, in amounts to be determined by the Board as determined by circumstances at the time.

If we sell the Company, all redemptions occur simultaneously, and the priority of redemption from sales proceeds will be subject to the terms set forth in each shareholder’s stock purchase agreement.

Planned Redemption of Series REG A

We plan to redeem the Series REG A, comprised of 4,500,000 shares for a redemption value of $12.50 to $15.00 per share, in full or part, when we receive sufficient proceeds from our Planned IPO/RPO, which may be approximately 15 months after the Final Closing of this Offering, if at all.

Shareholders shall retain their Class REG A after redemption of the REG A Preferred, irrespective of when or how the Series REG A is redeemed. One of the risks of this Offering is that we may not raise sufficient proceeds to both continue our operations as planned and make a timely redemption of both the principal and yield represented by the Stated Value of the Series REG A.

Current Issued and Outstanding Preferred Stock

SERIES of PREFERRED	# Shares
Original Preferred	2,163,800
Series A Preferred	269,150
Series A+ Preferred	215,000
TOTAL ISSUED	2,647,950

Issuance of Additional Securities and Debt Instruments

Our Board is authorized to issue additional securities, including Common Stock, Preferred Stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as it deems advisable, and to classify or reclassify any unissued shares of capital stock of our Company into other classes or series of stock without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our Common Stock or Preferred Stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to shareholders, as part of a private or public offering or as part of other financial arrangements. Our Board, with the approval of a majority of the directors and without any action by shareholders, may also amend our Articles from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

Our most likely purpose to incur short-term debts would be to fund the up-front costs of providing inventory for multiple Kiosks installed during short periods of time, such as fulfillment of a retail chain store agreement. For example, if we obtain a contract to install 200 Kiosks in an existing or newly built retail chain store, and it has an inventory of $50,000 to $75,000 to start, it would require us to finance $10,000,000 to $15,000,000 for a 6-month to 9-month period until several turns which allow us to recoup 100% of this inventory investment at profit, if we were responsible for the initial inventory. Because the Offering Amount is $50,000,000, we believe it would be beneficial to our shareholders by utilizing relatively inexpensive short-term inventory debts to cover this purpose.

Our most likely purpose to incur medium and long-term debts would be adding additional equipment in our regional operation centers and national headquarters, as well as adding additional real estate oriented mortgages in conjunction with pharmacy acquisitions and vertical product manufacturing integration facility acquisitions.

We anticipate providing our new directors who will be elected by or subsequent to the completion of this Offering with SRXS shares and cash payments as part of their compensation for serving on our Board. Our directors who also serve on a committee will be compensated more than directors who do not serve on a committee.

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Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PLAN OF DISTRIBUTION

We have engaged [ ● ], [ ● ], and [ ● ], all of whom are registered broker-dealers and members of FINRA, as our Underwriters and Co-Managers, to act in concert to manage the Offering and offer the Offered Shares to Prospective Shareholders on a best efforts basis. The Underwriters and Co-Managers are expected to form a syndicate of other experienced registered broker-dealers and investment banks whom are also regulated by FINRA, or licensed state by state, to act as selected dealers, or the Selected Dealers, to offer our shares to Prospective Shareholders as it determines in connection with this Offering. We also intend to engage a number of RIAs, licensed either with the Commission or individual states, to offer our Offered Shares.

On or prior to the date of the qualification of this offering statement of which this Offering Circular is a part, we anticipate entering into a Underwriters and Co-Managers agreement with the Underwriters and Co-Managers, or the Underwriters and Co-Managers Agreement, setting forth the terms and conditions of the sale of the Offered Shares, a copy of which will be an exhibit to this offering statement to be filed with the Commission. The Underwriters and Co-Managers Agreement will not give rise to any commitment by the Underwriters and Co-Managers to purchase any of the Offered Shares, and the Underwriters and Co-Managers will have no authority to bind us by virtue of the Underwriters and Co-Managers Agreement. Further, the Underwriters and Co-Managers do not guarantee that we will be able to raise new capital in this Offering. The Underwriters and Co-Managers may engage a number of Selected Dealers, or the Selling Group, to assist with this Offering. Broker-dealers who desire to become members of the Selling Group will be required to execute a Selected Dealer agreement, or the Selected Dealer Agreement, with our Underwriters and Co-Managers either before or after the date of this offering circular.

We have also engaged [ ● ] as our online intermediary offering information and technology platform, to post our offering materials on its website, www.[ ● ].com and to provide Prospective Shareholder intake services and technology for those investors who desire to invest in us through an online platform. Investors can purchase the Offered Shares through [ ● ] online account. [ ● ] will administer the purchases of the Offered Shares and interface with our Escrow Agent[ ● ], our Payment Agent [ ● ], as well as our Registrar and Transfer Agent, ClearTrust, LLC.

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This Offering will terminate on the earliest to occur of: (i) the date on which we sell the Offering Amount of Offered Shares; (ii) any date before the Offering Amount of Offered Shares are sold, subject to the Company’s sole discretion, or (iii) [ ● ], which is 12 months from the date of the qualification of this offering statement. We refer to any of these three dates as the Termination Date. The Initial Closing will occur at our Company’s and our Co-Managers’ sole discretion after we have received and accepted purchases from our Underwriters and Co-Managers that are awaiting release from their escrow or omnibus accounts, as applicable, before the Termination Date. The Company does not intend there to be a minimum amount needed to break escrow, and would break escrow when our Co-Managers believe that their first orders are ready for unified transmission. Following the Initial Closing, we intend to hold additional closings on at least a semi-monthly, monthly or bi-weekly basis, at the discretion of the Co-Manager or Underwriter who is book leader. The Final Closing will occur when the Offering Amount of Offered Shares are sold. Until the Initial Closing, proceeds for purchases received in cash via wire transfer, electronic funds via ACH transfer, or check deposit will be kept in a separate non-interest-bearing Escrow Account held by [ ● ], our Escrow Agent. Upon the Initial Closing, and at each subsequent closing until the Final Closing, the proceeds held in the Escrow Accounts will be distributed to us and the Offered Shares will be issued to the investors.  If this offering does not close for any reason, the proceeds will be promptly returned to investors without interest.

All funds must be transmitted directly by wire, via ACH transfer, or check deposit to the specified bank account maintained by the Escrow Agent per the instructions of purchase, or to the Escrow Account affiliate with [ ● ]. The Escrow Agent will notify the Transfer Agent when the full amount necessary for Initial Closing has been received. Once the total amount of collective purchases accepted by us and supported by cleared funds in either a purchaser’s brokerage account at [ ● ] or at the Escrow Account maintained by the Escrow Agent equals to or is greater than the Initial Closing amount decided by the Company, funds will be transferred from purchasers to us for the Initial Closing.

Our officers and directors may participate in the sales process for this Offering. We may pay reduced or no selling commissions and/or expense reimbursements or fees in connection with the sale of Offered Shares to:

●	our employees, officers, directors, our manager, our property manager or the affiliates of any of the foregoing entities (and the immediate family members of any of the foregoing persons), any plan established exclusively for the benefit of such persons or entities, and, approved by our Board, joint venture partners, consultants and other service providers;

●	clients of a RIA registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such dually registered investment advisor/broker-dealer); or

●	persons investing in a bank trust account with respect to which the authority for investment decisions made has been delegated to the bank trust department, institutions qualifying as QIBs under Rule 144 or QPs under (2) (A) (51) (a) of the Investment Company Act of 1940; and purchases of shares in excess of $500,000 by qualified purchasers, as defined in the rules of Regulation A.

For purposes of the foregoing, “immediate family members” means such Person’s spouse, parents, children, brothers, sisters, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in-law” relations as well as such persons so related by adoption. In addition, participating brokers contractually obligated to their clients for the payment of fees on terms inconsistent with the terms of acceptance of all or a portion of the selling commissions and/or expense reimbursements or fees may elect not to accept all or a portion of such compensation. In that event, such shares will be sold to the investor at a per share purchase price, net of all or a portion of selling commissions and/or expense reimbursements or fees. All sales must be made through a registered broker dealer participating in this Offering, and investment advisors must arrange for the placement of sales accordingly. The net proceeds to us will not be affected by reducing or eliminating selling commissions and/or expense reimbursements or fees payable in connection with sales through RIAs or bank trust departments.

In directly sourcing investors, our officers and directors will rely on Rule 240.3a4-1 of the Securities Exchange Act of 1934, that associated persons of an issuer deemed not to be brokers. The applicable portions of the rule state that associated persons of an issuer, which include natural persons who are officers, directors, partners or employees of the issuer and its affiliates, shall not be deemed brokers if such persons a) perform substantial duties at the end of the offering for the issuer; b) are not broker-dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction.

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Delivery of Offering Circular in Electronic Form Only

After the qualification date and prior to or concurrently with the delivery of any written offer to purchase our shares, the Underwriter and Co-Manager or RIA through which you invest in this Offering will provide you with a copy of the final Offering Circular by (i) electronic delivery by email; or, (ii) the uniform resource locator, or the URL, to where the final Offering Circular may be accessed on the SEC’s Electronic Data Gathering, Analysis and Retrieval System, or EDGAR. If a Prospective Shareholder receives the preliminary Offering Circular, the soliciting dealer will deliver to such Prospective Shareholder, either electronically or via the EDGAR URL, the final Offering Circular at least 48 hours before such investor will be permitted to acquire our Offered Shares.

Placement Agency Agreement with [ ● ]

[ ● ]

Investment Procedures

Prospective Shareholders investing in our shares, whether through a RIA, an Underwriter and Co-Manager, or directly from us, will acquire our Offered Shares in digital book entry format recorded on both the books and records of our Transfer Agent and our Company. No paper certificates issued.

We engaged ClearTrust, LLC, as our Company’s Transfer Agent and Registrar, and they will also administer the recording and communications related to shares sold in this Offering. ClearTrust records and maintains records of our existing and all newly issued shares in this Offering. Each shareholder’s records are available after each closing during the Offering, immediately after each record date of the purchase of shares by each shareholder. Shares issued through DTC Settlement will be held in the name of DTC, or its nominee, Cede & Co., on the books of ClearTrust, LLC, who will apply for DTC eligibility of our shares. If our shares gain DTC eligibility then the shares held in the clearing accounts of the RIAs and Underwriters and Co-Managers will be included in the position of DTC or its nominee on the records of ClearTrust, LLC.

The process for investing through any of our Underwriter and Co-Manager or RIA syndicate shall all be the same. Each Underwriter and Co-Manager or RIA will be required to obtain certain qualifying information related to the Prospective Shareholder’s suitability and eligibility to purchase our shares, and update his/her/its status and financial information prior to his/her/its purchase of the Offered Shares. Once such data is gathered, depending upon the Underwriter and Co-Managers’ internal procedures, the Prospective Shareholder’s money will be either placed in an omnibus account at the Underwriter and Co-Manager’s clearing firm, if the indication of interest from the Prospective Shareholder is prior to this Offering Circular’s being qualified by the Commission, or placed in an escrow account at one of our Escrow Agents for this Offering, Chase Bank, N.A., until either the Initial Closing of this Offering, or if the Initial Closing is achieved, at the next closings as shall be held from time to time until the total Offering Amount is achieved, or until the Final Closing.

There are no subscription agreements to execute, but there are simple written representations with plain English that each purchaser must make in compliance with federal and state securities rules and law, and suitability requirements added by us as well as the Underwriters, Co-Managers and the Selected Dealers.

The Prospective Shareholder’s stock will be held either by ClearTrust, LLC, or in “street name” through a DTC or Cede affiliated clearing firm through which his/her/its RIA or Underwriter and Co-Manager clears its securities, or a self-clearing Underwriter and Co-Manager or RIA.

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After any contingencies of the Offering are met or any closing, we will notify the Underwriters and Co-Managers and RIAs the time to conduct a closing. The Underwriters and Co-Managers conduct the closings for all RIA and Underwriter and Co-Manager generated purchases. Each closing shall include all investments in all escrow agents’ accounts, whether the orders are emanated from RIAs or Underwriters and Co-Managers. For example, when the amount of funds in all the escrow accounts representing all the orders placed by prospective purchasers through RIAs and Underwriters and Co-Managers equal to or exceed $1,000,000, we will notify all involved parties of the date and time of the Initial Closing. At each subsequent Closing there is no prescribed amount required to be deposited in the escrow accounts awaiting closing, so we will schedule closings at various time intervals and sweep all funds of order up to each such closing date to affect the purchases pursuant to that schedule. We may also modify that schedule from time to time. All shares are reflected in the investor’s online account with us as well as at the RIA, Underwriter and Co-Manager and the Escrow Agent, and shown on the investor’s RIA, Underwriter and Co-Manager or the Escrow Agent account statements. RIAs and Underwriters and Co-Managers, will also send trade confirmations individually to the investors through their clearing agents.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Offered Shares. The Offering Price was determined by the Board. The principal factors considered in determining the Offering Price include:

●	the information set forth in this Offering Circular;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering; and

●	other factors deemed relevant by us.

The Offering Price bears no relationship to our assets, net worth, or any other objective or quantitatively derived criteria. Future valuation of Common Stock may be determined pursuant to future offering purchase prices, such as our Planned Listing or Planned IPO/RPO, if at all, or by book value as a result of an audit of our financial statements, or by an independent third party qualified valuation firm(s).

Our book value per voting share was approximately $[ ● ] at the end of December 31, 2017, and was approximately [ ● ] at the end of December 31, 2016.

The Series REG A was priced at a discount to its Stated Value, which is two dollars and fifty cents ($2.50) less than the Stated Value of $12.5 to $15.00 per share. The Stated Value also represents the Redemption Value of these stock, which means that their redemption by us, if any, or their conversion to other series of shares, would require the $12.50 to $15.00 Stated Value to be paid in cash or equal to the value of the shares so converted, irrespective of the type of redemption or sale. The Company is not required to redeem at Stated Value or any other value based on an instrument. The final pricing shall be determined by our Co-Managers and us, based upon factors such as ease of marketing and ratio basis versus the Class REG A offered alongside the Series REG A, since the price is arbitrary for this redeemable Preferred.

There is no other correlation to any valuation of the Series REG A, except that it has a collateral interest in any assets created from funds invested in this Offering, which values on a GAAP standard cannot be ascertained at this time, and could be either less than or greater than the value of the investment. Any dividends accrued would be cumulative in addition to the Stated Value, if declared and payable at the time of redemption or sale.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons (i.e. companies).  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)I of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

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How much can you invest if you are a non-accredited investor?

If you do not meet any of the categories listed below, you are a non-accredited investor in this Offering. Non-accredited investors may invest in this offering no more than: (a) 10% of the greater of annual income or net worth (for natural persons); or (b) 10% of the greater of annual revenue or net assets at fiscal year end (for non-natural persons).

How much can you invest if you are an accredited investor?

If you meet any of the following categories, you are an accredited investor as defined under Rule 501 of Regulation D. Accredited investors are exempt from the above limitation*.  If you meet one of the following tests you should qualify as an accredited investor:

(i)       You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)      You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)      You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)     You are an organization described in Section 501I(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)      You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)     You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)    You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with their purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)   You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start as soon as practicable after this Offering Circular has been qualified by the Commission, and will terminate on the Termination Date.

 Book-Entry, Delivery and Form

Ownership of any class or series of shares shall be in journal entry (digital encrypted secured) notarial form on the stock record of our registered Transfer Agent and book entry form of the Company, maintained and adjusted as required by our Transfer Agent, except that any non-common or non-voting class or series of shares denoted only in journal or notarial record of the Company shall bear a description of the class or series of securities so issued as to the rights, limitations and privileges so conferred by their issuance; or, any common voting stock issued to include preemptive rights, other than the Original Shares, which acceded to the preemptive rights of the shares for which they were exchanged, shall bear a description as to the rights, limitations and privileges of preemption. We anticipate that such nominee holder will be the Depository Trust Company, or DTC, or its nominee Cede & Co. The Offered Shares may also be directly registered under the name of the shareholder.

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So long as nominees as described above are the registered owners of the certificates representing the Offered Shares, such nominees will be considered the sole owners and holders of the Offered Shares for all purposes of the Offered Shares, with respect to the Offered Shares. Beneficial Owners of Offered Shares will not be entitled to have certificates representing the same registered in their names, will not receive or be entitled to receive physical delivery of the Offered Shares in definitive form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in Offered Shares registered to DTC or its nominee must rely on either the procedures of DTC or its nominee in order to exercise any rights of a shareholder.

The Depository Trust Company

We have obtained the information in this section concerning DTC and its book-entry systems and procedures from sources that we believe to be reliable. The description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

DTC will act as securities depositary for the Offered Shares registered in the name of its nominee, Cede & Co. DTC is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” under the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” under the New York Uniform Commercial Code; and

●	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of Offered Shares under DTC’s system must be made by or through direct participants, which will receive a credit for the Offered Shares on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of Offered Shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

IMPORTANT PROVISIONS OF FLORIDA CORPORATE LAW

AND OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Florida law, our Articles and our Bylaws in effect as of the date of this Offering Circular, but it is not a complete description of our Articles, our Bylaws or any combination of the two. Copies of our Articles and our Bylaws are filed as exhibits to the offering statement of which this Offering Circular is a part.

Our Articles of Incorporation and Bylaws

Shareholder rights and related matters are governed by the Florida General Corporation Law, and our Articles and Bylaws. Provisions of our articles and bylaws, which are summarized below, may make it more difficult to change the composition of our Board and may discourage or make more difficult any attempt by a person or group to obtain control of our Company.

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Board of Directors

Subject to our shareholders’ rights to consent to certain transactions, the business and property of our Company are controlled by, and all powers are exercised by our Board. Our Company has benefited from a tightly controlled, small Board led by Mr. Sandeep Mathow. As of the date of this Offering Circular, our Board consists of our Chairman, Mr. Sandeep Mathow, Vice Chairman, Mr. Santu Rohatgi, an Advisor to the Board since 2014, ASG, and another Advisor to the Board since 2014, Dr. Priti Patel.

We also plan to add a REG A Representative Director at the conclusion of this Offering, who shall serve only when any of the Series REG A are outstanding and resign when they are 100% redeemed. We plan to replace the REG A Representative Director with a director representing the Planned Listed or Planned IPO/RPO, if at all. REG A Representative Director, who is planned to be added to the Board at the completion of this Offering, shall be elected only by the REG A Shareholders whom are entitled to elect one director to our Board.

Please see the section entitled “REG A Representative Director” of this Offering Circular for a detailed discussion of the nomination, information, and voting process related to the REG A Representative Director.

Mr. Michael Scillia, who is our Corporate Secretary, is the ASG Designated Advisor to the Board.

Our Board intends to increase from 2 directors to 5 directors by the completion of this Offering, while 3 of which are intended to be independent, non-executive directors. One of the independent directors will serve as the Chairman of Audit Committee and another independent director will serve as the Chairman of our Compensation Committee. With the exception of Messrs. Mathow and Rohatgi, who shall serve until they resign, or the Company is sold, our Board has 3-year staggered terms, and at each succeeding annual meeting, the shareholders shall elect directors for a full term or the remainder thereof. Each director shall hold office for the term which elected and until his or her successor shall be elected and shall qualify. A vacancy created by an increase in the number of directors or the death, resignation, or removal of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Any director may resign at any time or may be removed, only by the shareholders upon the affirmative vote of a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. We do not intend to add any additional directors until the completion of this Offering.

The Board may, at any meeting, by majority vote of the Board, elect from the directors an executive committee, audit committee and/or a compensation committee or any other committee that the Board so determines is in the best interest of the Company. The committees shall consist of such number of members as may be fixed from time to time by resolution of the Board. The officer-directors, by virtue of their offices shall be members of the committees. Unless otherwise ordered by the Board, each elected member of a committee shall continue to be a member thereof until the expiration of his term of office as a director.

The executive committee may, while the Board is not in session, exercise all or any of the powers of the Board in all cases in which specific directions shall not have been given by the Board; except that the executive committee shall not have the power or authority of the Board in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, amending the Bylaws, declaring a dividend, authorizing the issuance of stock or adopting a certificate of ownership and merger.

Officers

The Board has the authority to select the officers of our Company. Under our Bylaws, the officers of the Company may be a president (who shall be a director), one or more executive vice-presidents, a secretary, a treasurer, and such other officers as may from time to time be elected or appointed by the Board, including such additional vice-presidents with secretaries and assistant treasurers as may be determined by the Board. In addition, the Board may elect a chairman of the Board and may also elect an executive chairman and vice-chairman, each of whom must also be a director, or may elect such positions as officers of the Company, but the Chairman, Executive Chairman or Vice Chairman need not be officers as well as Directors. Any two or more offices may be held by the same person, except that the offices of president and secretary may not be held by the same person. In its discretion, the Board may leave unfilled any office except those of Chief Executive Office or Chairman, treasurer and secretary. Our officers are: (i) Sandeep Mathow, Chairman of the Board and CEO; (ii) Santu Rohatgi, Vice-Chairman of the Board, CFO and Treasurer; (iii) Frank W. Waters, Controller; and (iv) Michael Scillia, Corporate Secretary and ASG Designated Advisor to our Board.

The Board appoints the officers. Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by the Board. Each of the salaried officers of the Company shall devote his entire time, skill and energy to the business of the Company, unless the contrary is expressly consented to by the Board or the executive committee. Our CEO is in charge of the general affairs of our Company, subject to the oversight of the Board. Any officer may be removed by the Board upon a super-majority vote whenever, in its judgment, the best interests of the Company would be served thereby. The Board shall consider the consequences of such removal in the case of officers who serve pursuant to employment or other contractual agreements.

Committees of the Board of Directors

Our Board may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting.

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Authorized Stock

Our Company may issue up to 100,000,000 shares of Common Stock, $0.0001 par value per share, and 50,000,000 shares of Preferred Stock, $0.0001 par value per share.

The Board of the Company is authorized, subject to limitations prescribed by law, to provide from time to time for the issuance of the shares of Preferred or Common Stock in one or more classes or series, and by filing an amendment to the Articles of Incorporation pursuant to the applicable law of the State of Florida, as and if applicable, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, voting, powers, terms, preferences and rights of the shares or each such class or series and any qualifications, limitations or restrictions thereof.

Voting

On each matter voted on at a shareholders’ meeting, the Original Common Stock has 15 to 1 super-voting rights, Class A Common Stock has 10 to 1 super-voting rights, Class A+ Common Stock has 8 to 1 super-voting rights, Class AA Common Stock has 6 to 1 super-voting rights and the Class REG A has 5 to 1 super-voting rights. In circumstances of the Planned Listing or the Planned IPO/RPO, sale of the majority of assets, or change of control of SRXS, if at all, the Original Common Stock, the Class A Common Stock, the Class A+ Common Stock and the Class REG A, if any, will be automatically converted to the PLS, which will have one voting right per share. Conversion ratios to different classes of Common Stock will be in accordance to their voting rights.

Meetings

The annual meeting of the shareholders shall be on the second Friday in May of each year at 10:00 a.m. local time, or at such other date or time as shall be designated from time to time by the Board and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may come before the meeting. A special meeting of the shareholders may be called at any time by the written resolution or request of a majority or more of the members of the Board, the chairman or executive chairman or vice chairman or president, or any executive vice president, and shall be called upon the written request of the holders of fifty percent (50%) or more in amount, of each class or series of the capital stock of the Company entitled to vote at such meeting on matters that are the subject of the proposed meeting.

Dividends

Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the Company may be declared in such amounts and at such time or times as the Board may determine. Before payment of any dividend, there may be set aside out of the net profits of the Company available for dividends each sum or sums as the Board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board may determine to be in the best interests of the Company, and the Board may modify or abolish any such reserve.

Paid in Capital of the Corporation

The Company desires to provide for the return of the audited paid in capital of the Company to the shareholder(s) of the Original Shares, or any such future holders of such shares by transfer, sale or exchange, in the following manner:

The holders of the Original Common Shares issued, in the amounts as so adjusted as provided hereto, shall have the right to a return of 100% of the paid in capital of the Company, not otherwise allocated to other classes or series of equity issued by the Company, in amounts as represented in the reviewed or audited financial statements of the Company, as applicable, at times to be determined by the Board, as appropriate and regulatorily consistent; and, that the Board shall authorize any required resolutions to effect such payments to the holders of such shares from time to time; and authorizes its Officers to take such actions required to effect such timely payments as approved by the Board.

Capital Calls

The Board is hereby authorized, at its discretion, to make any capital calls to its shareholders, principals, officers, or directors as may be required, from time to time, to maintain sufficient operating or the net capital of the Company within the covenants or regulatory guidelines, as well as provide adequate operating capital in respect to the nature of the business conducted by the Company. Such capital may take the form of paid in capital, or it may be in payment in whole or parts of the issuance of new shares, or it may be the payment in whole or parts of shares issued or reserved for eligible stock ownership programs of the Company.

Amendment

Shareholders entitled to vote may amend, alter or repeal our Articles and our Bylaws. Our Board may amend, alter or repeal our Bylaws as well.

Limitation of Liability and Indemnification

Florida law permits us to include in our Articles a provision limiting the liability of our directors and officers to us and our shareholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

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Florida law requires a corporation, unless its articles provides otherwise, which our Articles does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
●	the director or officer actually received an improper personal benefit in money, property or services; or
●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Florida corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, Florida law permits a Florida corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Florida law, our Articles and Bylaws limit the liability of our directors and officers to us and our shareholders for monetary damages, and our Articles and Bylaws authorize us to obligate ourselves to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, and our manager (including any director or officer who is or was serving at the request of our Company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise). In addition, our Bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our Board, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us, including our manager, or a predecessor of us.

However, the Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

We may also purchase and maintain insurance to indemnify such parties against the liability assumed by them whether or not we are required or have the power to indemnify them against this same liability.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and our senior management team that will obligate us to indemnify them to the maximum extent permitted by Florida laws. The indemnification agreements provide that if a director or member of our senior management team is a party or is threatened to be made a party to any proceeding, by reason of such director’s or senior management team member’s status as a director, officer or employee of our Company, or our manager, we must indemnify such director or senior management team member, and advance expenses actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

●	the act or omission of the director or senior management team member was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

●	the director or senior management team member actually received an improper personal benefit in money, property or services; or

●	with respect to any criminal action or proceeding, the director or senior management team member had reasonable cause to believe his or her conduct was unlawful.

Except as described below, our directors and senior management team members will not be entitled to indemnification pursuant to the indemnification agreement:

●	if the proceeding was one brought by us or in our right and the director or senior management team member is adjudged to be liable to us;

●	if the director or senior management team member is adjudged to be liable on the basis that personal benefit was improperly received; or

●	in any proceeding brought by the director or senior management team member other than to enforce his or her rights under the indemnification agreement, and then only to the extent provided by the agreement and, except as may be expressly provided in our Articles, our Bylaws, a resolution of our Board or of our shareholders entitled to vote generally in the election of directors or an agreement to which we are a party approved by our Board.

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Notwithstanding the limitations on indemnification described above, on application by a director of our Company or member of our senior management team to a court of appropriate jurisdiction, the court may order indemnification of such director or senior management team member if:

●	the court determines the director or senior management team member is entitled to indemnification as described in the following paragraph, in which case the director or senior management team member shall be entitled to recover from us the expenses of securing such indemnification; or

●	the court determines that such director or senior management team member is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or senior management team member (i) has met the standards of conduct set forth above or (ii) has been adjudged liable for receipt of an “improper personal benefit”; provided, however, that our indemnification obligations to such director or senior management team member will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit.

Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a director or senior management team member is a party or is threatened to be made a party to any proceeding by reason of such director’s or senior management team member’s status as a director, officer or employee of our company, and such director or senior management team member is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or senior management team member for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

In addition, the indemnification agreements will require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

●	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

●	a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or senior management team member is not entitled to indemnification.

Takeover Provisions

The following paragraphs summarize some provisions of Florida law and our Articles and Bylaws which may delay, defer or prevent a transaction or a change of control of our Company that might involve a premium price for our shareholders.

Business Combinations

Certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Florida corporation and an interested shareholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two- year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then- outstanding stock of the corporation) or an affiliate of such an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five- year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two- thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the corporation’s common shareholders receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

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Control Share Acquisitions

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;
●	one-third or more but less than a majority; or
●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the articles or bylaws of the corporation.

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Dissolution or Termination of Our Company

We are an infinite-life corporation that may be dissolved under our By-Laws at any time by the affirmative vote of a majority of our entire Board and of shareholders entitled to vote with at least a majority of all the votes entitled to be cast on the matter.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

SRXS and Underwriters and Co-Managers’ Requirements

Each of the participating Underwriters and Co-Managers and their authorized registered representatives, or any other person selling or administering to your purchase of our Common or Preferred Stock on our behalf is required to:

make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the Underwriter and Co-Manager, including such investor’s age; identity verification; employment or business or professional affiliations over the life of the investor; investment experience, risk tolerance and objectives; current income, income for the last 3 years, and expected income for the next 2 years; current net worth, net worth for the last 3 years, and expected net worth for the next 2 years; overall financial situation relating to personal and family circumstances, or relationships or obligations to business(es) or professional entities controlled by the investor; other investments held by such investor, including other Regulation A offering securities purchased within the past 12 months of the purchase of Offered Shares; and maintain, for at least 6 years, records of the information used to determine that an investment in our shares is suitable and appropriate for each investor.

In making this determination, your participating Underwriter and Co-Manager or their authorized registered representative, a RIA or individual advisor, or our representative officer or director, based on a review of the information provided by you, consider whether you:

●	meet the minimum suitability standards established by us and the Underwriters and Co-Managers, and the investment limitations established under Regulation A;

●	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation; and

●	have an apparent understanding of:

●	the fundamental risks of an investment in the shares;

●	the risk that you may lose your entire investment;

●	the lack of liquidity of the shares;

●	the restrictions on transferability of the shares;

●	the background and qualifications of our management; and

●	our business.

Prior to your purchase, you will be required to reconfirm electronically or through email, several short answers to several short questions provided by the entity facilitating your purchase. Without your confirmation, we cannot confirm your acceptance as our shareholder, or instruct our Transfer Agent to issue related shares.

58

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our common stock or preferred stock, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of our common stock or preferred stock. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a real estate investment trust;

•	an insurance company

•	a tax-exempt organization;

•	a person subject to the alternative minimum tax provisions of the Code;

•	a person holding our common stock or preferred stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	a partnership or other pass-through entity;

•	a person deemed to sell the common stock or preferred stock under the constructive sale provisions of the Code;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the common stock or preferred stock in this offering for cash and that hold the common stock or preferred stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the common stock or preferred stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the common stock or preferred stock, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the common stock or preferred stock.

59

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the common stock or preferred stock or that any such position would not be sustained.

THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

U.S. Holders

Interest

U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the common stock or preferred stock in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the common stock or preferred stock

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of the common stock or preferred stock equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefore (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. Holder’s adjusted tax basis in the common stock or preferred stock. A U.S. Holder’s adjusted tax basis in the common stock or preferred stock (or a portion thereof) generally will be the U.S. Holder’s cost therefore decreased by any payment on the common stock or preferred stock other than a payment of qualified stated interest. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the common stock or preferred stock has been held for more than one year, such capital gain may be subject to reduced federal income tax rates. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

Certain individuals, trusts and estates are subject to a Medicare tax of 3.8% on the lesser of (i) “net investment income”, or (ii) the excess of modified adjusted gross income over a threshold amount. Net investment income generally includes interest income and net gains from the disposition of common stock or preferred stock, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the Medicare tax on their ownership and disposition of common stock or preferred stock in light of their individual circumstances.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the common stock or preferred stock or proceeds upon the sale or other disposition of such common stock or preferred stock (including a redemption or retirement of the common stock or preferred stock). Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such holder fails to furnish its taxpayer identification number, or TIN, which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such holder furnished an incorrect TIN;

•	in the case of interest payments such holder is notified by the IRS of a failure to properly report payments of interest or dividends;

•	in the case of interest payments, such holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such holder that it is subject to backup withholding; or

•	such holder does not otherwise establish an exemption from backup withholding.

60

A U.S. Holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders are encouraged to consult their tax advisors.

ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

●	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

●	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

●	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1)	the equity interests acquired by employee benefit plans are publicly offered securities – i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2)	the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3)	there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”.  If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our Common Stock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

61

ACCEPTANCE OF PURCHASES ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.  THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THEIR ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

REPORTS

We will furnish the following reports, statements, and tax information to each shareholder:

Reporting Requirements under Tier II of Regulation A.  Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A.  We will be required to file:  an annual report with the Commission on Form 1-K; a semi-annual report with the Commission on Form 1-SA; current reports with the Commission on Form 1-U; and a notice under cover of Form 1-Z.  The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K.  Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports.  As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31st, our Board will cause to be emailed or made available, by any reasonable means, to each shareholder as of a date selected by the Board, an annual report containing financial statements of our Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Board.  The Board shall be deemed to have made a report available to each shareholder as required if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by our Company and available for viewing by the shareholders.

Tax Information.  On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each shareholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

Florida State Annual Reports. On or before May 1st of each calendar year, the Board shall cause a Florida State Annual Report for business entities to be filed with the Florida Department of State. Such report is publicly accessible, free of charge, and on the website of Division of Corporations of Florida Department of State.

Independent Due Diligence Update Reports and Asset Management Shareholder Reports. Independent due diligence update reports and asset management shareholder reports will be provided to all of our shareholders, according to our agreement with our Underwriters and Co-Managers. These reports shall be prepared for our shareholders until the Planned Listing, if at all, or 2 years after the Final Closing of this Offering, whichever occurs earlier. These reports shall update certain information monthly and be made available on special encrypted pages on our Company’s website, and report other information quarterly, be made available to each shareholder on the specially encrypted pages of our website. Each shareholder will be given a special ID that will identify him/her/it for his/her/its access to both the information available to all shareholders, and his/her/its respective private information as a shareholder of the Company.

Digital Entry Format with No Stock Certificates.  We do not anticipate issuing stock certificates representing Offered Shares purchased in this Offering to the REG A Preferred Shareholders and REG A Common Shareholders.  However, we are permitted to issue stock certificates.  The number of Offered Shares held by each REG A Preferred Shareholder and REG A Common Shareholder, will be maintained by us and our Transfer Agent in our company register, and carried on a digital book entry format. Each shareholder’s information about his/her/its respective holding of our stock will be available on that shareholder’s specific encrypted page on the special section of our website devoted to our shareholders’ data and reports.

INDEPENDENT AUDITORS

The balance sheet of Smart Rx Systems as of the fiscal years ended December 31, 2017, 2016 and 2015, and the related statements of income and cash flows for the years then ended, have been included in this Offering Circular in reliance upon the report of Soto Accounting, LLC, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

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Index to Financial Statements

Smart Rx Systems, Inc.

Audited Financial Statements for the Fiscal Years Ended December 31, 2017, 2016 and 2015

Independent Auditor Report	F-2

Comparative Balance Sheets as of December 31, 2017, 2016 and 2015	F-3

Comparative Statements of Changes in Shareholders’ Equity for the Fiscal Years Ended December 31, 2017, 2016 and 2015	F-4

Comparative Statements of Operations for the Fiscal Years Ended December 31, 2017, 2016 and 2015	F-5

Comparative Statements of Cash Flows for the Fiscal Years Ended December 31, 2017, 2016 and 2015	F-6

Notes to Financial Statements for the Fiscal Years Ended December 31, 2017, 2016 and 2015	F-7

Unaudited Financial Statements for the Six Months Ended June 30, 2018 and 2017 and the Fiscal Year Ended December 31, 2017

Unaudited Comparative Balance Sheets as of June 30, 2018 and 2017 and December 31, 2017	F-23

Unaudited Comparative Statements of Changes in Shareholders’ Equity for the Six Months Ended June 30, 2018 and 2017 and the Fiscal Year Ended December 31, 2017	F-24

Unaudited Comparative Statements of Operations for the Six Months Ended June 30, 2018 and 2017 and the Fiscal Year Ended December 31, 2017	F-25

Unaudited Comparative Statements of Cash Flows for the Six Months Ended June 30, 2018 and 2017 and the Fiscal Year Ended December 31, 2017	F-26

Notes to Financial Statements for the Six Months Ended June 30, 2018 and 2017 and the Fiscal Year Ended December 31, 2017	F-27

Smart rx Systems, inc.

Independent Auditor’s Reports and Financial Statements

December 31, 2017, 2016 and 2015

F-1

INDEPENDENT AUDITOR’S REPORT

Management and Board of Directors

Smart RX Systems, Inc.

Lutz, Florida

We have audited the accompanying balance sheets of Smart RX Systems, Inc. as of December 31, 2017, 2016 and 2015, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Opinion

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Smart RX Systems, Inc. as of December 31, 2017, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 18 to the financial statements, selected consolidated financial data for 2016 and 2015 has been restated to reflect changes to the amount of the intangible assets. Our opinion is not modified with respect to this matter.

/s/ Soto Accounting
Soto Accounting, LLC Brian Soto,
CPA Chicago, Illinois
October 12, 2018

4252 N. Cicero Ave. Chicago, IL 60641 | T: 312.715.8599 | F: 312.489.2344 | brian@sotoaccounting.com

F-2

Smart Rx Systems Inc.

BALANCE SHEETS

	December 31,	December 31,	December 31,
	2017	2016	2015
		(as restated)	(as restated)
ASSETS:
Current assets:
Cash and cash equivalents	$3,194,021	$84,988	$111,814
Accounts receivable	141,544	9,212	31,035
Prepaid expenses	222,203	72,940	1,116
Inventories	59,167	15,659	-
Total current assets	3,616,936	182,798	143,965

Long-term marketable securities	-	74,000	-
Property, plant and equipment, net	1,453,902	17,712	8,637
Intangible assets, net	4,918,864	4,254,212	3,535,531
Total assets	9,989,702	4,528,723	3,688,134

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	300,448	133,645	-
Accounts payable, related party	16,642	90,797	79,912
Current portion of long-term debt	5,773	15,392	5,495
Interest payable	146,498	26,268	7,327
Preferred premium payable	1,990,800	110,800	73,750
Total current liabilities	2,460,160	376,902	166,484
Long-term debt	872,000	-	121,127
Long-term debt, related party	-	118,127	-
Total non-current liabilities	872,000	118,127	121,127
Total liabilities	3,332,160	495,030	287,612

Shareholders’ equity:
Orig Voting CS Par $0.0001, Part Of 100m Auth.	615	615	590
Orig. Pref Non Voting, Par Value $0.0001, Part Of 50m Auth.	1,616	1,617	1,616
Class A Voting CS, Par Value $0.0001, Part Of 100m Auth	10	2	1
Ser. A. Founders Pref. par value $0.0001, Part 50m	27	2	1
Ser. A+ Founders Non- Voting Pref, Part of 50m Auth.	22	-	-
Class A+ Voting CS, Par Value $0.0001, Part of 100m Auth.	8	-	-
Spec. Pref. Non Voting, par val $0.0001, part of 100m auth	305	211	130
Additional paid-in capital	10,809,135	5,245,489	4,107,397
Retained earnings	(1,214,242)	(709,214)	(408,820)
Net income	(2,939,953)	(505,028)	(300,394)
Total equity	6,657,541	4,033,693	3,400,522
Total liabilities and shareholders’ equity	$9,989,702	$4,528,723	$3,688,134

F-3

SMART RX SYSTEMS, INC (SRXS)

2015 CHANGES IN SHAREHOLDERS EQUTIY (Restated)

	Common	$ Par Value	Preferred	$ Par Value	Add'l Paid In	Retained	Stockholders
	Voting	Amount	Non-Voting	Amount	Capital	Earnings	Equity
BALANCE at December 31, 2014	544,000	$354	2,163,800	$1,676	$3,048,205	$(408,820)	$2,641,416
NET INCOME	-	-	-	-	-	(300,394)	(300,394)
Acquisition of Vista JV Agr.	-	20	-	-	129,980	-	130,000
Preferred shares issued in lieu of salaries and bonuses	-	-	700,000	70	699,930		700,000
Common Stock Issued	11,300	217	-	-	81,783	-	82,000
Preferred Shares issued	-	-	14,750	2	147,498	-	147,500
BALANCE at December 31, 2015	555,300	$592	2,878,550	$1,749	$4,107,396	$(709,214)	$3,400,522

SMART RX SYSTEMS, INC (SRXS)

2016 CHANGES IN SHAREHOLDERS EQUTIY (Restated)

	Common	$ Par Value	Preferred	$ Par Value	Add'l Paid In	Retained	Stockholders
	Voting	Amount	Non-Voting	Amount	Capital	Earnings	Equity
BALANCE at December 31, 2015	555,300	$592	2,878,550	$1,749	$4,107,397	$(709,214)	$3,400,523
NET INCOME	-	-	-	-	-	(505,028)	(505,028)
Assets exchanged for fair value	300	-	-	-	62,200	-	62,200
Assets Exchanged Fair Value Acquisition of ChoiceMeds	-	-	7,400	1	73,993	-	73,994
(Granted BUT UNISSUED)	-	24	-	-	119,976	-	120,000
Common Stock Issued	10,300	1	-	-	22,903	-	22,904
Preferred shares issued in lieu of salaries and bonuses	-	-	810,000	81	809,919	-	810,000
Preferred Shares issued	-	-	7,400	0	74,099	-	74,099
Preferred Shares Retired (Choicemeds)	-	-	(2,500)	0	(24,998)	-	(24,997)
BALANCE at December 31, 2016	565,900	$617	3,700,850	$1,831	$5,245,489	$(1,214,243)	$4,033,695

SMART RX SYSTEMS, INC (SRXS)

2017 CHANGES IN SHAREHOLDERS EQUTIY

	Common	$ Par Value	Preferred	$ Par Value	Add'l Paid In	Retained	Stockholders
	Voting	Amount	Non-Voting	Amount	Capital	Earnings	Equity
BALANCE at December 31, 2016	565,900	$617	3,700,850	$1,831	$5,245,489	$(1,214,243)	$4,033,695
NET INCOME	-	-	-	-	-	(2,939,953)	(2,939,953)
Common Stock Issued	157,300	16	-	-	1,180,453	-	1,180,469
Preferred shares issued in lieu of salaries and bonuses	-	-	940,000	94	939,906	-	940,000
Preferred Shares issued	-	-	462,000	46	3,492,282	-	3,492,328
Preferred Shares Retired	-	-	(4,900)	-	(48,996)	-	(48,996)
BALANCE at December 31, 2017	723,200	$632	5,097,950	$1,971	$10,809,134	$(4,154,196)	$6,657,542

F-4

Smart Rx Systems Inc.

STATEMENTS OF OPERATIONS

	Years ended
	December 31,	December 31,	December 31,
	2017	2016	2015
		(as restated)	(as restated)
Net sales	$638,856	$387,296	$182,141
Cost of sales	252,236	84,971	86,907
Gross margin	386,620	302,324	95,234

Operating expenses:

Selling, general and administrative	326,438	155,777	16,800
Wages, Consulting and payroll expenses	461,683	183,889	62,290
Travel and Entertainment expenses	102,344	74,569	46,712
Software and Kiosk expenses	116,400	51,479	-
Total operating expenses	1,006,865	465,714	125,802

Operating income	(620,246)	(163,389)	(30,568)

Rental income	30,904	-	-
Other expenses
Preferred premium expense	1,880,000	37,050	73,750
Preferred interest expense	120,436	20,084	7,327
Amortization of intangible assets expense	321,649	271,418	188,127
Depreciation	28,526	13,087	622
Total other expenses	2,350,611	341,639	269,826
Net income	$(2,939,953)	$(505,028)	$(300,394)

Earnings per share:
Basic	$(4.07)	$(0.89)	$(0.54)

Shares used in earnings per share:
Basic	723,100	565,800	555,200

F-5

Smart Rx Systems Inc.

STATEMENTS OF CASH FLOWS

	Years ended
	December 31,	December 31,	December 31,
	2017	2016	2015
		(as restated)	(as restated)
Cash and cash equivalents, beginning of the year	$84,988	$111,814	$25,149
Operating activities:
Net income	(2,939,953)	(505,028)	(300,394)
Adjustments to reconcile net income to cash from operating activities:
Depreciation expense	28,526	13,087	622
Amortization of intangible assets expense	321,649	271,418	188,127
Prepaid expenses	(149,263)	(71,824)	33,884
Changes in operating assets and liabilities:
Accounts receivable, net	(132,333)	21,823	(31,035)
Inventories	(43,508)	(15,659)	-
Accounts payable	166,802	133,645	(2,384)
Accounts payable, related party	(74,156)	10,885	(78,497)
Current portion of long-term debt	(9,620)	9,898	(1,723)
Interest payable	120,231	18,940	7,327
Preferred premium payable	1,880,000	37,050	73,750
Cash generated by operating activities	(831,624)	(75,765)	(110,323)
Investing activities:
Intangible assets, net	(986,301)	(990,099)	(830,000)
Pharmacy	(286,352)	(74,000)	-
Property, plant and equipment	(1,104,364)	(22,162)	(9,259)
Cash used in investing activities	(2,377,016)	(1,086,261)	(839,259)
Financing activities:
Long-term debt	872,000	(121,127)	121,127
Long-term debt, related party	(118,127)	118,127	(144,380)
Orig Voting CS Par $0.0001, Part Of 100m Auth.	1	24	236
Orig. Pref Non Voting, Par Value $0.0001, Part Of 50m Auth.	(1)	0	-
Class A Voting CS, Par Value $0.0001, Part Of 100m Auth	7	1	1
Ser. A. Founders Pref. par value $0.0001, Part 50m	25	1	1
Ser. A+ Founders Non- Voting Pref, Part of 50m Auth.	22	-	-
Class A+ Voting CS, Par Value $0.0001, Part of 100m Auth.	8	-	-
Spec. Pref. Non Voting, par val $0.0001, part of 100m auth	94	81	70
Additional paid-in capital	5,563,645	1,138,093	1,059,191
Cash generated by/(used in) financing activities	6,317,674	1,135,200	1,036,247
Net increase (decrease) in cash during the year	3,109,034	(26,827)	86,666
Increase/(decrease) in cash and cash equivalents	3,109,034	(26,827)	86,666
Cash and cash equivalents, end of the year	$3,194,021	$84,988	$111,814

F-6

1st Footnote: Organization and Business

Smart Rx Systems, Inc. (SRXS) is a technology and management company with custom and proprietary technologies, trademarked automated medication management systems that dispense medication on demand called The Smart PharmAssist™ Kiosk (“Kiosk”), which provides either access to a live pharmacist for counseling and medication therapy management via video conferencing technology located on the Kiosk, or an on-site Pharmacist. SRXS also provides mail order refill prescriptions as a follow-on service to customers. The Smart PharmAssist™ Kiosk is capable of performing all functions performed by a retail pharmacy such as prescription verification, insurance verification, reimbursement, labeling, printing medication instructions, and consulting with a remote licensed Pharmacist. The Kiosk dispenses medication at the point-of-care and successfully performs all functions required by Food and Drug Administration (FDA) to “dispense medication on demand at the point-of- care” (POC). The Kiosk is compliant with current regulatory requirements utilizing a proven Robotic Prescription Dispensing System platform to overcome the risks and costs of development and manufacturing of a new technology device.

Smart Rx Systems, Inc. partnered with a global automated pharmacy robotics manufacturer (GAPRM), ScriptPro USA, Inc., who manufactures the Smart PharmAssist™ Kiosk, and leases the machines directly to the healthcare provider, or through our contract with the provider, as well as installs and maintains the ScriptPro portion of all The Smart PharmAssist™ Kiosks, which gave us a rapid entry into the market. We are contracted on a long-term basis by the physicians or medical facilities, for both recurring and one-time fees to operate, manage and perform all pharmacy related services and activities at the point-of-care.

We also install our equipment and software coincident to the installation of the ScriptPro equipment, which makes the SmartRX PharmAssist™ Kiosk operate as a complete system.

The Kiosks are a complete “Pharmacy-in-a-Box’’, entirely automated system with override capability to manually control the dispensing of medication by a pharmacist, with the capacity to dispense a maximum of 225 different types of medications with approximately 70 prescription fills of each, totaling 15,750 prescriptions and Over the Counter (OTC) medications. Features include automated pill counting, live video conferencing with a licensed Pharmacist, barcode reader, biometrics, backend data collection, automated labeling, medication image capture, automated climate control, and automated remote insurance processing. Our Kiosk allows access to 24-hour pharmacists and retail pharmacies everywhere, extending the reach of traditional retail pharmacies without the time, distance, language, or costs of traditional pharmacies.

The Smart PharmAssist™ Kiosks are currently installed at the point-of-care to provide convenience to patients. Physicians send the prescriptions electronically to our Smart PharmAssist™ Kiosk, and each prescription is verified and processed by either an onsite pharmacist located at the Kiosk, or a remote technician, whereupon the prescription is automatically filled and dispensed in approximately two minutes. All medications for the Kiosks are purchased and owned by Smart Rx Systems Inc. Each point-of-care location has one or more of our Kiosks, pharmacy management software, and a licensed pharmacist to verify prescriptions and provide counseling to the patients.

2nd Footnote: Summary of Significant Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements is in conformity with generally accepted accounting principles in the United States which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. The more significant estimates and assumptions by management include, among others, reserves for accounts receivable, the fair value of equity instruments issued for services, and input assumptions used in the valuation of derivative liabilities.

F-7

Revenues

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for products and/or services that have been delivered or picked-up by the patient in the normal course of business, title or service delivery has passed, the selling price is both fixed and determinable, and collectability is reasonably assured, all of which generally occur upon delivery of our product or service, or delivery of the product to the destination specified by the customer. Revenue is recognized immediately upon receiving cash payment for Prescriptions received from patients upon dispensing the medications prescribed. Cash is received in two ways: from Co-Pays from Patients as dictated by the Third-Party Payer, or if uninsured, the second way is the collection of one hundred percent cash or credit card for payment from the patient prior to the transfer of medications to the patient. If the patient is covered by insurance (Third Party) payer, those are accounts receivable from the third party which are usually collected within Fifteen to ninety days from the date of the transaction.

Accounts Receivable

Smart Rx Systems, Inc. only have receivables from the insurance companies after the processing of each prescription. These receivables are usually deposited into our bank account automatically within ninety days from the date of the transaction. The Co-pays, if any, or non-insurance paid-in-full by a patient, are paid by cash or credit/debit card at the time of the sale, at the Kiosk. Therefore, co-pay receivables are short-term in nature and typically clear in two to three business days.

Intangible Assets Subject to Amortization

Smart Rx Systems, Inc.’s intangible assets subject to amortization are primarily composed of developed technology, payables that were converted to securities in lieu of cash, and supplier/retailer relationships acquired in connection with our acquisitions. Smart Rx Systems, Inc. used expectations of future cash flows, with appropriate discount rates based on the stage of the enterprise acquired, to estimate the fair value of our intangible assets. Smart Rx Systems, Inc. amortizes the intangible assets on a straight-line basis over their expected useful lives. Currently, we have determined all our intangible assets have a useful life of 15 years.

Users of the intangible assets’ calculation of value should be aware that business valuations are based on assumptions regarding future earnings potential and /or certain asset values, which may or may not materialize. Therefore, the actual results achieved in the future will vary from the assumptions utilized in this valuation, and the variations may be material.

Financial Assets and Liabilities Measured at Fair Value

The company uses various inputs in determining the fair value of our investments and measure those assets on a recurring basis. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value. Authoritative guidance provided by FASB defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3	Unobservable inputs based on our assumptions

The fair value of the derivative liabilities of $ 0.00 and $ 0.00 at December 31, 2015 and 2016, respectively, were valued using Level 2 inputs. The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is our opinion that cash and short-term assets are not exposed to significant interest, currency or credit risks arising from these financial instruments.

F-8

Recent Accounting Pronouncements

In May 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 201 4-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will II require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.

We believe that our disclosures and treatment of revenue recognition are in keeping with the new Standards.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. ASU 2014-15 requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods thereafter. Early adoption is permitted. We do not believe that this new Standard will affect our representations and disclosures, nor is it applicable to our financial condition.

In November 2014, the FASB issued Accounting Standards Update No. 2014-16, Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity. The amendments in ASU 201 4-6 do not change the current criteria in U.S. GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. The amendments clarify that an entity should consider all relevant terms and features, including the embedded derivative feature being evaluated for bifurcation, in evaluating the nature of the host contract. ASU 2014-6 applies to all entities that are issuers of, or investors in, hybrid financial instruments that are issued in the form of a share and is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted. We do not believe that this new Standard will affect our current treatment of any of our securities or representations related to them.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. We are currently evaluating the expected impact that the standard could have on our financial statements and related, disclosures, which on first review appears to be immaterial.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

F-9

Income Taxes

The company has no tax provision for any period presented due to our carry-forward operating losses. As of December 31, 2017, the Company had net operating loss carry forwards in excess of approximately $11.8 million dollars that may be available to reduce future years ’ taxable income through approximately year 2032. Future tax benefits, which may arise because of these losses have not been recognized in these financial statements, and accordingly, the Company has not recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The Company adopted accounting rules which address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under these rules, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. These accounting rules also provide guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2017, no liability for unrecognized tax benefits was required to be recorded.

3rd Footnote: Original Sale of Hardware and Software to Smart Rx Systems, Inc. by Related Party.

The company issued 400,000 Original Voting Common Shares and 500,000 Original Non-Voting Preferred to Sandeep Mathow and his family trust in December of 2013 in exchange for $1,220,236 and $ 1,000,000 of cash, respectively, which was expended on the development and building of certain hardware and software code and systems sold to us, which formed the heart of Smart Rx Systems Inc.’s custom and proprietary technologies that the company continues to use and develop for further use. This sale was one of the first assets purchased with stock and is listed as an intangible asset on the Balance Sheet.

4th Footnote: Hired Swatantra “Santu” Rohatgi as a consultant to Smart Rx Systems, Inc.

In June 2013, the company hired Santu Rohatgi as our accounting and financial consultant.

5th Footnote: Original Manufacturing Contract Brought into Smart Rx Systems, Inc. by Related Parties.

In December 2013, the company issued Sandeep Mathow and his family trust 750,000 Original Non-Voting Preferred Shares and Santu Rohatgi and his family trust 105,000 Shares of Original voting common shares and 750,000 Original Non-Voting Preferred Shares, in exchange for an exclusive worldwide manufacturing, maintenance and support contract with ScriptPro, USA, Inc. In addition, $20,000 of consulting payables due to Santu Rohatgi were converted to securities as part of his issuance of common shares.

The company issued warrants in December 2013 to both Sandeep Mathow and Santu Rohatgi to partially account for and adjust in the future against both the changing value of their sales or exchanges of assets, as well as for performance purposes. The 750,000 Original Non-Voting Preferred Shares issued to each of Mathow and Rohatgi, for 1.5 million shares cumulatively, are drawn against these warrants granted to them.

F-10

6th Footnote: Final Exclusive Manufacturing Contract with ScriptPro and Financing of Kiosks by Related Parties.

In February of 2014, the company finalized an expanded 2nd version of the world-wide, exclusive manufacturing agreement with ScriptPro which included additional new features not available in the 2013 contract, and included financing of the Kiosks and a lease program direct to SRXS customers by ScriptPro, and/or its affiliates. These new features were significant value add-ons to our benefit, and the company granted for future issuance, contingent upon the occurrence of certain events, but not yet issued, 1.5 million Original Voting Common Shares to each of Sandeep Mathow and Santu Rohatgi, or their family Trusts respectively, against the warrants granted in 2013, which may not be issued until after an underwritten IPO, or certain other significant earnings or Kiosks’ installations thresholds; and, granted, but not issued, the right for Mathow and Rohatgi to each acquire 7 Million Original Preferred Shares, which may be issued only under similar terms as the Original Common as described in this sentence.

Mr. Mitesh Mathow also consulted related to the transactions and he converted a payable of $20,000 of his consulting fees to 12,500 shares of our Original Voting Common Stock.

7th Footnote: Mathow and Rohatgi Employment Agreements; Investment Banking Relationship.

In January of 2014, Santu Rohatgi was hired as the Chief Financial Officer of the Company, and a Director, as evidenced by an Employment Agreement amended in 2018; and, our CEO and Director, Sandeep Mathow’s Employment Agreement was also amended in 2018. Approximately 67.4%, or $3,313,399, of our net intangible assets after inclusion of amortization of $4,918,864, are represented by 2 items: the conversion of 2014 through 2016 salaries and bonuses under these employment agreements to designated but unissued non-voting preferred stock, which is further restricted to contingent milestone events occurring in the future prior to partial issuances limited by levels of EBITDA recognition; and other consultants and contractors conversion of payables to common and preferred stock at the fair market value of their invoices.

The Company hired an Investment Banking Firm to assist in the capitalization planning, implementation and documentation of the company’s growth and future stock issuances, as well as capital requirements, and based upon their exchange of all the plans, documentation and activities for the company’s corporate, stock and future offering proformas, and in December of 2014, the company issued them 160,000 Original Non-Voting Preferred Shares and 24,000 Original Voting Common Shares, for their exchanged assets at discounted value of $164,000 and $5,000, respectively. The company shall expense these amounts as the events planned occur and documentation is utilized.

In December of 2014, a Founding Shareholder invested $25,000 cash for 3,800 Original Non-Voting Preferred Shares and 2,500 Original Voting Common Shares.

8th Footnote: Additional Admittance of Founding Shareholders; Vista Pharmacy Joint Venture from Related Parties.

During 2015, the company issued 7 Founding Shareholders 22,225 Founders’ Non-Voting Preferred Shares and 4,400 Class A Voting Common Shares for cash of $147,500; and, we issued to Vista Clinical Diagnostics, LLC, 6,400 Class A Voting Common Shares for cash of $70,000.

During early 2015, Rohatgi and Mathow began negotiations to forge a relationship with Vista Clinical Diagnostics, LLC, and after approximately 8 months of intense negotiation, in August of 2015, Rohatgi and Mathow exchanged a material Joint Venture Agreement related to ongoing pharmacy access and services for the grant, but not issuance, of the right to acquire 1,080,000 Original Voting Common Shares each, subject to the occurrence of certain events in the future. These Shares were granted, but not yet issued versus options granted to Mathow and Rohatgi exercisable post-REG A offering of at least $30 million. The company capitalized the Joint Venture Agreement with Vista Clinical on the Balance Sheet.

In the 2nd Quarter of 2015, the company initiated a corporate finance relationship with a group of professional consultants to prepare us for new crowdfunding internet offerings and assist us in our corporate affairs, in exchange for 5% of our newly issued voting shares from that point forward and certain out of pocket expense reimbursements and fees related to assignments we engaged them to undertake on our behalf. The company issued them 400 Original Voting Common Shares in December of 2015, and $12,000 was expensed and credited to their additional paid-in-capital.

F-11

In December of 2015, the company granted, but did not issue, options to be exercised subject to the occurrence of certain events in the future, of 100,000 Original Voting Common Shares to each of Mathow and Rohatgi for the early initiation of sales revenues and finalization of Kiosk’s readiness for commercialization and installation.

In 2016, the company acquired new services that developed integration with our systems and initiated Licensing activities.

Between June and September of 2016, we issued 4,500 Founder’s Non-Voting Preferred Series and 1,350 Class A voting common shares to two of our Founding Shareholders for total cash paid in of $45,000.

 9th Footnote: Warrants.

In 2013, the company created 16,500,000 warrants, a sufficient quantity, which can be issued for either Non-Voting Preferred or Voting Common, of any Series or Class designated by the Board, which provides sufficient flexibility. The warrants provide our Company an effective tool in attracting and incenting future management and Directors. If any shares of any Class or Series are issued with a price of Par Value, at the discretion of the Board, any awards may be granted with an exercise price of Par Value. As of December 31, 2017, warrants may still be granted at Par Value; 4.5 Million Warrants have been granted to date leaving 12,000,000 for future grants. Only 1.5 million Preferred Shares have been issued to date against those Warrant grants, and the outstanding 3 million warrants of common and preferred shares possess substantive restrictions and contingencies that must occur prior to their eligibility to be exercised. All Warrants are cashless exercise, and their term is set at the time of grant.

In 2014, the company created 3 million options with a term of 5 years to purchase Original Common Shares at 10 cents per share, exercisable after a REG A or other offering of at least $30 million. No Shares have been exercised against grants awarded. There are 400,000 of these options still available for future grant.

The aggregate intrinsic values of warrants and options granted, but not yet exercisable or vested are calculated as the difference between the exercise price of the options or Warrants and the estimated fair value of the additional paid in capital approved by the Board at the time of the grant or exercise, as applicable, based upon comparable evidentiary data or precedent. No options vested in 2014, 2015, 2016, 2017, or subsequently through the date of the filing in 2018 of this Qualification Statement with the SEC.

10th Footnote: Stockholders’ Equity

Preferred Non-Voting Stock Series

In 2015 and 2016, the company filed Restatements of some of our Articles of Incorporation, which pursuant to resolutions of our Board, increased the authorization of all preferred shares from 30 million shares to 50 million shares. Due to errors, despite the effectiveness of these Restatements, the company re-filed attachments with the Florida Department of Corporations. The Preferred Series of stock the Company has issued, or granted but not issued, to date, is all Non-Voting Shares, except for certain rights of minority holders of all Series of our Preferred as provided by Florida law.

These Series of Preferred Shares are identical in rights and preferences, except that our Original Preferred may be secured by our assets that are not secured by any other Series of our Preferred Shares. Our Special Series 2016 Preferred has no other preferences than cash due pursuant to its Stock Purchase Agreement.

F-12

Common Voting Stock Classes

The company’s Original Shares, the Class A, Class A+, and Class AA shares, all share the same preemptive rights, but different super-voting and convertibility rights. Class A, A+ & Class AA share the same liquidation preferences, while our Original shares possess liquidation preference immediately behind our Original Preferred Shares. The new Class REG A Voting Common to be issued in our REG A Offering have a 5 to l super-voting and convertibility feature. The Class A common issued has a 10 to 1 super-voting and convertibility feature. The Original common issued has a 15 to 1 super-voting and convertibility feature, and the Class A+ has 8 to 1 super-voting and convertibility feature, and the Class AA has a 6 to 1 super-voting and convertibility feature.

11th Footnote: Related Party Loans and Payables

All our Related Party Loans from Mathow or Rohatgi, and Payables to date are due to Sandeep Mathow, our Chairman and CEO, and Santu Rohatgi, our Vice Chairman and CFO, and are in addition to the intangible asset acquisitions, exchanged for equity interests. These payables to them and loans from them to the company for various operating expenses incurred in the ordinary course of business and therefore are payable in cash not related to stock exchanges.

12th Footnote: Key Employee and Contractor Stock Purchase Plan.

In May 2015, our Board of Directors adopted the Key Employee and Contractor Stock Purchase Plan (“KEY”).

In 2016, the company granted the first award of 8,000 Class A Voting Common Shares out of 30,000 reserved for future issuance by the Board in exchange for $82,000 of agreed services provided by the Contractors. The number of Shares and additional paid in capital amount for services may rise if either the proceeds of our offerings is insufficient to pay the cash portion of their compensation, or they provide additional services after the date of this award. The company expects 5 Key Employees and Contractors to split these 8,000 shares. According to the KEY, 10% of the super-voting rights multiple assigned to these Shares may be converted to redeemable shares for redemption from either our REG A offering proceeds or any other subsequent capital insertion event, or converted to REG A shares that may be transferred after our planned REG A offering, if any.

In 2017 and 2018, the company issued an additional 500 and 9,000, respectively, Class A Voting Common Shares out of the remaining 22,000 share reserve for future issuance under this Plan.

Smart Rx Systems, Inc. expects to grant and/or issue additional shares, indeterminate at this time, against the 12,500 remaining reserve amounts, for exemplary achievements and contributions of other employees and key contractors in the second half of 2018.

13th Footnote: Pharmacy License for Smart Rx Pharmacy.

In March 2016, the company created Smart Rx Pharmacy, Inc., and secured the Pharmacy license from the State of Florida. The company is awaiting a DEA final approval of that license.

14th Footnote: Acquisition of Choice Meds USA, Inc. Pharmacy.

The company acquired this Pharmacy in April of 2016, for $70,000 of Stated Value Special Non-Voting Preferred Shares, representing 70 preferred shares, plus certain interest adjustments. The company agreed to redeem at least $25,000 of the Preferred earlier in 2016, which the company redeemed for $25,000 in cash, and subsequently redeemed an additional $45,000 in cash, so no Shares are still outstanding. This Pharmacy gives the company the ability to produce revenues without sharing net profits in a joint venture.

F-13

In association with this event, Mathow and Rohatgi were granted options, from the option pool previously authorized, for contingent future exercise, not issued now, of 120,000 Original Voting Common Shares each.

15th Footnote: Stock Exchange vs. Payables; Other Stock Issuances for Cash.

The company granted 300 Original Voting Common Shares in September of 2016, to our corporate consultants and Board Advisor in accordance with our agreement with them and credited a total of $53,099 to additional paid in capital vs. our payables, which the company expensed.

Between January of 2017 and April of 2017, the company issued 248,000 Shares of our Founders’ Series A Secured Redeemable Cumulative Convertible Non-Voting Preferred, Stated Value $15 per Share; and 74,100 Class A Voting Super-Voting Preemptive Rights Convertible Common Shares, Par Value $0.0001 per Share, to 7 of our Founding Shareholders for approximately $2,470,000 in cash. The Class A Shares are Super-Voting at 10 votes per Class A share and Convertible at 10 IPO shares for each Class A share.

The company issued 215,000 Shares of our Founders’ Series A+ Secured Redeemable Cumulative Convertible Non-Voting Preferred, Stated Value $13 per Share; and 75,300 Shares of our Class A+ Super-Voting Preemptive Rights Convertible Common Shares, Par Value $0.0001 per Share, in October 2017, to 7 of our Founding Shareholders for $2,060,000 of paid in cash, and have reserved for issuance in December 2017, for 1 of our Founding Shareholders, an additional 100,000 Series A+ Non-Voting Preferred shares and 35,000 Class A+ Super-Voting Common Shares for paid in cash of $1 million. The Class A+ Shares are Super-Voting at 8 votes per Class A+ share and Convertible at 8 IPO shares for each Class A+ share.

The company issued 7,400 Original Common Shares to our corporate consultants and Board Advisor in accordance with our agreement with them and credited a total of $29,450 to additional paid in capital vs. our payables, which the company expensed.

All conversions of our Original, Class A, Class A+, Class AA, and future issuances of our Class REG A Super-Voting common shares are convertible either in the event of an IPO, a registered public offering if the company lists on a National Stock Exchange at the end of the 2nd Tranche of our REG A Offering, or at the occasion of a change of control or sale of essentially all our assets.

16th Footnote: Acquisitions and Texas

Between May and August of 2017, the company acquired 3 pharmacies and licenses in Florida and Texas.

The Dimension Pharmacy in Stafford, Texas, which is a licensed pharmacy, and has DEA and state of Texas licenses, was acquired in May 2017, for $70,000 in cash. The company are awaiting transfer of the licenses to Smart RX Pharmacy, Inc., our wholly owned pharmacy operating subsidiary.

The company purchased Vista Pharmacy through our wholly owned Smart RX Pharmacy, Inc. subsidiary in May 2017, for $300,000. The company paid $150,000 in cash and took a reduction in accounts receivable from Vista in 2017 in lieu of additional monies to be paid, offsetting the balance of the purchase price. This pharmacy has pharmaceutical compounding capabilities and licensing, representing a new service and product.

The company opened the first Texas pharmacy utilizing our Kiosks in Tyler, Texas, in August of 2017, and have acquired two additional pharmacy licenses in Texas for two additional pharmacies to be opened soon, all through our wholly owned Smart RX Pharmacy, Inc. subsidiary. The Tyler, Texas, pharmacy includes a βETA test of our Med Spa model, which the company plan to replicate in all our pharmacies should the βETA test prove successful. It is located in the offices of a 17 Internal Medicine physicians’ practice.

F-14

In November of 2017, the company initiated preparations for the planned REG A Tier II Exemption Offering to the public, by contracting professionals to create the required filings, disclosures, audits, due diligence, 3rd Party independent reports, ongoing reporting and monitoring, and appraisals. The company expects to offer, through Investment Bank Co-Managers and a syndicate of Broker Dealer and Registered Investment Advisory firms whom the company anticipate engaging in the 3rd quarter of 2018, respectively, approximately $45 million in Secured Redeemable Cumulative Convertible Non-Voting Preferred shares, and $5 million Class REG A Super-Voting Preemptive Rights Convertible shares in this Offering, subject to change and Underwriter conditions.

17th Footnote: The Company moved the warehouse and temporary offices to a new location in Casselberry, Florida, in July 2017.

The company acquired a 9,000-square foot, 2 story building in Winter Park, Florida, in August of 2017, which will be utilized as the Corporate Headquarters once renovations and improvements are completed, and will move the compounding pharmacy to the 1st Floor, and as a demonstration location for our Kiosks. The building has several stable, creditworthy professional tenants whose rents supplement our net income. The company paid $202,000 in cash and received an $872,000 interest only, 5- year term mortgage from the seller, against the purchase of this building. 100% of the interest on this mortgage is offset by the rental income from the existing tenants.

In October 2017, the company contracted with a specialized distribution company who will have exclusive distribution rights for the company’s products and services in the state of Texas, except for the company’s own efforts.

Subsequent Events Through June 2018.

In the 2nd Quarter of 2018, the company has agreements to install 3 new Kiosks in Florida and 5 in Texas. The company continues to work with the owners of large numbers of medical office buildings throughout the United States, as well as physicians’ multi-physician practices, and leading chain store retailers to further expand their contracts for installations in 2018 through 2020.

In the 1st Quarter of 2018, the company acquired 2 pharmacies in Texas, one in Richardson, Texas, and one in Richmond, Texas, where we will be installing Kiosks at each location.

In the 2nd Quarter of 2018, the company acquired a pharmacy in Leesburg, Florida, where we are installing a Kiosk.

In the 2nd Quarter of 2018, the company agreed to issue shares of a new Series AA and shares of a new Class AA for certain shareholders of Series and Class A and A+ shares who voluntarily offered to defer redemption of some of their Series A or Series A+ Non-Voting Preferred shares until our planned IPO/RPO, as a part of their holdings. These shares will be designated to the Shareholders in 2018, but will not be issued during 2018, as they will be issued just prior to the IPO/RPO when the Preferred may be redeemed and the Common converted. The Series AA shares bear a Stated and Redemption value of $12.50 per share, and the Class AA shares bear super-voting and conversion rights of 6 Listed shares upon a National Exchange Listing for each 1 share of Class AA.

In the 2nd Quarter of 2018, the Company converted to securities, both in previous years and in 2018, certain negotiated payables to consultants and advisers related to past invoices and labor, corporate affairs, pursuit costs and filings, and finalized the acceptance of those costs as additional paid in capital, and capitalized the expenditures accordingly.

F-15

Smart Rx Systems, Inc. has ample cash reserves for our upcoming operations, offering and near-term expansion, and expect our Founders to provide any extraordinary needs until our planned receipt of REG A Offering proceeds. The company expects all our Offering related expenses to be reimbursed from the proceeds of the Offering, which total proceeds could be just under $45 million if the full $50 million public Offering is sold.

Smart Rx Systems, Inc. plans to file a Form 1-SA semi-annual report as part of our REG A filings in a timely manner, which report shall contain our interim unaudited financial statements and material events related to the progress of the company through June 30, 2018, as well as any subsequent events after June 30, 2018 up through the date of the filing. We expect to complete our filings with the Commission related to our REG A Offering during the second half of 2018, commence the marketing of this Offering after the publication of our first public version of this Qualification statement, and initiate sales of the Offering shortly after Qualification by the Commission, if so qualified.

18th Footnote:

The following selected consolidated financial data for 2016 and 2015 has been restated to reflect changes to the amount of the intangible assets.

We are restating certain items and making other corrective adjustments to certain of our previously filed historical financial statements and related information. The 2016 and 2015 Consolidated Financial Statements included in this report have been restated from the Consolidated Financial Statements included in our previous Audit Report (the “Restatement”). The Restatement corrects accounting errors related to recognition of intangible assets.

All amounts referenced in this report for prior periods and prior period comparisons reflect the effects of the Restatement.

F-16

Smart Rx Systems Inc.

BALANCE SHEETS

	December 31,	December 31,	December 31,
	2016	2016	2016
	(originally reported)	(as restated)	(effect of change)
ASSETS
Current assets:
Cash and cash equivalents	$84,988	$84,988	-
Accounts receivable	9,212	9,212	-
Prepaid expenses	72,940	72,940	-
Inventories	15,659	15,659	-
Deferred tax assets	-	-	-
Vendor non-trade receivables	-	-	-
Other current assets	-	-	-
Total current assets	182,798	182,798	-

Long-term marketable securities	74,000	74,000	-
Property, plant and equipment, net	17,712	17,712	-
Goodwill	-	-	-
Intangible assets, net	35,867,614	4,254,212	(31,613,402)
Acquired intangible assets, net	-	-	-
Other assets	-	-	-
Total assets	$36,142,125	$4,528,723	$(31,613,402)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$182,646	$133,645	(49,001)
Accounts payable, related party	90,797	90,797	-
Current portion of long-term debt	15,392	15,392	-
Interest payable	26,268	26,268	-
Preferred premium payable	110,800	110,800	-
Total current liabilities	425,903	376,902	(49,001)

Long-term debt	-	-	-
Deferred compensation	3,640,589	-	(3,640,589)
Long-term debt, related party	118,127	118,127	-
Total non-current liabilities	3,758,716	118,127	(3,640,589)
Total liabilities	4,184,619	495,030	(3,689,590)

Shareholders’ equity:
Orig Voting CS Par $0.0001, Part Of 100m Auth.	614	615	-
Orig. Pref Non Voting, Par Value $0.0001, Part Of 50m auth	1,617	1,617	-
Class A Voting CS, Par Value $0.0001, Part Of 100m auth	2	2	-
Ser. A. Founders Pref. par value $0.0001, Part 50m	2	2	-
Ser. A+ Founders Non- Voting Pref, Part of 50m Auth.	-	-	-
Class A+ Voting CS, Par Value $0.0001, Part of 100m Auth.	-	-	-
Spec. Pref. Non Voting, par val $0.0001, part of 100m auth	-	211	211
Additional paid-in capital	40,686,700	5,245,489	(35,441,211)
Retained earnings	(5,476,559)	(709,214)	4,767,345
Accumulated other comprehensive income/(loss)			-
Net income	(3,254,872)	(505,028)	2,749,844
Total shareholders’ equity			-
Net assets	-	-	-
Total equity	31,957,506	4,033,693	(27,923,812)
Total liabilities and shareholders’ equity	$36,142,125	$4,528,723	$(31,613,402)

F-17

Smart Rx Systems Inc.

STATEMENTS OF OPERATIONS

	December 31,	December 31,	December 31,
	2016	2016	2016
	(as restated)	(originally reported)	(effect of change)
Financial Row
Ordinary Income/Expense
Income
Sales
Beta Sales	$43,777	$43,777	-
Prescription Sales	163,814	163,814	-
Total Beta Sales	207,591	207,591	-
Prescriptions third Party	4,167	4,167	-
Co-Pay Credit card & Cash Sales	29,937	29,937	-
Partnership Sales revenue	130,000	130,000	-
Kiosk Lease Fees Collected	15,600	15,600	-
Total Sales	387,296	387,296	-
Total Income	387,296	387,296	-
Cost Of Sales
Cost of Goods Sold			-
Beta Cost of Goods Sold	-	-	-
Cost Of Goods Sold Prescriptions	84,971	84,971	-
Total Cost of Goods Sold	84,971	84,971	-
Total Cost Of Sales	84,971	84,971	-
Gross Profit	302,324	302,324	-
Expenses			-
Meals Expense	4,867	4,867	-
Travel Expense	13,301	13,301	-
Entertainment Expense	3,601	3,601	-
Office Supplies	19,629	19,629	-
Internet/Phone	11,849	11,849	-
Consulting Expense	183,889	183,889	-
Miscellaneous Expense	3,176	3,176	-
Legal Expense	11,063	11,063	-
Bank Fees & Credit Card Fees	2,167	2,167	-
Auto Expense	28,800	28,800	-

F-18

Smart Rx Systems Inc.

STATEMENTS OF OPERATIONS

(continued)

	December 31,	December 31,	December 31,
	2016	2016	2016
	(as restated)	(originally reported)	(effect of change)
Financial Row
Preferred-Premium Expense	37,050	37,050	-
Preferred Interest Expense	20,084	20,084	-
Website Expense	315	315	-
Depreciation Expense	13,087	13,087	-
Amortization Expense	271,418	1,563,683	(1,292,265)
Marketing Expense	4,601	4,601	-
Deferred Salaries Expense	-	403,017	(403,017)
Deferred Bonus Expense	-	403,017	(403,017)
Deferred Special Earned Bonus Expense	-	520,564	(520,564)
Deferred Compensation Interest Expense	-	130,981	(130,981)
License Expense	3,708	3,708	-
Florida Travel Monthly Expense	52,800	52,800	-
Script Pro Kiosk Lease	40,279	40,279	-
Software Expense	11,200	11,200	-
Facility & Rent Expense	2,025	2,025	-
Vista Goodwill Services	68,444	68,444	-
Total Expenses	807,353	3,557,196	(2,749,844)
Total Expense	807,353	3,557,196	(2,749,844)
Net Ordinary Income	(505,028)	(3,254,872)	2,749,844
Net Income	$(505,028)	$(3,254,872)	$2,749,844

F-19

Smart Rx Systems Inc.

BALANCE SHEETS

	December 31,	December 31,	December 31,
	2015	2015	2015
	(originally reported)	(as restated)	(effect of change)
ASSETS
Current assets:
Cash and cash equivalents	$111,814	$111,814	$-
Accounts receivable	31,035	31,035	-
Prepaid expenses	1,116	1,116	-
Inventories	-	-	-
Deferred tax assets	-	-	-
Vendor non-trade receivables	-	-	-
Other current assets	-	-	-
Total current assets	143,965	143,965	-

Long-term marketable securities	-	-	-
Property, plant and equipment, net	8,637	8,637	-
Goodwill	-	-	-
Intangible assets, net	21,251,197	3,535,531	(17,715,666)
Acquired intangible assets, net	-	-	-
Other assets	-	-	-
Total assets	$21,403,799	$3,688,134	$(17,715,666)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$-	$-	-
Accounts payable, related party	79,912	79,912	-
Current portion of long-term debt	5,495	5,495	-
Interest payable	7,327	7,327	-
Preferred premium payable	73,750	73,750	-
Total current liabilities	166,484	166,484	-

Long-term debt	121,127	121,127	-
Deferred compensation	2,183,009	-	(2,183,009)
Long-term debt, related party	-	-	-
Total non-current liabilities	2,304,136	121,127	(2,183,009)
Total liabilities	2,470,621	287,612	(2,183,010)

Shareholders’ equity:
Orig Voting CS Par $0.0001, Part Of 100m Auth.	590	590	-
Orig. Pref Non Voting, Par Value $0.0001, Part Of 50m auth	1,616	1,616	-
Class A Voting CS, Par Value $0.0001, Part Of 100m auth	1	1	-
Ser. A. Founders Pref. par value $0.0001, Part 50m	2	1	-
Ser. A+ Founders Non- Voting Pref, Part of 50m Auth.	-	-	-
Class A+ Voting CS, Par Value $0.0001, Part of 100m Auth.	-	-	-
Spec. Pref. Non Voting, par val $0.0001, part of 100m auth	-	130	130
Additional paid-in capital	24,407,526	4,107,397	(20,300,129)
Retained earnings	(2,628,111)	(408,820)	2,219,291
Accumulated other comprehensive income/(loss)	-	-	-
Net income	(2,848,447)	(300,394)	2,548,053
Total shareholders’ equity			-
Net assets	-	-	-
Total equity	18,933,177	3,400,522	(15,532,655)
Total liabilities and shareholders’ equity	$21,403,799	$3,688,134	$(17,715,665)

F-20

Smart Rx Systems Inc.

STATEMENTS OF OPERATIONS

	December 31,	December 31,	December 31,
	2015	2015	2015
	(as restated)	(originally reported)	(effect of change)
Financial Row
Ordinary Income/Expense
Income
Sales
Beta Sales	$182,141	$182,141	-
Prescription Sales	-	-	-
Total Beta Sales	182,141	182,141	-
Prescriptions third Party	-	-	-
Co-Pay Credit card & Cash Sales	-	-	-
Partnership Sales revenue	-	-	-
Kiosk Lease Fees Collected	-	-	-
Total Sales	182,141	182,141	-
Total Income	182,141	182,141	-
Cost Of Sales			-
Cost of Goods Sold
Beta Cost of Goods Sold	86,907	86,907	-
Cost Of Goods Sold Prescriptions	-	-	-
Total Cost of Goods Sold	86,907	86,907	-
Total Cost Of Sales	86,907	86,907	-
Gross Profit	95,234	95,234	-
Expenses
Meals Expense	925	925	-
Travel Expense	16,325	16,325	-
Entertainment Expense	662	662	-
Office Supplies	219	219	-
Internet/Phone	1,115	1,115	-
Consulting Expense	54,850	54,850	-
Miscellaneous Expense	12,409	12,409	-
Legal Expense	220	220	-
Bank Fees & Credit Card Fees	(35)	(35)	-
Auto Expense	28,800	28,800	-

F-21

Smart Rx Systems Inc.

STATEMENTS OF OPERATIONS

(continued)

	December 31,	December 31,	December 31,
	2015	2015	2015
	(as restated)	(originally reported)	(effect of change)
Financial Row
Preferred-Premium Expense	73,750	73,750	-
Preferred Interest Expense	7,327	7,327	-
Website Expense	7,440	7,440	-
Depreciation Expense	622	622	-
Amortization Expense	188,127	1,503,682	(1,315,555)
Marketing Expense	2,872	2,872	-
Deferred Salaries Expense	-	352,640	(352,640)
Deferred Bonus Expense	-	352,640	(352,640)
Deferred Special Earned Bonus Expense	-	470,187	(470,187)
Deferred Compensation Interest Expense	-	57,031	(57,031)
License Expense	-	-	-
Florida Travel Monthly Expense	-	-	-
Script Pro Kiosk Lease	-	-	-
Software Expense	-	-	-
Facility & Rent Expense	-	-	-
Vista Goodwill Services	-	-	-
Total Expenses	395,628	2,943,681	(2,548,053)
Total Expense	395,628	2,943,681	(2,548,053)
Net Ordinary Income	(300,394)	(2,848,447)	2,548,053
Net Income	$(300,394)	$(2,848,447)	$2,548,053

F-22

Smart Rx Systems Inc.

BALANCE SHEETS (UNAUDITED)

	(Unaudited)	*(Unaudited)		**(Audited)
	June 30,	June 30,		December 31,
	2018	2017	Variance	2017
ASSETS:
Current assets:
Cash and cash equivalents	$1,770,208	$1,963,573	$(193,365)	$3,194,021
Accounts receivable	274,333	135,604	138,729	141,544
Prepaid expenses	251,471	87,668	163,803	222,203
Inventories	66,255	48,437	17,818	59,167
Total current assets	2,362,267	2,235,283	126,984	3,616,936

Long-term marketable securities
Property, plant and equipment, net	1,104,678	18,897	1,085,780	1,093,551
Goodwill	821,352	360,352	461,000	360,352
Intangible assets, net	4,749,093	4,123,651	625,442	4,918,864
Total assets	$9,037,389	$6,738,184	$2,299,206	$9,989,702

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$422,769	$447,528	(24,760)	$300,448
Accounts payable, related party	4,418	4,705	(287)	16,642
Current portion of long-term debt	-	-	-	5,773
Interest payable	199,594	64,308	135,287	146,498
Preferred premium payable	1,993,300	1,345,800	647,500	1,990,800
Total current liabilities	2,620,081	1,862,341	757,740	2,460,161

Long-term debt	872,000	-	872,000	872,000
Total non-current liabilities	872,000	-	872,000	872,000
Total liabilities	3,492,081	1,862,341	1,629,740	3,332,161

Commitments and contingencies

Shareholders’ equity:
Orig Voting CS Par $0.0001, Part Of 100m Auth.	10,615	615	10,001	615
Orig. Pref Non Voting, Par Value $0.0001, Part Of 50m Auth.	1,616	1,617	(1)	1,616
Class A Voting CS, Par Value $0.0001, Part Of 100m Auth	10	10	-	10
Ser. A. Founders Pref. par value $0.0001, Part 50m	27	27	-	27
Ser. A+ Founders Non- Voting Pref, Part of 50m Auth.	22	-	22	22
Class A+ Voting CS, Par Value $0.0001, Part of 100m Auth.	8	-	8	8
Spec. Pref. Non Voting, par val $0.0001, part of 100m auth	305	211	94	305
Ser. AA. Special Pref. par value $0.0001	0	-	0	-
Additional paid-in capital	10,809,135	7,745,407	3,063,728	10,809,135
Retained earnings	(4,154,195)	(1,214,242)	(2,939,953)	(1,214,242)
Net income	(1,122,233)	(1,657,801)	535,568	(2,939,953)
Total equity	5,545,309	4,875,843	669,466	6,657,541
Total liabilities and shareholders’ equity	$9,037,389	$6,738,184	$2,299,206	$9,989,702

*Note: Our auditors have issued opinion for FY 2017, however, we did not request stand-alone opinion for 6 months ending 6/30/2017. Therefore, we present these figures as "unaudited."

**Please refer to accompanying "Independent Auditor's Report and Footnotes" for footnotes and additional information regarding fiscal year 2017.

F-23

Smart Rx Systems Inc.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (UNAUDITED)

SMART RX SYSTEMS, INC (SRXS)	2017 CHANGES IN SHAREHOLDERS EQUTIY				*(Unaudited)
	Common	$ Par Value	Preferred	$ Par Value	Add'l Paid In	Retained	STOCKHOLDERS
	Voting	Amount	Non-Voting	Amount	Capital	Earnings	Equity
BALANCE at December 31, 2016	565,900	$617	3,700,850	$1,831	$5,245,489	$(1,214,243)	$4,033,695
NET INCOME						(1,657,801)	(1,657,801)
Common Stock Issued	74,600	$7.46					$7
Preferred Shares issued			236,600	$24	$2,505,918		$2,505,942
Preferred Shares Retired			-600	$-0	$-6,000		$-6,000
BALANCE at June 30, 2017	640,500	$624	3,936,850	$1,855	$7,745,407	$(2,872,043)	$4,875,843

SMART RX SYSTEMS, INC (SRXS)	2018 CHANGES IN SHAREHOLDERS EQUTIY				(Unaudited)
	Common	$ Par Value	Preferred	$ Par Value	Add'l Paid In	Retained	STOCKHOLDERS
	Voting	Amount	Non-Voting	Amount	Capital	Earnings	Equity
BALANCE at December 31, 2017	723,100	$632	4,397,950	$1,970	$10,809,134	$(4,154,196)	$6,657,541
NET INCOME						(1,122,233)	(1,122,233)
Common Stock Issued	350			0	0		0
Preferred Shares issued			1,000	0	10,000		10,000
BALANCE at June 30, 2018	723,450	$632.31	4,398,950	$1,970	$10,819,134	$(5,276,429)	$5,545,309

SMART RX SYSTEMS, INC (SRXS)	2017 CHANGES IN SHAREHOLDERS EQUTIY				**(Audited)
	Common	$ Par Value	Preferred	$ Par Value	Add'l Paid In	Retained	STOCKHOLDERS
	Voting	Amount	Non-Voting	Amount	Capital	Earnings	Equity
BALANCE at December 31, 2016	565,900	$617	3,700,850	$1,831	$5,245,489	$(1,214,243)	$4,033,695
NET INCOME						(2,939,953)	(2,939,953)
Common Stock Issued	157,200	$15.50			$1,180,453		$1,180,469
Preferred shares issued in lieu of salaries and bonuses			940000	$94	$939,906		$940,000
Preferred Shares issued			462,000	$46	$3,492,282		$3,492,328
Preferred Shares Retired			-4900	$-0	$-48,996		$-48,996
BALANCE at December 31, 2017	723,100	$632	5,097,950	$1,971	$10,809,134	$(4,154,196)	$6,657,541

*Note: Our auditors have issued opinion for FY 2017, however, we did not request stand-alone opinion for 6 months ending 6/30/2017. Therefore, we present these figures as "unaudited."

**Please refer to accompanying "Independent Auditor's Report and Footnotes" for footnotes and additional information regarding fiscal year 2017.

F-24

Smart Rx Systems Inc.

STATEMENTS OF OPERATIONS (UNAUDITED)

	(Unaudited)	*(Unaudited)		**(Audited)
	For Six Months Ending	For Six Months Ending	Variance	For Year Ending
	June 30,	June 30,		December 31,
	2018	2017		2017
Net sales	$584,903	$225,314	$359,589	$638,856
Cost of sales	255,127	83,755	171,373	252,236
Gross margin	329,776	141,560	188,216	386,620

Operating expenses:

Selling, general and administrative	261,501	81,171	180,330	326,438
Wages, Consulting and payroll expenses	850,504	181,193	669,311	461,683
Travel and Entertainment expenses	42,936	46,037	(3,100)	102,344
Software and Kiosk expenses	69,536	51,873	17,663	116,400

Total operating expenses	1,224,478	360,274	864,204	1,006,865

Operating income(loss)	(894,702)	(218,714)	(675,988)	(620,245)

Rental income	28,738	-	28,738	30,904
Other expenses
Preferred premium expense	2,500	1,235,000	(1,232,500)	1,880,000
Preferred interest expense	53,096	38,246	14,850	120,436
Amortization of intangible assets expense	169,771	160,011	9,760	321,649
Depreciation	30,902	5,830	25,072	28,526
Total other expenses	256,269	1,439,087	(1,182,818)	2,350,611

Net income(loss)	$(1,122,233)	$(1,657,801)	$535,568	$(2,939,952)

Basic Earnings Per Share:	$(1.55)	$(2.59)		$(4.07)

Shares used in Earnings Per Share:	723,450	640,500		723,100

*Note: Our auditors have issued opinion for FY 2017, however, we did not request stand-alone opinion for 6 months ending 6/30/2017. Therefore, we present these figures as "unaudited."

**Please refer to accompanying "Independent Auditor's Report and Footnotes" for footnotes and additional information regarding fiscal year 2017.

F-25

Smart Rx Systems Inc.

STATEMENTS OF CASH FLOWS (UNAUDITED)

	(Unaudited)	*(Unaudited)		**(Audited)
	For Six Months Ending	For Six Months Ending	Variance	For Year Ending
	June 30,	June 30,		December 31,
	2018	2017		2017
Cash and cash equivalents, beginning of the year	$3,194,021	84,988	3,109,034	84,988
Operating activities:
Net income(loss)	(1,122,233)	(1,657,801)	535,568	(2,939,953)
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	200,673	165,841	34,832	350,175

Changes in operating assets and liabilities:
Accounts receivable, net	(132,789)	(126,393)	(6,396)	(132,333)
Prepaid expenses	(29,268)	(14,728)	(14,540)	(149,263)
Inventories	(7,088)	(32,778)	25,690	(43,508)
Accounts payable	104,324	94,271	10,053	166,802
Accounts payable, related party	-	-	-	(74,156)
Current portion of long-term debt	-	-	-	(9,620)
Interest payable	53,096	38,040	15,056	120,231
Preferred premium payable	2,500	1,235,000	(1,232,500)	1,880,000
Cash generated by operating activities	(930,785)	(298,548)	(632,237)	(831,625)
Investing activities:
Acquisition of pharmacies	(461,000)	(286,352)	(174,649)	(286,352)
Payments for acquisition of property, plant and equipment	(42,029)	(7,015)	(35,014)	(1,104,364)
Payments for acquisition of intangible assets	-	(29,450)	29,450	(986,301)
Cash used in investing activities	(503,029)	(322,817)	(180,212)	(2,377,017)
Financing activities:
Orig Voting CS, Par Value $0.0001, Part of 100m Auth	-	-	-	1
Orig Pref Non-voting, Par Value $0.0001, Part of 50m Auth	-	-	-	(1)
Class A Voting CS, Par Value $0.0001, Part of 100m Auth	-	7	(7)	7
Ser. A. Founders Pref. par value $0.0001, Part of 50m	-	25	(25)	25
Ser. A+ Founders Pref Non-Voting, Par Value $0.0001, Part of 50m Auth	-	-	-	22
Class A+ Voting CS, Par Value $0.0001, Part of 100m Auth	-	-	-	8
Ser. AA. Special Pref. par value $0.0001, Part of 50m Auth	0	0	-	0
Spec. Preff Non-voting, Par value $0.0001, Part of 100m Auth	-	-	-	94
Long-term debt	-	-	-	872,000
Long-term debt, related party	-	-	-	(118,127)
Additional paid-in capital	10,000	2,499,918	(2,489,918)	5,563,645
Cash generated by/(used in) financing activities	10,000	2,499,950	(2,489,950)	6,317,675
Net increase (decrease) in cash during the year	(1,423,813)	1,878,586	(3,302,399)	3,109,033
Increase/(decrease) in cash and cash equivalents	(1,423,813)	1,878,586	(3,302,399)	3,109,033
Cash and cash equivalents, end of the year	$1,770,208	$1,963,574	(193,366)	3,194,021

*Note: Our auditors have issued opinion for FY 2017, however, we did not request stand-alone opinion for 6 months ending 6/30/2017. Therefore, we present these figures as "unaudited."

**Please refer to accompanying "Independent Auditor's Report and Footnotes" for footnotes and additional information regarding fiscal year 2017.

F-26

Smart rx Systems, inc.

footnotes to accompany interim financial statements

1st Footnote: Safe harbor on interim financial statements.

Our auditors have issued their unqualified opinion for the entirety of fiscal year 2017. We did not request a stand-alone opinion for the six months ending June 30, 2017, nor did we request an audit or review for the six months ending June 30, 2018. Therefore, we are presenting these interim figures as “Unaudited.”

2nd Footnote: MD&A analysis of interim period.

Our unaudited revenues for the six-month period ended June 30, 2018, were approximately $585,000, and our cash position for the same period was approximately $2,101,800. Our operating loss was approximately $837,220, for the same period, mainly due to an increase in payroll and related compensation of consultants, new employees for new Kiosks recently brought on line, as well as wages paid for the first time in 5 years to our CEO and CFO, and expenses related to this Offering. Therefore, our net loss for the period was approximately $1,122,000

3rd Footnote: Key Employee and Contractor Stock Purchase Plan.

In 2017 and 2018, , the company issued an additional 500 and 9,000, respectively, Class A Voting Common Shares out of the remaining 22,000 share reserve for future issuance under this Plan.

Smart Rx Systems, Inc. expects to grant and/or issue additional shares, indeterminate at this time, against the 12,500 remaining reserve amounts, for exemplary achievements and contributions of other employees and key contractors in the second half of 2018.

4th Footnote: Stock Exchange vs. Payables; Other Stock Issuances for Cash.

Between January of 2017 and April of 2017, the company issued 248,000 Shares of our Founders’ Series A Secured Redeemable Cumulative Convertible Non-Voting Preferred, Stated Value $15 per Share; and 74,100 Class A Voting Super-Voting Preemptive Rights Convertible Common Shares, Par Value $0.0001 per Share, to 7 of our Founding Shareholders for approximately $2,470,000 in cash. The Class A Shares are Super-Voting at 10 votes per Class A share and Convertible at 10 IPO shares for each Class A share.

 The company issued 215,000 Shares of our Founders’ Series A+ Secured Redeemable Cumulative Convertible Non-Voting Preferred, Stated Value $13 per Share; and 75,300 Shares of our Class A+ Super-Voting Preemptive Rights Convertible Common Shares, Par Value $0.0001 per Share, in October 2017, to 7 of our Founding Shareholders for $2,060,000 of paid in cash, and have reserved for issuance in December 2017, for 1 of our Founding Shareholders, an additional 100,000 Series A+ Non-Voting Preferred shares and 35,000 Class A+ Super-Voting Common Shares for paid in cash of $1 million. The Class A+ Shares are Super-Voting at 8 votes per Class A+ share and Convertible at 8 IPO shares for each Class A+ share.

The company issued 7,400 Original Common Shares to our corporate consultants and Board Advisor in accordance with our agreement with them and credited a total of $29,450 to additional paid in capital vs. our payables, which the company expensed.

All conversions of our Original, Class A, Class A+, Class AA, and future issuances of our Class REG A Super-Voting common shares are convertible either in the event of an IPO, a registered public offering if the company lists on a National Stock Exchange at the end of the 2nd Tranche of our REG A Offering, or at the occasion of a change of control or sale of essentially all our assets.

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5th Footnote: Acquisitions and Texas

Between May and August of 2017, the company acquired 3 pharmacies and licenses in Florida and Texas.

The Dimension Pharmacy in Stafford, Texas, which is a licensed pharmacy, and has DEA and state of Texas licenses, was acquired in May 2017, for $70,000 in cash. The company is awaiting transfer of the licenses. It will do business as “Smart Rx Pharmacy.

The company purchased Vista Pharmacy in May 2017, for $300,000. The company paid $150,000 in cash and took a reduction in accounts receivable from Vista in 2017 in lieu of additional monies to be paid, offsetting the balance of the purchase price. This pharmacy has pharmaceutical compounding capabilities and licensing, representing a new service and product.

The company opened the first two Texas pharmacies utilizing our Kiosks in Tyler, Texas, in August of 2018, and have acquired two additional pharmacy licenses in Texas for two additional pharmacies to be opened in the first quarter of 2019. All our pharmacies are independent units, but they do business as “Smart Rx Pharmacy” owned by Smart Rx Systems, Inc.

In November of 2017, the Company initiated preparations for the planned REG A Tier II Exemption Offering to the public, by contracting professionals to create the required filings, disclosures, audits, due diligence, 3rd Party independent reports, ongoing reporting and monitoring, and appraisals. The company expects to offer, through Investment Bank Co-Managers and a syndicate of Broker Dealer and Registered Investment Advisory firms whom the company anticipate engaging in the 3rd quarter of 2018, respectively, approximately $45 million in Secured Redeemable Cumulative Convertible Non-Voting Preferred shares, and $5 million Class REG A Super-Voting Preemptive Rights Convertible shares in this Offering, subject to change and Underwriter conditions.

6th Footnote: The Company moved the warehouse and temporary offices to a new location in Casselberry, Florida, in July 2017.

The company acquired a 9,000-square foot, 2 story building in Winter Park, Florida, in August of 2017, which will be utilized as the Corporate Headquarters once renovations and improvements are completed, and will move the compounding pharmacy to the 1st Floor, and as a demonstration location for our Kiosks. The building has several stable, creditworthy professional tenants whose rents supplement our net income. The company paid $202,000 in cash and received an $872,000 interest only, 5- year term mortgage from the seller, against the purchase of this building. 100% of the interest on this mortgage is offset by the rental income from the existing tenants.

In October 2017, the company contracted with a specialized distribution company who will have exclusive distribution rights for the company’s products and services in the state of Texas, except for the company’s own efforts.

Subsequent Events Through June 2018.

In the 1st Quarter of 2018, the company acquired 2 pharmacies in Texas, one in Richardson, Texas, and one in Richmond, Texas, where we will be installing Kiosks at each location.

In the 2nd Quarter of 2018, the company acquired a pharmacy in Leesburg, Florida, where we are installing a Kiosk.

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In the 2nd Quarter of 2018, the company agreed to issue shares in the near future of a new Series AA and shares of a new Class AA for certain shareholders of Series and Class A and A+ shares who voluntarily offered to defer redemption of some of their Series A or Series A+ Non-Voting Preferred shares until our planned IPO/RPO, as a part of their holdings. These shares will be designated to the Shareholders in 2018, but will not be issued during 2018, as they will NOT be issued until just prior to the IPO/RPO, which date is indeterminant at this time, when the Preferred may be redeemed and the Common converted. The Series AA shares bear a Stated and Redemption value of $12.50 per share, and the Class AA shares bear super-voting and conversion rights of 6 Listed shares upon a National Exchange Listing for each 1 share of Class AA.

In the 2nd and 4th Quarters of 2018, the Company converted to securities, both for previous years and in 2018, certain negotiated payables to consultants and advisers related to past invoices and labor, corporate affairs, pursuit costs and filings, in accordance with our agreements with them, and capitalized the expenditures accordingly to additional paid in capital vs. our payables, which the company expensed.

Smart Rx Systems, Inc. has ample cash reserves for our upcoming operations, offering and near-term expansion, and expect our Founders to provide any extraordinary needs until our planned receipt of REG A Offering proceeds. The company expects all our Offering related expenses to be reimbursed from the proceeds of the Offering, which total proceeds could be just under $44 million if the full $50 million public Offering is sold.

We have acquired two additional pharmacy licenses that we plan to install in new Texas locations in the first quarter of 2019.

We plan to open our first Med Spa in Texas in the first quarter of 2019.

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PART III

EXHIBIT INDEX

The following exhibits are filed as part of this offering circular on Form 1-A:

Exhibit Number	Description
1.1	Form of Broker-Dealers Agreement by and among Smart RX Systems, Inc. and [ ● ] dated [ ● ].*
1.2	Form of Selected Dealer Agreement*
2.1	Articles of Incorporation
2.2	Bylaws
2.3	Form of Amended and Restated By-Laws
4.1	Form of Purchase Agreement*
6.1	[ ● ]*
6.2	Officer and Director Employment Agreement by and between the Company and Sandeep Mathow dated June 15, 2018
6.3	Business Purchase Agreement by and between the Company and Jino J. Moran regarding stock sale dated June 16, 2017
6.4	Purchase of Vista Specialty Pharmacy LLC Agreement by and between the Company and Vista Specialty Pharmacy LLC dated June 28, 2017
6.5	Kiosk Manufacturing and Support Agreement by and between ScriptPro and the Company dated March 21, 2014***
6.6	Amendment of Kiosk Manufacturing and Support Agreement dated May 22, 2015***
6.7	Exclusive Distributor Agreement by and between A3 Development Group, LLC and the Company dated May 17, 2017**
6.8	Officer and Director Employment Agreement by and between the Company and Swatantra Rohatgi dated June 18, 2018
8.1	Form of Escrow Agreement*
10.1	Powers of Attorney**
11.1	Consent of Soto Accounting, LLC
11.2	Consent of [ ● ] (included in Exhibit 12.1)*
12.1	Opinion of [ ● ] as to legality of the securities being registered*
15.1	Draft Offering Statement of Smart RX Systems, Inc. confidentially filed with the SEC on January 12, 2018
15.2	Response Letter of Smart RX Systems, Inc. regarding Draft Offering Statement confidentially filed with the SEC on May 1, 2018
15.3	First Amendment to the Draft Offering Statement of Smart RX Systems, Inc. confidentially filed with the SEC on July 27, 2018

* To be filed by amendment.

** Filed previously.

*** Filed previously. Portions of the exhibits have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in Winter Park, Florida on November 20, 2018.

SMART RX SYSTEMS, INC.

By:	/s/ Sandeep Mathow
Sandeep Mathow
Chairman of the Board and CEO

This Offering Circular has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sandeep Mathow	Chairman of the Board and CEO (principal executive officer)	November 20, 2018
Sandeep Mathow

/s/ Swatantra Rohatgi	Vice Chairman of the Board, CFO and Treasurer (principal financial officer and principal accounting officer)	November 20, 2018
Swatantra Rohatgi

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